COREFUNDS, INC.
                                        Statement of Additional Information

                                              Dated November 1, 1995

                                                 TABLE OF CONTENTS

THE COMPANY.....................................................................................................B-3
ADDITIONAL INVESTMENT POLICIES..................................................................................B-4
ADDITIONAL INVESTMENT RESTRICTIONS.............................................................................B-21
TEMPORARY INVESTMENTS..........................................................................................B-25
SPECIAL CONSIDERATIONS.........................................................................................B-27
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION.................................................................B-28
NET ASSET VALUE................................................................................................B-29
DIVIDENDS......................................................................................................B-30
TOTAL RETURN...................................................................................................B-31
YIELDS.........................................................................................................B-33
ADDITIONAL INFORMATION CONCERNING TAXES........................................................................B-34
DESCRIPTION OF SHARES..........................................................................................B-37
DIRECTORS AND OFFICERS.........................................................................................B-40
PRINCIPAL HOLDERS OF SECURITIES................................................................................B-41
INVESTMENT ADVISER.............................................................................................B-51
SUB-ADVISERS...................................................................................................B-54
PORTFOLIO TRANSACTIONS.........................................................................................B-56
ADMINISTRATOR..................................................................................................B-58
DISTRIBUTOR....................................................................................................B-60
CUSTODIAN AND TRANSFER AGENT...................................................................................B-61
EXPENSES.......................................................................................................B-62
LEGAL COUNSEL..................................................................................................B-62
MISCELLANEOUS..................................................................................................B-62
APPENDIX......................................................................................................BA-64
FINANCIAL STATEMENTS...........................................................................................FS-1



         This Statement of Additional Information is meant to be read in conjunction with the applicable Prospectuses for the portfolios offered by CoreFunds, Inc. dated November 1, 1995 and is incorporated by reference in its entirety into those Prospectuses. Because this Statement of Additional Information is not itself a prospectus, no investment in shares of any portfolio should be made solely upon the information contained herein. Copies of the Prospectuses for the portfolios may be obtained by writing CoreFunds, Inc. at 680 East Swedesford Road, Wayne, Pennsylvania 19087, or by telephoning 1-800-355-CORE.



COR-F-032-03




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



                                   THE COMPANY

         CoreFunds, Inc. (the "Company") is an open-end management investment company presently offering shares in seventeen diversified and non-diversified portfolios (the "Fund" or "Funds"). Although Shares in the Elite Cash Reserve, Elite Government Reserve and Elite Treasury Reserve portfolios ("Elite Funds") are not currently being offered, the Company expects to introduce these Elite Funds in the future. The Company is authorized to offer separate series of shares of beneficial interest (the "Shares") of each Fund. Shareholders may purchase Shares through two separate series, Series A Shares and Series B Shares, which provide for variations in distribution costs, transfer agent fees, voting rights, and dividends. Except for differences between Series A and Series B Shares, each Share of each Fund represents an equal proportionate interest in that Fund. See "Description of Shares."

The Funds

         The information disclosed herein relates to all of the Funds, and all of the Series of the Funds, unless otherwise noted. Sections that are particular to a certain Fund will be so referenced, or the Funds may be grouped according to types of investment, as illustrated below.

         Equity Funds:                               Taxable Money Market Funds:

         - Growth Equity Fund                                 - Cash Reserve
         - Value Equity Fund                                  - Treasury Reserve
         - Equity Index Fund                                  - Elite Cash Reserve
         - International Growth Fund                          - Elite Government Reserve
         - Balanced Fund                                      - Elite Treasury Reserve
                                                              - Fiduciary Reserve
                                                              - Fiduciary Treasury Reserve


         Fixed Income Funds:                         Tax-Exempt Money Market Funds:

          - Intermediate Bond Fund                            - Tax-Free Reserve
          - Government Income Fund                            - Fiduciary Tax-Free Reserve
          - Intermediate Municipal Bond Fund
          - Pennsylvania Municipal Bond Fund
          - New Jersey Municipal Bond Fund
          - Global Bond Fund


Sale of Shares

         Series A Shares in the Funds are sold primarily to various types of institutional investors, which may include CoreStates Bank, N.A. and its affiliates and corresponding banks, for the investment of their own funds or funds for which they serve in a fiduciary, agency, or custodial capacity.

         Series B Shares in the Funds are offered to the general public as well as to various types of institutional investors, which may include CoreStates Bank, N.A. and its affiliates and corresponding banks, for the investment of their own funds or funds for which they serve in a fiduciary, agency, or custodial capacity. Investors may also include shareholders of other investment companies which are advised by a Fund's adviser or sub-adviser, and whose assets a Fund acquires in a tax-free reorganization, who propose to become shareholders of the Fund as a result of such reorganization.



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                         ADDITIONAL INVESTMENT POLICIES

In General

         The following policies supplement the investment objectives and policies described in the Prospectuses for the Funds set forth below.

                        - Tax-Exempt Money Market Funds -
                      - Intermediate Municipal Bond Fund -
                      - Pennsylvania Municipal Bond Fund -
                       - New Jersey Municipal Bond Fund -

Municipal Securities

         Municipal securities include debt obligations issued by or on behalf of governmental entities or public authorities to obtain funds for various purposes, including the construction of a wide range of public and privately-operated facilities; the refunding of outstanding obligations; the payment of general operating expenses; and the extension of loans to public institutions and facilities.

         There are, of course, variations in the quality of municipal securities both within a particular classification and between classifications, and the yields on municipal securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") described in the Prospectuses and the "Appendix" to this Statement of Additional Information represent their opinions as to the quality of municipal securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate and rating may have different yields, while municipal securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Fund, an issue of municipal securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. As Investment Adviser, CoreStates Investment Advisers, Inc. ("CoreStates Advisers") will consider such an event in determining whether a Fund should continue to hold the obligation.

         The payment of principal and interest on most municipal securities purchased by a Fund will depend upon the ability of the issuers to meet their obligations. An issuer's obligations to make payments on its municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its municipal securities may be materially adversely affected by litigation or other conditions. For purposes of the investment limitations described in this Statement of Additional Information and the Prospectuses, the District of Columbia, each state, each of their political subdivisions, agencies, instrumentalities and authorities and each multi-state agency of which a state is a member is considered to be an "issuer." Further, the non-governmental user of facilities financed by industrial development bonds is considered to be an "issuer." With respect to those municipal securities that are supported by a bank guarantee or other credit facility, the bank or other institution (or governmental agency) providing the guarantee or credit facility may also be considered to be an "issuer" in connection with the guarantee or facility.



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         Among other types of municipal securities, the Funds may purchase short-term general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues. In addition, these Funds may invest in other types of tax-exempt instruments such as municipal bonds, industrial development bonds and pollution control bonds, provided (for the Tax-Exempt Money Market Funds) they have remaining maturities of 397 days or less at the time of purchase.

Special Risk Factors - Pennsylvania Municipal Securities

         The following information as to certain Pennsylvania risk factors has been provided in view of the policy of concentrating in Pennsylvania Municipal Securities by the Pennsylvania Municipal Bond Fund. This information constitutes only a brief summary, does not purport to be a complete description of Pennsylvania risk factors and is principally drawn from official statements relating to securities offerings of the Commonwealth of Pennsylvania that have come to the attention of the Pennsylvania Municipal Bond Fund and were available as of the date of this Statement of Additional Information. The Fund has not independently verified any of this information but is not aware of any fact which would render such information inaccurate.

         General. Pennsylvania has historically been dependent on heavy industry although recent declines in the coal, steel and railroad industries have led to diversification of the Commonwealth's economy. Recent sources of economic growth in Pennsylvania are in the service sector, including trade, medical and health services, education and financial institutions. Agriculture continues to be an important component of the Commonwealth's economic structure, with nearly one-fourth of the Commonwealth's total land area devoted to cropland, pasture and farm woodlands.

         In 1994, the population of Pennsylvania was 12.09 million people. According to the U.S. Bureau of the Census, Pennsylvania experienced a slight increase from the 1985 estimate of $11.77 million. Pennsylvania has a high proportion of persons 65 or older. The Commonwealth is highly urbanized, with almost 85% of the 1990 census population residing in metropolitan statistical areas. The cities of Philadelphia and Pittsburgh, the Commonwealth's largest metropolitan statistical areas, together comprise approximately 50% of the Commonwealth's total population.

         Pennsylvania's average annual unemployment rate remained below the national average between 1986 and 1990. Slower economic growth caused the rate to rise to 6.9% in 1991 and 7.5% in 1992. The resumption of faster economic growth resulted in a decrease in the Commonwealth's unemployment rate to 7.1 percent in 1993. Seasonally adjusted data for March 1995, the most recent month for which data is available, shows an unemployment rate of 6.0% compared to an unemployment rate of 5.5% for the United States as a whole.

         Financial Accounting. Pennsylvania utilizes the fund method of accounting and over 150 funds have been established for the purpose of recording receipts and disbursements, of which the General Fund is the largest. Most of the operating and administrative expenses are payable from the General Fund. The Motor License Fund is a special revenue fund that receives tax and fee revenues relating to motor fuels and vehicles (except one-half cent per gallon of the liquid fuels tax which is deposited in the Liquid Fuels Tax Fund for distribution to local municipalities) and all such revenues are required to be used for highway purposes. Other special revenue funds have been established to receive specified revenues appropriated to specific departments, boards and/or commissions. Such funds include the Game, Fish, Boat, Banking Department, Milk Marketing, State Farm Products Show, State Racing and State Lottery Funds. The General Fund, all special revenue funds, the Debt Service Funds and the Capital Project Funds combine to form the Governmental Fund Types.

         Enterprise funds are maintained for departments or programs operated like private enterprises. The largest of the Enterprise funds is the State Stores Fund, which is used for the receipts and disbursements of the

Commonwealth's liquor store system. Sale and distribution of all liquor within Pennsylvania is a government enterprise.

         Financial information for the funds is maintained on a budgetary basis of accounting ("Budgetary"). Since 1984, the Commonwealth has also prepared financial statements in accordance with generally accepted accounting principles ("GAAP"). The GAAP statements have been audited jointly by the Auditor General of the Commonwealth and an independent public accounting firm. The Budgetary information is adjusted at fiscal year end to reflect appropriate accruals for financial reporting in conformity with GAAP. The Commonwealth maintains a June 30th fiscal year end.

         The Constitution of Pennsylvania provides that operating budget appropriations may not exceed the actual and estimated revenues and available surplus in the fiscal year for which funds are appropriated. Annual budgets are enacted for the General Fund and for certain special revenue funds which represent the majority of expenditures of the Commonwealth.

         Revenues and Expenditures. Pennsylvania's Governmental Fund Types receive over 57% of their revenues from taxes levied by the Commonwealth. Interest earnings, licenses and fees, lottery ticket sales, liquor store profits, miscellaneous revenues, augmentations and federal government grants supply the balance of the receipts of these funds. Revenues not required to be deposited in another fund are deposited in the General Fund. The major tax sources for the General Fund are the 6% sales and use tax (33.7% of General Fund revenues in fiscal 1994), the 2.8% personal income tax (32.0% of General Fund revenues in fiscal 1994) and the 10.99% corporate net income tax (10.2% of General Fund revenues in fiscal 1994). Tax and fee proceeds relating to motor fuels and vehicles are constitutionally dedicated to highway purposes and are deposited into the Motor License Fund. The major sources of revenue for the Motor License Fund include the liquid fuels tax, the oil company franchise tax, aviation taxes and revenues from fees levied on heavy trucks. These revenues are restricted to the repair and construction of highway bridges and aviation programs. Lottery ticket sales revenues are deposited in the State Lottery Fund and are reserved by statute for programs to benefit senior citizens.

         Pennsylvania's major expenditures include funding for education ($6.4 billion of fiscal 1994 expenditures, the projected $6.7 billion of the fiscal 1995 budget and the proposed $6.9 billion of the fiscal 1996 budget) and public health and human services ($11.7 billion of fiscal 1994 expenditures, the projected $12.8 billion of the fiscal 1995 budget and the proposed decreases of the fiscal 1996 $12.3 billion budget).

         Governmental Fund Types: Financial Condition/Results of Operations (GAAP Basis). Reduced revenue growth and increased expenses contributed to negative unreserved-undesignated fund balances of the Governmental Fund Types at the end of the 1990 and 1991 fiscal years, largely due to operating deficits in the General Fund and State Lottery Fund during those years. Actions taken during fiscal 1992 to bring the General Fund back into balance, including tax increases and expenditure restraints, resulted in a $1.1 billion reduction to the unreserved-undesignated fund deficit for combined Governmental Fund Types and a return to a positive fund balance. Financial performance continued to improve during fiscal 1994 resulting in a positive unreserved- undesignated balance for combined governmental types at June 30, 1994, as a result of a $289.2 million in the balance. These gains were produced by continued efforts to control expenditure growth. At the end of fiscal 1994, the total fund balance and other credits for the total Governmental Fund Types was $1,981.9 million, a $22 million increase from the balance at June 30, 1994. During fiscal 1994, total assets increased by $1,424.9 million to $8,521.3 million, while liabilities increased $655.6 million to $5,792.1 million.

         General Fund: Financial Condition/Results of Operations.

         Five Year Overview (GAAP Basis). The five year period from fiscal 1990 through fiscal 1994 was marked by public health and welfare costs growing at a rate double the growth rate for all the state expenditures. Rising caseloads, increased utilization of services and rising prices joined to produce the rapid rise of public health and welfare costs at a time when a national recession caused tax revenues to stagnate and even decline. During the period from fiscal 1990 through fiscal 1994, public health and welfare costs rose by an average annual rate of 9.4% while tax revenues were growing at an average annual rate of 5.8%. Consequently, spending on other budget programs was restrained to a growth rate below 4.7% and sources of revenues other than taxes became larger components of fund revenues. Among those sources are transfers from other funds and hospital and nursing home pooling of contributions to use as federal matching funds.

         Tax revenues declined in fiscal 1991 as a result of the recession in the economy. A $2.7 billion tax increase enacted for fiscal 1992 brought financial stability to the General Fund. That tax increase included several taxes with retroactive effective dates which generated some one-time revenues during fiscal 1992. The absence of those revenues in fiscal 1993 contributed to the decline in tax revenues shown for fiscal 1993. Fiscal 1994 tax revenues increased by 4.1%, but a decline in other revenues caused by the end of medical assistance pooled financing in fiscal 1993 held total revenues to a 1.8% gain. Expenditure for fiscal 1994 rose by 4.3%.

         During fiscal 1992 enactment of over $2.7 billion in General Fund tax increases and implementation of expenditure control initiatives have helped the General Fund balance return to a surplus at June 30, 1992, of $87.5 million. The actions taken to increase revenues and restrain expenditure growth were necessary to offset the effects on General Fund finances of a period of slow economic growth including a national economic recession. The recession caused tax revenues during fiscal 1991 to be below the amount received during fiscal 1990 while spending, particularly for public health and welfare programs to support needy individuals, increased by over 21%. Public health and welfare expenditures continued their rapid increase with a 23.9% increase during fiscal 1992 as caseloads and costs continued upward. Some of these increased costs were met through the use of pooled financing techniques that use private contributions and intergovernmental transfers to substitute for state funds match for federal governmental grants-in-aid. Debt service expenditures escalated as the amount of tax anticipation note borrowing increased in response to the fiscal pressures brought about by slow economic growth and the recession.

         Fiscal 1992 Financial Results (GAAP Basis). During fiscal 1992, the General Fund recorded a $1.1 billion operating surplus. This operating surplus was achieved through legislated tax rate increases and tax base broadening measures enacted in August 1991, and by controlling expenditures through numerous cost reduction measures implemented during the fiscal year. As a result of the operating surplus, the General Fund balance increased to $87.5 million at June 30, 1992.

         Fiscal 1993 Financial Results (GAAP Basis). The fund balance of the General Fund increased by $611.4 million during the fiscal year, led by an increase in the unreserved balance of $576.8 million over the prior fiscal year balance. At June 30, 1993, the fund balance totaled $698.9 million and the unreserved- undesignated balance totaled $64.4 million.

         Fiscal 1994 Budget (GAAP Basis). The fund balance of the General Fund increased by $194.0 million due largely to an increased reserve for encumbrances and an increase in other designated funds. At June 30, 1994, the fund balance totalled $892.9 million and the unreserved-undesignated balance totaled $79.1 million. A continuing recovery of the Commonwealth's financial condition from the effects of the national economic recession of 1990 and 1991 is demonstrated by this increase in the balance and a return to a positive unreserved-undesignated balance. For the third consecutive fiscal year the increase in the unreserved-undesignated balance exceeded the increase recorded in the budgetary basis unappropriated surplus during the fiscal year.

         Fiscal 1995 Budget (Budgetary Basis). The approved fiscal 1995 budget provides for $15,665.7 million appropriations from commonwealth funds, an increase of 4.0 percent over appropriations, including supplemental appropriations, for fiscal 1994. Medical assistance expenditures represent the largest single increase in the budget ($221 million) representing a nine percent increase over the prior fiscal year. The budget includes a reform of the state-funded public assistance program that added certain categories of eligibility to the program

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but also limited the availability of such assistance to other eligible persons.
Education subsidies to local school districts were increased by $132.2 million to continue the increased funding for the poorest school districts in the state.

         Several tax reductions were enacted with the fiscal 1995 budget. Estimated fiscal year revenues, net of the enacted tax cuts, were increased $296.5 million in the revised projection for fiscal 1994. The increase represents a 1.9 percentage point increase in the rate of growth anticipated for fiscal 1995 to 6.3 percent, excluding the effect of the fiscal 1995 tax reductions, and is largely due to actual and anticipated higher collections of the corporate net income tax, the sales and use tax and miscellaneous collections. For the March 1995 fiscal year-to-date official estimate used for enactment of the budget. Collections of corporation taxes are $195.8 million (7.3 percent) above the official estimate through March. The sales tax is also above estimate while the personal income tax is $30.2 million (0.9 percent) under the official estimate through March.

         After a review of the fiscal 1994 budget in January 1995, $64.9 million of additional appropriation needs were identified for the fiscal year. Of this amount, the largest are for medical assistance ($21.8 million) and general assistance cash grants ($10.3) million). The balance of the additional appropriation needs are for their public welfare programs, educational subsidiaries and office relocation costs due to a fire. The supplemental appropriations requested are proposed to be funded from appropriation lapses estimated to total $172 million for the fiscal year.

         Proposed Fiscal 1996 Budget: The proposed General Fund budget submitted by the Governor to the General Assembly on March 7, 1995, is balanced on a modified cash basis assuming the drawdowns of approximately $333.0 million of the projected $336.2 million year-end balance for fiscal 1994. Appropriations of commonwealth funds are proposed to be $16,094.9 million, a 2.3 percent increase over the estimated $15,730.6 million total current fiscal year appropriations and supplemental appropriations. The rate of increase is among the lowest rates of increase proposed over the last decade.

         A major contribution to the overall low rate of increase in appropriated commonwealth funds is the proposed 1.8 percent increase to medical assistance costs paid from this funds. In recent fiscal years such costs increased an average 14.4 percent per year. The Governor's budget proposes a number of cost reduction strategies for the medical assistance program that total $332 million and are responsible for the small costs increase in fiscal 1996.

         The revenue projections in the proposed budget are based on an expectation for economic growth in the nation to average 2.5 percent for the first half of 1995 gradually slowing to a 1.7 percent rate for 1996. The Commonwealth believes these rates of economic growth are conservative estimates based on forecasts it has reviewed. Fiscal 1996 commonwealth revenues are projected to increase 3.6 percent before deducting the estimated costs of the various tax reductions approved in July 1994. Revenues on a cash basis, that is net of those 1994 tax reductions and the proposed tax reductions for fiscal 1995, are estimated to increase by 1 percent over current estimates for the 1994 fiscal year.

         Tax changes proposed by the Governor for the fiscal 1995 budget are aimed at improving the competitiveness of the Commonwealth's corporate tax rates and are estimated to reduce commonwealth revenues for fiscal year 1995 by $214.8 million representing 1.3% of anticipated revenues. The largest part of this cost is from a proposed acceleration of the currently scheduled reduction of the corporate net income tax rate to 9.99 percent. The Governor's proposed budget is currently being reviewed in committee hearings in the General Assembly.

         Commonwealth Debt. Current constitutional provisions permit Pennsylvania to issue the following types of debt: (i) debt to suppress insurrection or rehabilitate areas affected by disaster, (ii) electorate approved debt, (iii) debt for capital projects subject to an aggregate debt limit of 1.75 times the annual average tax revenues of

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the preceding five fiscal years, (iv) tax anticipation notes payable in the fiscal year of issuance. All debt except tax anticipation notes must be amortized in substantial and regular amounts.

         General obligation debt totaled $5.076 million at June 30, 1994. Over the 10-year period ended June 30, 1994, total outstanding general obligation debt increased at an annual rate of 1.3% and for the five years ended June 30, 1994, at an annual rate of 1.5%. All outstanding general obligation bonds of the Commonwealth are rated AA- by Standard and Poor's Corporation, A1 by Moody's Investors Service, and AA- by Fitch Investors Service. The ratings reflect only the views of the rating agencies.

         Pennsylvania engages in short-term borrowing to fund expenses within a fiscal year through the sale of tax anticipation notes which must mature within the fiscal year of issuance. The principal amount issued, when added to that already outstanding, may not exceed in aggregate 20% of the revenues estimated to accrue to the appropriate fund in the fiscal year. The Commonwealth is not permitted to fund deficits between fiscal years with any form of debt. All year-end deficit balances must be funded within the succeeding fiscal year's budget. Pennsylvania issued a total of $600.0 million of tax anticipation notes for the account of the General Fund in fiscal 1995, all of which matured on June 30, 1995, and were paid from fiscal 1995 General Fund receipts.

         Pending the issuance of bonds, Pennsylvania may issue bond anticipation notes subject to the applicable statutory and constitutional limitations generally imposed on bonds. The term of such borrowings may not exceed three years. Currently, there are no bond anticipation notes outstanding.

         State-related Obligations. Certain state-created agencies have statutory authorization to incur debt for which no legislation providing for state appropriations to pay debt service thereon is required. The debt of these agencies is supported by assets of, or revenues derived from, the various projects financed and the debt of such agencies is not an obligation of Pennsylvania although some of the agencies are indirectly dependent on Commonwealth appropriations. The following agencies had debt currently outstanding as of December 31, 1994: Delaware River Joint Toll Bridge Commission ($56.3 million), Delaware River Port Authority ($233.9 million), Pennsylvania Economic Development Financing Authority ($659.9 million), Pennsylvania Energy Development Authority ($162.1 million), Pennsylvania Higher Education Assistance Agency ($1,283.8 million), Pennsylvania Higher Educational Facilities Authority ($1,965.8 million), Pennsylvania Industrial Development Authority ($357.3 million), Pennsylvania Infrastructure Investment Authority ($227.5 million), Pennsylvania Turnpike Commission ($1,252.6 million), Philadelphia Regional Port Authority ($63.9 million) and the State Public School Building Authority ($286.8 million). In addition, the Governor is statutorily required to place in the budget of the Commonwealth an amount sufficient to make up any deficiency in the capital reserve fund created for, or to avoid default on, bonds issued by the Pennsylvania Housing Finance Agency ($2,060 million of revenue bonds and $240 million of notes outstanding as of December 31, 1994), and an amount of funds sufficient to alleviate any deficiency that may arise in the debt service reserve fund for bonds issued by The Hospitals and Higher Education Facilities Authority of Philadelphia ($1.64 million of the loan principal was outstanding as of December 31, 1994.) The budget as finally adopted by the legislation may or may not include the amounts requested by the Governor.

         Litigation. Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations, including suits relating to the following matters: (a) approximately 3,500 suits are pending against the Commonwealth pursuant to the General Assembly's 1978 approval of a limited waiver of sovereign immunity which permits recovery of damages for any loss up to $250,000 per person and $1,000,000 per accident ($32.0 million appropriated from the Motor License Fund in fiscal 1994 has been decreased to $27.0 million for fiscal 1995; (b) the ACLU filed suit in April 1990 in federal court demanding additional funding for child welfare services (no available estimates of potential liability), which the Commonwealth then sought dismissal based on, among other things, the settlement in a similar Commonwealth court action that provided for more funding in fiscal 1991 as well as a commitment to pay to counties $30.0 million over 5 years (on April 12, 1993, the court dismissed all claims except for the

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constitutional claims of some of the plaintiffs and two Americans with
Disabilities Act claims). The district court has since denied the ACLU's motion for class certification. The parties have stipulated to a judgment against the plaintiffs in order for plaintiffs to appeal the denial of class certification to the Third Circuit. In December of 1994, the third Circuit reversed Judge Kelly's ruling, finding that he erred in refusing to certify the class. Consistent with the Third Circuit's ruling, the District Court recently certified the class, and the parties have resumed discovery; (c) in 1987, the Supreme Court of Pennsylvania held that the statutory scheme for county funding of the judicial system was in conflict with the Pennsylvania Constitution but stayed judgment pending enactment by the legislature of funding consistent with the opinion (the legislature has yet to consider legislation implementing the judgment); (d) several banks have filed suit against the Commonwealth contesting the constitutionality of a 1989 law imposing a bank shares tax on banking institutions. Pursuant to a Settlement Agreement dated as of April 2, 1995, the Commonwealth agreed to enter a credit in favor of Fidelity in the amount of $4,100,000 in settlement of the constitutional and non-constitutional issues including interest. Pursuant to a separate Settlement Agreement dated as of April 21, 1995, the Commonwealth settled with the intervening banks, referred to as "New Banks." As part of the settlement, the Commonwealth agreed neither to assesses nor attempt to recoup any new bank tax credits which had been granted or taken by any of the intervening banks; (e) in November 1990, the ACLU brought a class action suit on behalf of the inmates in thirteen Commonwealth correctional institutions challenging confinement conditions and including a variety of other allegations. On August 1, 1994, the parties submitted a proposed settlement agreement to the Court for its review. The Court held hearings on the proposed Settlement Agreement in December 1994. The Court approved the Settlement Agreement with a January 17, 1995 Memorandum. On February 3, 1995, the Commonwealth paid $1.3 million in attorney's fees to the plaintiffs' attorneys in accordance with the Agreement. The remaining $100,00 in attorneys' fees will be paid upon dismissal of the preliminary injunction relating to certain health issues. The parties are currently complying with monitoring provisions outlined in the Agreement. The monitoring phase will expire on January 6, 1998; (f) in 1991, a consortium of public interest law firms filed a class action suit alleging that the Commonwealth had failed to comply with the 1989 federal mandate with respect to certain services for Medicaid-eligible children under the age of 21. In July 1994, the Court denied the plaintiffs' request to proceed as a class action and dismissed five of the eighteen plaintiff organizations from the case. The parties have reached a tentative settlement agreement which they have submitted to the court for approval; (g) litigation has been filed in both state and federal court by an association of rural and small schools and several individual school districts and parents challenging the constitutionality of the Commonwealth's system for funding local school districts -- the federal case has been stayed pending resolution of the state case and the state case is in the pre-trial discovery stage. The trial has not yet been scheduled. Following a status conference among counsel, Judge Pellegrini issued an Order, dated April 6, 1995, in which certain deadlines were established for exchange of information and depositions for expert witnesses. An additional status conference is scheduled for July 10, 1995 (no available estimate of potential liability); (h) The Pennsylvania Medical Society sued the Commonwealth for payment of the full Medicare co-pay and deductible for outpatient services to medical assistance clients who are also eligible for Medicare. The Commonwealth received a favorable decision in the United Stated District Court but the Pennsylvania Medical Society appealed the decision and won a reversal in the United States Third Circuit Court. After similarly unfavorable decisions by every other appellate court that addressed the issue, the Commonwealth implemented a new payment system effective January 23, 1995. Preliminary estimated costs to the Commonwealth are approximately $50 million per year; and (i) On November 11, 1993, the Commonwealth of Pennsylvania, Department of Transportation and Envirotest/Synterra Partners ("Envirotest"), a partnership, entered into a "Contract for Centralized Emissions Inspection Facilities." Thereafter, Envirotest acquired certain land and constructed approximately 85 automobile emissions inspection facilities throughout various regions of the Commonwealth. By Act of the General Assembly in October 1994 (Act No. 1994-95), the program was suspended and the Department of Transportation was prohibited from expending funds to implement the program. On April 12, 1995, Envirotest Systems Corporation, Envirotest Partners (successor to Envirotest/Synterra Partners) and the Commonwealth of Pennsylvania entered into a Standstill Agreement pursuant to which the parties will proceed to discuss the resolution of claims which Envirotest might have against the Commonwealth arising from the suspension of the emissions testing program. The Office of General Counsel believes it is premature at this time to estimate the nature and size of Envirotest's potential claim in this matter.

         Philadelphia. (For the fiscal year ending June 30, 1991, Philadelphia experienced a cumulative General Fund balance deficit of $153.5 million. The audit findings for the fiscal year ending June 30, 1992 place the cumulative General Fund balance deficit at $224.9 million.)

         Legislation providing for the establishment of the Pennsylvania Intergovernmental Cooperation Authority ("PICA") to assist Philadelphia in remedying fiscal emergencies was enacted by the General Assembly and approved by the Governor in June 1991. PICA is designed to provide assistance through the issuance of funding debt and to make factual findings and recommendations to the assisted city concerning its budgetary and fiscal affairs. An intergovernmental cooperation agreement between Philadelphia and PICA was approved by City Council on January 3, 1992, and approved by the PICA Board and signed by the Mayor on January 8, 1992. At this time, Philadelphia is operating under a five year fiscal plan approved by PICA on May 2, 1994. The latest five year plan was presented to PICA by the Mayor on March 15, 1995 and PICA is scheduled to act on it at the authority's April 17, 1995 meeting.

         To date, PICA has issued $1,418,680,000 of its Special Tax Revenue Bonds. This financial assistance has included the refunding of certain city general obligation bonds, funding of capital projects and the liquidation of the Cumulative General Fund balance deficit as of June 30, 1992, of $224.9 million. The audited General Fund balance of the city as of June 30, 1994, showed a surplus of approximately $15.4 million, up from approximately $3 million as of June 30, 1993.

         No further bonds are to be issued by PICA for the purpose of financing a capital project or deficit as the authority for such bond sales expired December 31, 1994. PICA's authority to issue debt for the purpose of financing a cash flow deficit expires on December 31, 1996.

Special Risk Factors - New Jersey Municipal Securities

         The following summary is based upon the most recent information available as of the date of this Statement of Additional Information.

         New Jersey Municipal Securities and Special Considerations Relating Thereto. The concentration of investments in New Jersey Municipal Securities by the New Jersey Municipal Bond Fund raises special investment considerations. In particular, changes in the economic condition and governmental policies of the State of New Jersey or its municipalities could adversely affect the value of this Fund and the securities held by it.

         The following information is based on official statements relating to securities offerings of the State of New Jersey (the "State") and various local agencies that have come to the Fund's attention and available as of the date of this Statement of Additional Information. The New Jersey Municipal Bond Fund has not independently verified any of the information contained in the official statement but is not aware of any fact which would render such information inaccurate.

         General. New Jersey is located at the center of the Middle Atlantic region which extends from Boston to Washington, and which includes almost one-fourth of the country's population. The extensive facilities of the Port Authority of New York and New Jersey, the Delaware River Port Authority and the South Jersey Port Corporation across the Delaware River from Philadelphia augment the air, land and water transportation complex which has influenced much of the State's economy. This central location in the northeastern corridor, the transportation and port facilities and proximity to New York City make the State an attractive location for corporate headquarters and international business offices. A number of Fortune Magazine's top 500 companies maintain headquarters or major facilities in New Jersey, and many foreign-owned firms have located facilities in the State.

         The State's economic base is diversified, consisting of a variety of manufacturing, construction and service industries, supplemented by rural areas with selective commercial agriculture. New Jersey's principal manufacturing industries produce chemicals and pharmaceuticals, electrical equipment and instruments, printing, machinery and food products. In addition, the State introduced legalized casino gambling into Atlantic City in the 1970's which has fostered employment and tourism in Atlantic City.

         New Jersey is the ninth largest state in population and the fifth smallest in land area. It is the most densely populated state in the United States with an average of 1,062 persons per square mile. New Jersey's population grew rapidly in the years following World War II, before slowing to an annual rate of .27% in the 1970's. Between 1980 and 1990, the annual growth rate was
 .49% and between 1990 and 1994 accelerated to .52%. While this rate of growth is less than that for the United States, it compares favorably with other Middle Atlantic States.

         After enjoying an extraordinary boom during the mid-1980's, New Jersey, as well as the rest of the Northeast, slipped into a slowdown well before the onset of the national recession, which began in July 1990. By the beginning of the national recession, construction activity had already been declining in New Jersey for nearly two years. The onset of recession caused an acceleration of New Jersey's job losses in construction and manufacturing, as well as an employment downturn in such previously growing sectors as wholesale trade, retail trade, finance, utilities and trucking and warehousing.

         Reflecting the downturn, the rate of unemployment in the State rose from a peacetime low of 3.6% during the first quarter of 1989 to a recessionary peak of 8.4% during 1992. The unemployment rate fell to 6.9% during the first quarter of 1995.

         Financial Accounting. The State utilizes the fund method of accounting. Accordingly, the State prepares separate statements for the General Fund, Special Revenue Funds, Debt Service Funds, Capital Project Funds, Trust and Agency Funds, Enterprise Funds, University Funds, General Fixed Asset Account Group and General Long-Term Debt Account Group.

         The General Fund is the fund into which all State revenues not otherwise restricted by statute are deposited and from which appropriations are made. The largest part of the total financial operations of the State is accounted for in the General Fund. Revenues received from taxes and unrestricted by statute, most federal revenue and certain miscellaneous revenue items are recorded in the General Fund.

         Special Revenue Funds are used to account for resources legally restricted to expenditure for specified purposes. Special Revenue Funds include the Casino Control Fund, the Casino Revenue Fund, the Gubernatorial Elections Fund and the Property Tax Relief Fund. Other Special Revenue Funds have been created which are either reported ultimately in the General Fund or are created to hold revenues derived from private sources.

         Debt Service Funds are used to account for the accumulation of resources for, and the payment of, principal and redemption premium, if any, of, and interest on, general obligation bonds. Capital Project Funds are used to account for financial resources to be used for the acquisition or construction of major State capital facilities. Trust and Agency Funds are used to account for assets held in a trust capacity or as an agent for individuals, private organizations, other governments and/or other funds. The General Fixed Asset Account Group accounts for the State's fixed assets acquired or constructed for general governmental purposes. The General Long-Term Debt Account Group accounts for the unmatured general long-term liabilities of the State.

         Enterprise Funds account for operations where the intent of the State is that the cost of providing goods or services to the general public on a continuing basis be financed or recovered primarily through user charges, or where periodic measurement of the results of operations is appropriate for capital maintenance, public policy, management control or accountability. The College and University Funds account for the operations of Rutgers, the State University, the University of Medicine and Dentistry of New Jersey, the New Jersey Institute of Technology, and the nine State colleges including their foundations and associations, in accordance with existing authoritative accounting and reporting principles applicable to universities and hospitals.

         The State operates on a fiscal year beginning July 1 and ending June
30. The State Constitution provides that all monies for the support of State government and all other State purposes, as far as can be ascertained or reasonably foreseen, must be provided for in one general appropriation law covering one and the same fiscal year. No general appropriations law or other law appropriating money for any State purpose shall be enacted if the amount of money appropriated therein, together with all other prior appropriations made for the same fiscal year, exceeds the total amount of revenue on hand and anticipated to be available for such fiscal year, as certified by the Governor.

         Should revenues be less than the amount anticipated in the budget for a fiscal year, the Governor may, pursuant to statutory authority, prevent any expenditure under any appropriation. There are additional means by which the Governor may ensure that the State is operated efficiently and does not incur a deficit. No supplemental appropriation may be enacted after adoption of an appropriations act except where there are sufficient revenues on hand or anticipated, as certified by the Governor, to meet such appropriation. In the past when actual revenues have been less than the amount anticipated in the budget, the Governor has exercised plenary powers leading to, among other actions, implementation of a hiring freeze for all State departments and the discontinuation of programs for which appropriations were budgeted but not yet spent.

         Financial Results and Projections.

                  Revenues. Estimated receipts from State taxes and revenues are forecasts based on the best information available at the time of such forecasts. The principal taxes in New Jersey are the Sales and Use Tax, the Gross Income Tax, and the Corporation Business Tax. The fiscal year 1996 Appropriation Act forecasts Sales and Use Tax collections of $4,356 million, a 5.5% increase over receipts estimated for fiscal year 1995; Gross Income Tax collections of $4,580 million, a 9.0% increase over receipts estimated in the revised estimates for fiscal year 1995; and Corporation Business Tax collections of $1,145 million, a 8.6% increase over receipts estimated in the revised estimates for fiscal year 1995. Changes in economic activity in the State and the nation, consumption of durable goods, corporate financial performance and other factors that are difficult to predict may result in actual collections being more or less than forecasted.

                  Appropriations. The State appropriated approximately $14,737 million for fiscal year 1993 and $15,492 million for fiscal year 1994. Estimated appropriations for fiscal years 1995 and 1996 total $15,528 million and $15,995 million, respectively. Of the estimated $15,995 million appropriated in fiscal year 1995 from the General Fund, the Property Tax Relief Fund, the Casino Control Fund, the Casino Revenue Fund, and the Gubernatorial Elections Fund, $6,423.5 million (40.2%) is appropriated for State aid to local governments, $3,708 million (23.2%) is appropriated for grants-in-aid (payments to individuals or public or private agencies for benefits to which a recipient is entitled to by law, or for the provision of services on behalf of the State), $5,179.6 million (32.4%) for direct State services, $466.3 million (2.9%) for debt service on State general obligation bonds and $443.9 million (2.9%) for capital construction.

                  Fund Balances. The undesignated Fund balances are available for appropriations in succeeding fiscal years. There have been positive Fund balances in the General Fund at the end of each year since the State Constitution was adopted in 1947. Total ending Fund balances for fiscal years 1992, 1993 and 1994 were $836.2 million, $1,149.6 million and $1,264.6 million, respectively. General Fund balances accounted for $1.4 million, and $760.8 million and $937.4 million of the total ending Fund balances in fiscal years 1992, 1993 and 1994, respectively. Total ending Fund balances are estimated to be $965.7 million for the fiscal year 1995, of which the General Fund balance is expected to account for $926.0 million. The estimates for fiscal year 1995 are preliminary and are subject to change upon completion of the State's year end audit. The estimates for Total and General Fund balances for the fiscal year ended 1995 are $549.3 million and $563 million, respectively. The estimates for fiscal 1996 reflect amounts contained in the Fiscal Year 1996 Appropriations Act and Supplemental Appropriations enacted through September 1, 1993. It should be noted that an adverse determination in certain litigation in which the State is a party would have a significant impact on fiscal 1995 and subsequent fiscal year fund balances (see "Litigation" section).

         Indebtedness of the State.

                  General Obligation Bonds. The primary method for State financing of capital projects is through the sale of the general obligation bonds of the State. These bonds are backed by the full faith and credit of the State. State tax revenues and certain other fees are pledged to meet the principal payments, interest payments and if provided, redemption premium payments, if any, required to fully pay the bonds. As of June 30, 1994, the outstanding general obligation bonded indebtedness of the State was approximately $3.65 billion. For fiscal 1996, $466.3 million has been appropriated for the debt service obligation on outstanding indebtedness.

                  Tax and Revenue Anticipation Notes. In fiscal year 1992 the State initiated a program under which it issued tax and revenue anticipation notes to aid in providing effective cash flow management to fund imbalances which occur in the collection and disbursement of the General Fund and Property Tax Relief Fund revenues. There are presently no tax and revenue anticipation notes outstanding. Such tax and revenue anticipation notes do not constitute a general obligation of the State or a debt or liability within the meaning of the State Constitution. These notes constitute special obligations of the State payable solely from moneys on deposit in the General Fund and Property Tax Relief Fund and legally available for such payment.

         State Related Obligations.

                  Lease Financing. The State has entered into a number of leases relating to the financing of certain real property and equipment. Lease financing obligations outstanding as of December 31, 1992 totalled $804.8 million.

                  State Supported School and County College Bonds. Legislation provides for future appropriations for State aid to local school districts equal to debt service on a maximum principal amount of $280.0 million of bonds issued by such local school districts for construction and renovation of school facilities and for State aid to counties equal to debt service on up to $80.0 million of bonds issued by counties for construction of county college facilities. The State Legislature is not legally bound to make such future appropriations, but has done so to date on all outstanding obligations issued under these laws. As of December 31, 1993, the maximum amount of $280.0 million of school district bonds has been approved for State support. Bonds or notes in the amount of $274.1 million have been issued by local school districts, of which $211.2 million have been retired and $62.8 million are still outstanding. As of June 30, 1993, $81.9 million of county college bonds or notes have been authorized or issued, of which $42.0 million have been retired.

                  Moral Obligation Financing. The authorizing legislation for certain State entities provides for specific budgetary procedures with respect to certain obligations issued by such entities. Pursuant to such legislation, a designated official is required to certify any deficiency in a debt service reserve fund maintained to meet payments of principal of and interest on the obligations, and a State appropriation in the amount of the deficiency is to be made. However, the State Legislature is not legally bound to make such an appropriation. Bonds issued pursuant to authorizing legislation of this type are sometimes referred to as "moral obligation" bonds. There is no statutory limitation on the amount of moral obligation bonds which may be issued by eligible

State entities. The State provides the South Jersey Port Corporation with funds to cover all debt service and property tax requirements to the extent earned revenues are anticipated to be insufficient to cover these obligations. All other entities with moral obligation bonds are expected to generate revenues sufficient to cover debt service requirements thereon. As of June 30, 1994, outstanding moral obligation indebtedness totalled $737.9 million, with an approximate maximum annual debt service requirement of $68.2 million.

                  New Jersey Transportation Trust Fund Authority. In July 1984, the State created the New Jersey Transportation Trust Authority (the "Authority"), an instrumentality of the State organized and existing under the New Jersey Transportation Trust Fund Authority Act of 1984, as amended (the "Act") for the purpose of funding a portion of the State's share of the cost of improvements to the State's transportation system. Pursuant to the Act, the Authority, the State Treasurer and the Commissioner of Transportation executed a contract (the "Contract") which provides for the payment of these revenues to the Authority. The payment of all such amounts is subject to and dependent upon appropriations being made by the State Legislature and there is no requirement that the Legislature make such appropriations.

                  Pursuant to the Act, the aggregate principal amount of the Authority's bonds, notes or other obligations outstanding at any one time may not exceed $1.7 billion. This amount is reduced by certain payments to the Authority by the State in excess of the contract amount. Since January 1985, the Authority has issued $1.223 billion in bonds. Of these, $1,222.3 million were outstanding on June 30, 1994. These bonds are special obligations of the Authority payable from the payments made by the State pursuant to the Contract.

                  Economic Recovery Fund Bonds. Legislation enacted during 1992 by the State authorizes the New Jersey Economic Development Authority ("NJEDA") to issue bonds for various economic development purposes. Pursuant to that legislation, NJEDA and the State Treasurer have entered into an agreement (the "ERF Contract") through which NJEDA has agreed to undertake the financing of certain projects and the State Treasurer has agreed to credit to the Economic Recovery Fund from the General Fund amounts equivalent to payments due to the State under an agreement with the Port Authority of New York and New Jersey. The payment of all amounts under the ERF Contract is subject to and dependent upon appropriations being made by the State Legislature. On June 1, 1994, NJEDA issued $705.3 million in Economic Recovery Fund Bonds.

                  Miscellaneous. Other State related obligations include bonds of the New Jersey Sports and Exposition Authority and lease purchase agreements of the New Jersey Commission on Science and Technology. Amounts outstanding as of June 30, 1994 totalled $615.1 million and $1.3 million, respectively, for these two organizations.

         State Employees. The State, as a public employer, is covered by the New Jersey Public Employer-Employee Relations Act, as amended, which guarantees public employees the right to negotiate collectively through employee organizations certified or recognized as the exclusive collective negotiations representatives for units of public employees found to be appropriate for collective negotiations purposes. Approximately 64,500 employees are paid through the State payroll system. Of the 64,500 employees, 56,800 are represented by certified or recognized exclusive majority representatives and are organized into various negotiation units. The State is conducting negotiations for successor agreement with various negotiation units affecting approximately 54,400 employees. The current agreement expired on June 30, 1994. Three units of State Police employees, representing approximately 2,400 Troopers, Sergeants and Lieutenants are in the second year of a three-year contract which expires on June 30, 1996. Their agreements call for a 4% wage increase effective June 24, 1995. The fiscal year 1996 budget is expected to reduce the workforce through attrition, voluntary furlough and layoff of state employees during the fiscal year.

         Counties and Municipalities. The Local Budget Law imposes specific budgetary procedures upon counties and municipalities ("local units"). Every local unit must adopt an operating budget which is balanced on a cash basis, and items of revenue and appropriation must be examined by the Director of the Division (the

"Director"). This process insures that every municipality and county annually adopts a budget balanced on a cash basis, within limitations on appropriations or tax levies, respectively, and making adequate provision for principal of and interest on indebtedness falling due in the fiscal year, deferred charges and other statutory expenditure requirements. In addition to the exercise of regulatory and oversight functions, the Director offers expert technical assistance to local units in all aspects of financial administration, including revenue collection and cash management procedures, contracting procedures, debt management and administrative analysis.

         State law also regulates the issuance of debt by local units. The Local Budget Law limits the amount of tax anticipation notes that may be issued by local units and requires the repayment of such notes within 120 days of the end of the fiscal year (six months in the case of the counties) in which they were issued. The Local Bond Law governs the issuance of bonds and notes by the local units. No local unit is permitted to issue bonds for the payment of current expenses (other than Fiscal Year Adjustment bonds). Local units may not issue bonds to pay outstanding bonds, except for refunding purposes, and then only with the approval of the Local Finance Board. Local units may issue bond anticipation notes for temporary periods not exceeding in the aggregate approximately ten years from the date of first issue. The debt that any local unit may authorize is limited to a percentage of its equalized valuation basis, which is the average of the equalized value of all taxable real property and improvements within the geographic boundaries of the local unit, as annually determined by the Director of the Division of Taxation, for each of the three most recent years.

         State law authorizes State officials to supervise fiscal administration in any municipality which is in default on its obligations or upon the occurrence of certain other events. State officials are authorized to continue such supervision for as long as any of the conditions exist and until the municipality operates for a fiscal year without incurring a cash deficit.

         School Districts. New Jersey's school districts operate under the same comprehensive review and regulation as do its counties and municipalities. Certain exceptions and differences are provided, but the State supervision of school finance closely parallels that of local governments.

         Litigation. Certain litigation is pending or threatened in which the State has the potential for either a significant loss of revenue or a significant unanticipated expenditure, including suits relating to the following matters:

         (a) Several cases are pending in the State courts challenging the methods by which the State Department of Human Services shares with county governments the maintenance recoveries and costs for residents in State psychiatric hospitals and residential facilities for the developmentally disabled.

         (b) Suits have been initiated by various counties in the State seeking the return of moneys paid by the counties since 1980 for the maintenance of Medicaid or Medicare eligible residents of institutions for the developmentally disabled. In March 1994, the State Superior Court ruled that the counties were entitled to credits for payments made since 1989. In February 1995 all but one county had resolved its cost-sharing disputes with the State. One county has filed for administrative review to contest the State's calculation of the credits.

         (c) A class action on behalf of all New Jersey long-term care facilities avers that the State has implemented unreasonably low Medicaid payment rates. A final decision in favor of the plaintiffs could require the State to make substantial expenditures. A plaintiffs' motion for a preliminary injunction was denied on May 25, 1995, and that denial is being appealed to the Third Circuit.

         (d) Litigation is pending challenging various portions of the State's Fair Automobile Insurance Reform Act of 1990, which substantially altered the State's statutory scheme governing private passenger automobile insurance.

         (e) At any given time, there are various numbers of claims and cases pending against the State, its agencies and employees seeking recovery of damages paid out of a fund created pursuant to the State's Tort Claims Act. The State is unable to estimate its exposure for these claims and cases. An independent study estimated an aggregate potential exposure of $50 million for tort claims pending as of January 1, 1982. It is estimated that were a similar study made of claims currently pending, the amount of such estimated exposure would be somewhat higher.

         (f) At any given time, there are various claims of contract and other claims against the State, and State agencies including environmental claims arising from the alleged disposal of hazardous waste. The State is unable to estimate its exposure for these claims.

         (g) At any given time, there are various numbers of claims and cases pending against the University of Medicine and Dentistry ("University") and its employees seeking recovery of damages that are paid out of the Self Insurance Reserve Fund created pursuant to the State's Tort Claims Act. An independent study estimated an aggregate potential exposure of $66.5 million for claims pending as of December 31, 1994. In addition, various other claims are pending against the University seeking damages or other relief which, if granted, would require the expenditure of funds (amount not estimated).

         (h) Various hospitals have challenged the Commissioner's calculation of the hospital assessment required by the Health Care Cost Reduction Act of 1991. The court denied a request by 11 hospitals for injunctive relief to prevent the assessment after fiscal year 1994. The assessment is intended to produce approximately $3 million per month from all State hospitals. On January 17, 1995, the Appellate Division rejected the hospitals' argument. The Supreme Court denied the hospitals' petition for certification on April 26, 1995. In a separate case, the Appellate Division rejected a group of 67 hospital's request for a refund based on a prior opinion because the appeal had been filed in an untimely manner.

         (i) An individual plaintiff has filed a suit against two members of the New Jersey Bureau of Securities alleging various causes of action for defamation, injury to reputation, abuse of process and improper disclosure of private facts. The State was granted a Motion for Summary Judgment on January 11, 1995. Plaintiff has filed a notice of appeal. The State is unable to estimate its exposure for this claim and intends to defend the suit vigorously.

         (j) Fourteen counties have filed suits against various State agencies and employees, seeking a portion of $412 million in federal funding the State received for disproportionate share hospital payments made to county psychiatric facilities. The State contends that it does not have to share the federal funding because it already paid the counties their portion of disproportionate share hospital payments. The State has requested oral argument.

         (k) In October 1993, a suit was filed against the Governor and various State Commissioners alleging violations of numerous laws allegedly resulting from the existence of chromium contamination in the State-owned Liberty Park in Jersey City. No immediate relief was sought, but injunctive and monetary relief was asked for. The complaints were amended and the plaintiffs filed another suit seeking cessation of all construction and penalties against the transporter of soil to the park. The cases have been consolidated and referred to mediation.

         (l) Various labor unions filed suit on October 17, 1994, challenging State legislation dealing with the funding of several public employee pension funds. The suit alleges, among other things, that certain provisions of the legislation violate the contract, due process and taking clauses of the United States and New Jersey Constitutions, and that the changes constitute a breach of the States fiduciary duty to two of the pension systems. Plaintiffs seek to permanently enjoin the State from administering the changes.

         An adverse determination in this matter would have a significant impact on the State's fiscal 1996 budget. The State has filed motions to dismiss and for summary judgment. The State intends to vigorously defend this action.

         (m) A case has been filed in federal district court seeking injunctive relief and damages in excess of $19 million from the State's Department of Environmental Protection and several of its officers based on alleged violations of the Commerce Clause and Contracts
         Clause of the U.S. Constitution. The State intends to vigorously defend this action.

         (n) A complaint was filed in Tax Court on May 23, 1994 against the State and certain of its officials challenging the constitutionality of waste licensure renewal fees collected by the Department of Environmental Protection. The State is unable to estimate its exposure for this claim and intends to defend this suit vigorously.

Additional Information on Investment Practices

         1. Variable Rate Demand Obligations. Variable rate demand obligations held by the Tax-Exempt Money Market, Intermediate Municipal Bond, Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds may have maturities of more than 397 days, provided (i) the Funds are entitled to the payment of principal and accrued interest at specified intervals not exceeding 397 days and upon not more than 30 days' notice, or (ii) the rate of interest on such obligations is adjusted automatically at periodic intervals, which normally will not exceed 31 days but may extend up to 397 days. This 397 day limit does not apply to the Intermediate Municipal Bond Fund.

         2. When-Issued Securities. As stated in the Prospectuses relating to these Funds, these Funds, as well as Global Bond Fund, may purchase municipal securities on a "when-issued" basis (i.e., for delivery beyond the normal settlement date at a stated price and yield). When a Fund agrees to purchase when-issued securities, the Company's Custodian will set aside cash or high quality liquid portfolio securities equal to the amount of the commitment in a separate account. The Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. Therefore, it may be expected that the Fund's net assets will fluctuate to a greater degree when they set aside portfolio securities to cover such purchase commitments than when they set aside cash. In addition, because a Fund will set aside cash or liquid assets to satisfy its purchase commitments in the manner described, the Fund's liquidity and ability to manage its investment portfolios might be affected in the event its commitments to purchase when-issued securities ever exceeded 25% of the value of its total assets. CoreStates Advisers intends, however, to take reasonable precautions in connection with the Tax-Free Money Market Funds' investment practices with respect to when-issued securities to avoid any adverse effect on a Fund's policy of maintaining a net asset value per Share at $1.00.

         When acquiring when-issued securities for a Fund, CoreStates Advisers will assess such factors as the stability or instability of prevailing interest rates, the amount and period of a Fund's commitment with respect to the when-issued securities being acquired, the interest rate to be paid on those securities, and the length of a Fund's average weighted portfolio maturity at the time.

         When a Fund engages in when-issued transactions, it relies upon the seller to consummate the trade. Failure of the seller to do so may result in a Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

                            -Government Income Fund-
                          - Elite Government Reserve -

GNMAs

         Government Income Fund and Elite Government Reserve may invest in securities issued by the Government National Mortgage Association ("GNMA"), a wholly-owned U.S. Government corporation which guarantees the timely payment of principal and interest. Obligations of GNMA are backed by the full faith and credit of the U.S. Government. The market value and interest yield of GNMA securities can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of federally insured mortgage loans. GNMA certificates consist of underlying mortgages with a maximum maturity of 30 years. However, due to scheduled and unscheduled principal payments, GNMA certificates have a shorter average maturity and, therefore, less principal volatility than a comparable 30-year bond. Since prepayment rates vary widely, it is not possible to accurately predict the average maturity of a particular GNMA pool. The scheduled monthly interest and principal payments relating to mortgages in the pool will be "passed through" to investors. GNMA securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest. In addition, there may be unscheduled principal payments representing prepayments on the underlying mortgages. Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.


                      - Intermediate Municipal Bond Fund -
                           - Intermediate Bond Fund -
                              - Global Bond Fund -
                      - Pennsylvania Municipal Bond Fund -
                       - New Jersey Municipal Bond Fund -
                              - Tax-Free Reserve -

Puts

         Intermediate Municipal Bond Fund, Intermediate Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund and Tax-Free Reserve reserve the right to engage in put transactions. CoreStates Advisers has the authority to purchase securities at a price which would result in a yield to maturity lower than that generally offered by the seller at the time of purchase when a Fund can simultaneously acquire the right to sell the securities back to the seller, the issuer, or a third party (the "writer") at an agreed-upon price at any time during a stated period or on a certain date. Such a right is generally denoted as a "standby commitment" or a "put." The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity and to permit each Fund to meet redemptions and remain as fully invested as possible. The right to put the securities depends on the writer's ability to pay for the securities at the time the put is exercised. Each Fund would limit its put transactions to institutions which its adviser believes present minimal credit risks, and the adviser would use its best efforts to initially determine and continue to monitor the financial strength of the sellers of the options by evaluating their financial statements and such other information as is available in the marketplace. It may, however, be difficult to monitor the financial strength of the writers because adequate current financial information may not be available. In the event that any writer is unable to honor a put for financial reasons, each Fund would be general creditor (i.e. on a parity with all other unsecured creditors) of the writer. Furthermore, particular provisions of the contract between the Fund and the writer may excuse the writer from repurchasing the securities; for example, a change in the published rating of the underlying securities or any similar event that has an adverse effect on the issuer's credit or a provision in the contract that the put will not be exercised except in certain special cases, for example, to maintain portfolio liquidity. The Fund could, however, at any time, sell the underlying portfolio security in the open market or wait until the portfolio security matures, at which time it should realize the full par value of the security.

         The securities purchased subject to a put may be sold to third persons at any time, even though the put is outstanding, but the put itself, unless it is an integral part of the security as originally issued, may not be marketable or otherwise assignable. Therefore, the put would have value only to the Fund. Sale of the securities to third parties or a lapse of time with the put unexercised may terminate the right to put the securities. Prior to the expiration of any put option, the Fund could seek to negotiate terms for the extension of such option. If such a renewal cannot be negotiated on terms satisfactory to the Fund, the Fund could, of course, sell the security. The maturity of the underlying security will generally be different from that of the put. There will not be a limit to the percentage of portfolio securities that the Funds may purchase subject to a put, but the amount paid directly or indirectly for premiums on all puts outstanding will not exceed 2% of the value of the total assets of such Fund calculated immediately after any such put is acquired. For the purpose of determining the "maturity" of securities purchased subject to an option to put, and for purposes of determining the dollar-weighted average maturity of a Fund including such securities, the Company will consider the "maturity" to be the first date on which it has the right to demand payment from the writer of the put although the final maturity of the security is later than such date.

                             - Growth Equity Fund -

Convertible Securities

         Some securities purchased by Growth Equity Fund (usually bonds, debentures or preferred stock) may have a conversion or exchange feature. This allows the holder to exchange the security for another class of security (usually common stock) according to the specific terms and conditions of the issue. The interest or dividend rate may be lower than the market rate on a comparable non-convertible security, but the market value of the convertible security will rise if the common stock price rises sufficiently. The value of a security is also affected by prevailing interest rates, the credit quality of the issuer, and any put or call provisions. "Conversion parity" is the price at which common stock has the same value as bonds that are convertible into that stock. The holder of a convertible bond will usually not exercise the exchange privilege until the market price of the common stock reaches conversion parity.

                          - International Growth Fund -
                              - Global Bond Fund -

Futures and Options

         As stated in the Prospectuses relating to these Funds, International Growth Fund and Global Bond Fund may purchase futures contracts and purchase or sell options for, among other things, the purposes of remaining fully invested, and reducing transaction costs and currency fluctuations. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instruments are traded on national futures exchanges.

         Although futures contracts by their terms call for actual delivery or acceptance of the underlying securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position ("buying" a contract which has previously been "sold," "selling" a contract previously purchased) in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold.

         Futures traders are required to make a good faith margin deposit in cash or government securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimal initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums.

         After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of an additional "variation" margin will be required. Conversely, change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. International Growth Fund and Global Bond Fund expect to earn interest income on its margin deposits.

         Traders in futures contracts may be broadly classified as either "hedgers" or "speculators." Hedgers use the futures markets primarily to offset unfavorable changes in the value of securities otherwise held for investment purposes or expected to be acquired by them. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and use futures contracts with the expectation of realizing profits from fluctuations in the market value of the underlying securities.

         Regulations of the Commodity Futures Trading Commission ("CFTC") applicable to International Growth Fund and Global Bond Fund permit the use of future transactions for bona fide hedging purposes without regard to the percentage of assets committed to futures margin and options premiums. In addition, CFTC regulations also allow funds to employ futures transactions for other non-hedging purposes to the extent that aggregate initial futures margins and options premiums do not exceed 5% of total assets. International Growth Fund and Global Bond Fund will only sell futures contracts to protect securities they own against price declines or purchase contracts to protect against an increase in the price of securities it intends to purchase.

         The use of such futures contracts is an effective way in which these Funds may control the exposure of its income to market fluctuations. While International Growth Fund and Global Bond Fund may incur commission expenses in both opening and closing out futures positions, these costs are lower than transaction costs incurred in the purchase and sale of U.S. Government securities.

Forward Currency Contracts

         Forward currency contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but, rather, allow International Growth Fund and Global Bond Fund to establish a rate of exchange for a future point in time.

         When entering into a forward currency contract for the purchase or sale of a security in a foreign currency, these Funds may enter into a contract for the amount of the purchase or sale price to protect against variations between the date the security is purchased or sold and the date on which payment is made or received, in the value of the foreign currency relative to the U.S. dollar or other foreign currency.

         Also, when the advisers anticipate that a particular foreign currency may decline substantially relative to the U.S. dollar or other leading currencies, in order to reduce risk, International Growth Fund and Global Bond Fund may enter into a contract to sell, for a fixed amount, the amount of foreign currency approximating the value of its securities denominated in such foreign currency. With respect to any such forward currency contract, it will not generally be possible to match precisely the amount covered by that contract and the value of the securities involved due to changes in the values of such securities resulting from market movements between the date the contract is entered into and the date it matures. In addition, while forward currency contracts may offer protection from losses resulting from declines in value of a particular foreign currency, they also limit potential gains which might result from increases in the value of such currency. International Growth Fund and Global Bond Fund will also incur costs in connection with forward currency contracts and conversions of foreign currencies into U.S. dollars.

                       ADDITIONAL INVESTMENT RESTRICTIONS

In General

         The Prospectuses relating to the Funds list certain investment restrictions that may be changed only by a vote of a majority of the outstanding Shares of each Fund, as defined in the Prospectuses. The additional investment limitations and restrictions listed herein supplement those contained in the applicable Prospectuses. Except as otherwise indicated, these limitations and restrictions may be changed only by such a shareholder vote.

         The percentage limitations noted will apply at the time of the purchase of a security and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of a purchase of such security.

Additional Fundamental Investment Limitations and Restrictions

                                - Equity Funds -

The following policies are applicable to the Equity Funds, except International Growth Fund, which is subject only to Restrictions #5, #7, #8 and #10.

An Equity Fund may not:

         1. Purchase securities on margin, sell securities short, or participate on a joint or joint and several basis in any securities trading account.

         2. Purchase or sell commodities, commodity contracts (including futures contracts), oil, gas or mineral exploration or development programs, or real estate (although investments in marketable securities of companies engaged in such activities are not hereby precluded).

         3. Purchase securities of other investment companies, except as they may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or where otherwise permitted by the Investment Company Act of 1940.

         4. Write or purchase options, including puts, calls, straddles, spreads, or any combination thereof.

         5. Invest in any issuer for purposes of exercising control or management.

         6.       Purchase securities with legal or contractual restrictions.

         7. Purchase or retain securities of any issuer, if the Officers or Directors of the Company or its investment adviser owning beneficially more than one-half of

                  1% of the securities of such issuer together own beneficially more than 5% of such securities.

         8. Invest more than 10% of its total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation.

         9. Underwrite the securities of other issuers, except to the extent that the purchase of debt obligations directly from an issuer thereof, in accordance with an Equity Fund's investment objective, policies, and restrictions, may be deemed to be an underwriting.

         10. Purchase any securities which would cause 25% or more of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry.

                             - Fixed Income Funds -

The following policies are applicable to the Fixed Income Funds.


A Fixed Income Fund may not:

         1. Purchase securities on margin, sell securities short, or participate on a joint or joint and several basis in any securities trading account.

         2. Purchase or sell commodities, commodity contracts (including futures contracts), oil, gas or mineral exploration or development programs, or real estate (although investments in marketable securities of companies engaged in such activities are not hereby precluded).

         3. Purchase securities of other investment companies, except as they may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or where otherwise permitted by the Investment Company Act.

         4. Write or purchase options, including puts, calls, straddles, spreads, or any combination thereof, except that Government Income Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund and New Jersey Municipal Bond Fund may engage in put transactions.

         5.       Buy common stocks or voting securities.

         6. Invest in any issuer for purposes of exercising control or management.

         7. With respect to the Intermediate Bond Fund, purchase securities with legal or contractual restrictions.

         8. Invest more than 10% of its total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation.

         9. Purchase or retain securities of any issuer, if the Officers or Directors of the Company or its investment adviser owning beneficially more than one-half of 1% of the securities of such issuer together own beneficially more than 5% of such securities.

         10. Underwrite the securities of other issuers, except to the extent that the purchase of debt obligations directly from an issuer thereof, in accordance with a Fixed Income Fund's investment objective, policies, and restrictions, may be deemed to be an underwriting.

                         - Taxable Money Market Funds -

The following policies are applicable to the Company's Taxable Money Market
Funds.

A Taxable Money Market Fund may not:

         1. Purchase securities on margin, sell securities short, or participate on a joint or joint and several basis in any securities trading account.

         2. Purchase or sell commodities, commodity contracts (including futures contracts), oil, gas or mineral exploration or development programs, or real estate (although investments in marketable securities of companies engaged in such activities are not hereby precluded).

         3. Purchase securities of other investment companies, except as they may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or where otherwise permitted by the Investment Company Act.

         4. Write or purchase options, including puts, calls, straddles, spreads, or any combination thereof.

         5. Buy common stocks or voting securities, or state, municipal or industrial revenue bonds.

         6. Invest in any issuer for purposes of exercising control or management.

         7.       Purchase securities with legal or contractual restrictions.

         8. Invest more than 10% of its total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation.

         9. Purchase or retain securities of any issuer, if the Officers or Directors of the Company or its investment adviser owning beneficially more than one-half of 1% of the securities of such issuer together own beneficially more than 5% of such securities.

         10. Underwrite the securities of other issuers, except to the extent that the purchase of debt obligations directly from an issuer thereof, in accordance with a taxable Money Market Fund's investment objective, policies, and restrictions, may be deemed to be an underwriting.

                        - Tax-Exempt Money Market Funds -

The following policies are applicable to the Company's Tax-Exempt Money Market Funds.

A Tax-Exempt Money Market Fund may not:

         1. Invest less than 80% of its total assets in securities, the interest on which is exempt from federal income tax, except during temporary defensive periods.

         2. Purchase or sell commodities, commodity contracts (including futures contracts), oil, gas or mineral exploration or development programs, or real estate (although investments in marketable securities of companies engaged in such activities are not hereby precluded).

         3. Purchase the securities of any one issuer if, as a result thereof, more than 5% of the value of its total assets would be invested in the securities of such issuer, except that this 5% limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; provided, however, that the Fund may invest up to 25% of its total assets without regard to this restriction as permitted by applicable law.

                  For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to an industrial development bond that is backed only by the assets and revenues of a non-governmental user, such non-governmental user. The guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee, except that a guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued or guaranteed by the guarantor, and owned by a Tax-Exempt Money Market Fund, does not exceed 10% of the value of the Fund's total assets.

         4. Purchase securities on margin, sell securities short, or participate on a joint or joint and several basis in any securities trading account.

         5. Purchase securities of other investment companies, except as they may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or where otherwise permitted by the Investment Company Act.

         6. Write or purchase options, including puts, calls, straddles, spreads, or any combination thereof.

         7.       Buy common stocks or voting securities.

         8. Invest more than 10% of its total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation.

         9. Invest in any issuer for purposes of exercising control or management.

         10.      Purchase securities with legal or contractual restrictions.

         11. Purchase or retain securities of any issuer, if the Officers or Directors of the Company or the Fund's investment adviser or sub-adviser owning beneficially more than one-half of 1% of the securities of such issuer together own beneficially more than 5% of such securities.

         12. Underwrite the securities of other issuers, except to the extent that the purchase of debt obligations directly from an issuer thereof, in accordance with a Tax-Exempt Money Market Fund's investment objective, policies, and restrictions, may be deemed to be an underwriting.

Non-Fundamental Investment Limitations

         The following are non-fundamental investment restrictions that may be changed by a majority of the Board of Directors.

                                  - All Funds -

         1. With regard to Restriction #2 for each Fund, all Funds have a non-fundamental investment limitation which precludes investments in oil, gas, or other mineral leases, as well as investments in real estate limited partnerships, except for readily marketable interests in real estate investment trusts.

         2. Notwithstanding the language in Restriction #8 for each Fund, each Fund currently has no intention of investing more than 5% of its total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation.

                                - Equity Funds -

         An Equity Fund's investments in warrants, valued at the lower of cost or market value, may not exceed 5% of the value of its net assets. Warrants included within this amount may be warrants that are not listed on the New York Stock Exchange or the American Stock Exchange; provided that the amount of such warrants shall not exceed 2% of the value of an Equity Fund's net assets.

                           - Government Income Fund -
                      - Intermediate Municipal Bond Fund -
                                - Balanced Fund -
                              - Global Bond Fund -
                      - Pennsylvania Municipal Bond Fund -
                       - New Jersey Municipal Bond Fund -

         Each of the above Funds may not knowingly invest more than 15% of its total assets in illiquid securities, including repurchase agreements providing for settlement more than seven days after notice.

                              TEMPORARY INVESTMENTS

In General

         As stated in the Prospectuses relating to the Equity Funds and Tax-Exempt Money Market Funds, these Funds may invest a portion of their assets in certain "Temporary Investments." Short-term taxable investments which these Funds may utilize include fixed-income securities (such as bonds) and/or money market instruments (such as Treasury bills, certificates of deposit, commercial paper, and repurchase agreements).

         Generally, the Equity and Tax-Exempt Money Market Funds' use of such Temporary Investments is subject to certain minimum ratings by Moody's and/or S&P. These Funds may utilize Temporary Investments that are not rated by either agency if, in the opinion of their investment adviser, they are determined to be of comparable investment quality. See the "Appendix" to this Statement of Additional Information for a description of applicable ratings.

                                 -Equity Funds -
                        - Tax-Exempt Money Market Funds -

         1. Money Market Instruments. Short-term money market instruments issued in the U.S. (or abroad with respect to International Growth Fund) in which the Equity and Tax-Exempt Money Market Funds may invest temporary cash balances include bankers' acceptances, certificates of deposit, and commercial paper. Bankers' acceptances are negotiable drafts or bills of exchange normally drawn by an importer or exporter to pay for specific merchandise which are "accepted" by a bank; meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument upon maturity. A certificate of deposit is a negotiable certificate issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Commercial paper consists of unsecured short-term promissory notes issued by corporations and must be rated at least A-1 by S&P or Prime-1 by Moody's.

         Except for International Growth Fund, the Funds will limit their purchases of bank obligations to those of domestic branches of U.S. banks having total assets at the time of purchase of $1 billion or more.

         2. Government Obligations. The Equity and Tax-Exempt Money Market Funds may invest in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. U.S. Treasury bills and notes and obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association, are supported by the full faith and credit of the United States; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Treasury to purchase the agency's obligations; still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the agency or instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

         In addition, International Growth Fund may invest in the obligations of foreign governments or foreign governmental agencies deemed to be creditworthy under guidelines approved by the Company's management. Such investments may include securities issued by supranational organizations, such as the European Economic Community and the World Bank, which are chartered to promote economic development and are supported by various governments and governmental entities.

         3. Repurchase Agreements. The Equity and Tax-Exempt Money Market Funds may enter into repurchase agreements with respect to portfolio securities. Under the terms of a repurchase agreement, a Fund purchases securities ("collateral") from financial institutions such as banks and broker-dealers ("seller") which are deemed to be creditworthy under guidelines approved by the Funds' management, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by a Fund (plus interest) negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio securities). The seller under a repurchase agreement is required to maintain the value of the collateral held pursuant to the agreement at not less than 100% of the repurchase price, and securities subject to repurchase agreements are held by the Custodian in the Federal Reserve's book-entry system. Default by the seller would, however, expose a Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. Repurchase agreements are considered to be loans by the Funds under the Investment Company Act.

         4. Reverse Repurchase Agreements. The Equity and Tax-Exempt Money Market Funds may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. A Fund enters into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it places in a segregated custodial account liquid assets such as U.S. Government securities or liquid debt securities rated in the highest rating category and having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by the Funds under the Investment Company Act.

         5. Fixed-Income Securities. The Equity Funds may make short-term investments in fixed-income debt securities (such as bonds and notes) issued by banks, corporations, and the U.S. Government or governmental entities, in accordance with the minimum securities ratings discussed herein. The Equity Funds anticipate that their investments in debt securities will be generally in those with the most active trading markets.

         In addition, International Growth Fund may invest in fixed-income debt securities of foreign governments or foreign governmental entities.

                                                                          Minimum Bond Ratings
                                                                      Moody's               S&P
                                                                      -------              -----
Equity Index, Value Equity,
    and International Growth Funds..............................       "Aaa"               "AAA"
Growth Equity Fund..............................................        "A"                 "A"



                             SPECIAL CONSIDERATIONS

                                - Equity Funds -
Common Stocks

         An investment in shares of the Equity Funds should be made with an understanding of the risks which an investment in common stocks entails, including the risk that the financial condition of the issuers of securities held by an Equity Fund or the general condition of the stock markets may worsen, and the value of the securities held by the Fund and, therefore, the value of the Fund's shares may decline.

         The rights of holders of common stocks to receive payments from the issuers of such common stocks are generally inferior to those of creditors, or holders of preferred stocks of such issuers. Holders of common stocks of the type held by the Equity Funds have a right to receive dividends only when and if, and in the amounts, declared by the issuer's board of directors, and have a right to participate in amounts available for distribution by the issuer upon liquidation only after all other claims on the issuer have been paid or provided for. By contrast, holders of preferred stocks generally have the right to receive dividends at a fixed rate when and as declared by the issuer's board of directors, frequently on a cumulative basis, but do not participate in other amounts available for distribution by the issuing corporation. Common stocks do not represent a secured obligation of the issuer and therefore do not offer an assurance of income or provide the same degree of protection of capital as do debt securities. The issuance of additional debt securities or preferred stock will create prior claims for payment of principal, interest, and dividends, which could adversely affect the ability and inclination of the issuer to declare or pay dividends on its common stock, or the rights of holders of common stock with respect to assets of the issuer upon liquidation or bankruptcy. The value of common stocks is subject to market fluctuations for as long as the common stocks remain outstanding. Thus, the value of such securities held by the Equity Funds may be expected to fluctuate.

                        - Tax-Exempt Money Market Funds -
                      - Intermediate Municipal Bond Fund -
                      - Pennsylvania Municipal Bond Fund -
                       - New Jersey Municipal Bond Fund -

Municipal Securities

         From time to time, proposals have been introduced in Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal securities, and the Funds cannot predict what legislation relating to municipal securities, if any, may be introduced in Congress in the future. It may be noted, however, that the Treasury Department has in the past proposed, as a part of general tax reform, to limit the exemption for state and local bonds to those issued for governmental purposes. Such proposals, if enacted, might materially adversely affect the availability of municipal securities for investment by the Funds and hence the value of their portfolios. In such an event, the Funds would re-evaluate their investment objectives and policies and consider changes in their structure or possible dissolution.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

                                  - All Funds -

         The various types of customer accounts maintained by institutional investors which may be used to purchase shares of the Funds include: Qualified Individual Retirement and Keogh Plan Accounts (for non-tax-exempt Funds); trust accounts; managed agency accounts; custodial accounts; and various other depository accounts. Investors purchasing Fund shares may include officers, directors, or employees of CoreStates Corp or its affiliated and subsidiary banks.

         A Fund may suspend the right of redemption or postpone the date of payment for Shares during any period when: (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission; (b) the Exchange is closed for other than customary weekend and holiday closings; (c) the Securities and Exchange Commission has by order permitted such suspension; or (d) an emergency exists as determined by the Securities and Exchange Commission. Upon the occurrence of any of the foregoing conditions, a Fund may also suspend or postpone the recordation of the transfer of its shares.

         In addition, a Fund may compel the redemption of, reject any order for, or refuse to give effect on the Fund's books to the transfer of, its Shares in an effort to prevent personal holding company status within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). A Fund may also make payment for redemption in portfolio securities if it appears appropriate to do so in light of the Fund's responsibilities under the Investment Company Act. See "Net Asset Value."

Rights of Accumulation

         In calculating the sales charge rates applicable to current purchases of Series B Shares of the Fixed Income and Equity Funds by a "single purchaser," the Company will cumulate current purchases at the offering price with total market value or net investment, whichever is higher, of Series B Shares which are sold subject to a sales charge ("Eligible Funds").

         The term "single purchaser" refers to (i) an individual; (ii) an individual and spouse purchasing shares of an Eligible Fund for their own account or for trust or custodial accounts for their minor children; or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Code, including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their children (under age 21), and give the ages of such children. The Funds may amend or terminate this Right of Accumulation at any time as to subsequent purchases.

Letter of Intent

         The reduced sales charges described in the Prospectus for Series B Shares are also applicable to the aggregate amount of purchases made by any such purchaser previously enumerated within a 13-month period pursuant to a written Letter of Intent provided by the Distributor, and not legally binding on the signer or a Fund which provides for the holding in escrow by the Administrator of 5% of the total amount intended to be purchased until such purchase is completed within the 13-month period. A Letter of Intent may be dated to include shares purchased up to 90 days prior to the date the Letter is signed. The 13-month period begins on the date of the earliest purchase. If the intended investment is not completed, the purchaser will be asked to pay an amount equal to the difference between the sales charge on the shares purchased at the reduced rate and the sales charge otherwise applicable to the total shares purchased. If such payment is not made within 20 days following the expiration of the 13-month period, the Administrator will surrender an appropriate number of the escrowed shares for redemption in order to realize the difference. Such purchasers may include the market value of all their shares of the Fund, and of any of the other Funds, previously purchased and still held as of the date of their Letter of Intent toward the completion of such Letter.

                                 NET ASSET VALUE

                         - Taxable Money Market Funds -
                        - Tax-Exempt Money Market Funds -

Rule 2a-7

         Each Money Market Fund has elected to use the amortized cost method of valuation pursuant to Rule 2a-7 under the Investment Company Act. This involves valuing an instrument at its cost initially and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which the value of an instrument, as determined by amortized cost, is higher or lower than the price a Money Market Fund would receive if it sold the instrument. The value of securities held by the Money Market Funds can be expected to vary inversely with changes in prevailing interest rates.

         Pursuant to Rule 2a-7, as amended, each Money Market Fund will maintain a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share, provided that a Money Market Fund will neither purchase any security with a remaining maturity of more than 397 days

(securities subject to repurchase agreements and certain other securities may bear longer maturities) nor maintain a dollar-weighted average portfolio maturity which exceeds 90 days.

         In addition, each Money Market Fund may acquire only U.S. dollar-denominated obligations that present minimal credit risks and that are "First Tier Securities" at the time of investment. First Tier Securities are those that are rated in the highest rating category by at least two nationally recognized security rating organizations ("NRSROs") or by one if it is the only NRSRO rating such obligation or, if unrated, determined to be of comparable quality. A security is deemed to be rated if the issuer has any security outstanding of comparable priority and security which has received a short-term rating by an NRSRO. CoreStates Advisers will determine that an obligation presents minimal credit risks or that unrated investments are of comparable quality, in accordance with guidelines established by CoreFunds' Board of Directors. However, with respect to the Taxable Money Market Funds, the Board of Directors must approve or ratify the purchase of any unrated obligations or obligations rated by only one NRSRO.

         CoreFunds' Board of Directors has also undertaken to establish procedures reasonably designed, taking into account current market conditions and a Money Market Fund's investment objective, to stabilize such Fund's net asset value per share for purposes of sales and redemptions at $1.00. These procedures include review by the Board of Directors, at such intervals as it deems appropriate, to determine the extent, if any, to which a Money Market Fund's net asset value per share calculated by using available market quotations deviates from $1.00 per share. In the event such deviation exceeds one-half of one percent, the Rule requires that the Board promptly consider what action, if any, should be initiated. If the Board believes that the extent of any deviation from a Money Market Fund's $1.00 amortized cost price per share may result in material dilution or other unfair results to new or existing investors, it will take such steps as it considers appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include: selling portfolio instruments prior to maturity; shortening the average portfolio maturity; withholding or reducing dividends; or redeeming shares in kind.

                                    DIVIDENDS

                                - Equity Funds -

         The policy of the Growth Equity, Value Equity, Equity Index and Balanced Funds is to generally declare and distribute dividends from their net investment income on a quarterly basis. Distributions of any net realized long-term capital gains will be made at least annually.

         The policy of International Growth Fund is to generally declare and distribute dividends from its net investment income and net realized capital gains on a semi-annual basis.

         The shareholders of the Equity Funds have the privilege of reinvesting both income dividends and capital gains distributions, if any, in additional full or fractional shares of the respective Funds at the net asset value in effect on the reinvestment date. The Company's management believes that most investors will wish to take advantage of this privilege. The Equity Funds have, therefore, made arrangements with the Transfer Agent to have all income dividends and capital gains distributions declared by each Fund automatically reinvested in the account of each shareholder. At any time, a shareholder may request in writing to the Company or with the Transfer Agent to have subsequent dividends and/or distributions paid in cash. In the absence of such a written request, each purchase of shares of an Equity Fund is made upon the condition and understanding that the Transfer Agent is automatically appointed to receive the dividends and distributions upon all Shares in the shareholder's account and to reinvest them in full and fractional shares of the Fund at the net asset value in effect at the close of business on the reinvestment date.

         Any dividend or capital gains distribution received by a shareholder shortly after the purchase of shares of an Equity Fund may have the effect of reducing the per share net asset value of such Shares by the amount of the dividend or distribution. Furthermore, such a dividend or distribution, although in effect a return of capital, may be subject to income taxes.

                             - Fixed-Income Funds -

         The policy of the Intermediate Bond, Government Income, Intermediate Municipal Bond, Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds is to generally declare their net investment income on a daily basis and to make distributions to shareholders in the form of monthly dividends. The policy of Global Bond Fund is to distribute its net investment income in the form of quarterly dividends.

         Net income for dividend purposes includes (i) interest and dividends accrued and discount earned on the Funds' assets (including both original issue and market discount), less (ii) amortization of any premium on such assets and accrued expenses directly attributable to the Funds, and the general expenses (e.g., legal, auditing, and Directors' fees) of the Company prorated to each portfolio on the basis of its relative net assets. Realized and unrealized gains and losses on portfolio securities are reflected in fluctuations in net asset value. Net realized long-term capital gains (if any) are distributed at least annually.

                         - Taxable Money Market Funds -
                        - Tax-Exempt Money Market Funds -

         The policy of the Money Market Funds is to generally declare their net investment income on a daily basis and to make distributions to shareholders in the form of monthly dividends.

         Net income for dividend purposes includes (i) interest and dividends accrued (whether taxable or tax-exempt) and discount earned on a Money Market Fund's assets (including both original issue and market discount), less (ii) amortization of any premium on such assets and accrued expenses directly attributable to a Fund, and the general expenses (e.g., legal, auditing, and Directors' fees) of the Company prorated to each Fund on the basis of its relative net assets. Capital gains dividends (if any) would be calculated separately and distributed to shareholders on an annual basis.

                                  TOTAL RETURN

                                - Equity Funds -
                             - Fixed-Income Funds -



In General

         An Equity or Fixed Income Fund's total return is computed by dividing the net change in value of a hypothetical pre-existing account in a Fund having a value of $1,000 (less any applicable sales charge) at the beginning of the base period by the value of such account at the end of the base period. For purposes of such computation, "net change" includes (i) increases in the value of the account arising from the reinvestment in the account of income and capital gains dividends declared on the original share, and income and capital gains dividends declared on shares, including fractions thereof, purchased through reinvestment and (ii) decreases in the value of the account arising from all fees charged to such account, based upon the duration of the base period and a Fund's average account size.

         Total return will vary from time to time and is not indicative of future results. Total return is a function of the market value of the securities held in a Fund and dividends paid on them, as well as expenses of the Fund.


Performance

         The performance results listed below refer to results on Series A Shares and Series B Shares (where applicable) of the Funds.

                              - Equity Index Fund -

         The average annualized total return for shares of Equity Index Fund was 24.45% for the period from 7/1/94 to 6/30/95.

                              - Value Equity Fund -

         The average annualized total returns for Series A Shares and Series B Shares of Value Equity Fund were 17.29% and 16.96%, respectively, for the period from 7/01/94 to 6/30/95.

                             - Growth Equity Fund -

         The average annualized total returns for Series A Shares and Series B Shares of Growth Equity Fund were 23.71% and 23.44%, respectively, for the period from 7/01/94 to 6/30/95.

                          - International Growth Fund -

         The average annualized total returns for Series A Shares and Series B Shares of International Growth Fund were (0.21)% and (0.48)%, respectively, for the period from 7/01/94 to 6/30/95.

                                - Balanced Fund -

         The average annualized total returns for Series A Shares and Series B Shares of Balanced Fund were 16.21% and 15.84%, respectively, for the period from 7/01/94 to 6/30/95.

                           - Intermediate Bond Fund -

         The average annualized total returns for Series A Shares and Series B Shares of Intermediate Bond Fund were 8.22% and 7.95% respectively, for the period from 7/01/94 to 6/30/95.

                           - Government Income Fund -

         The average annualized total returns for Series A Shares and Series B Shares of Government Income Fund were 10.26% and 10.23%, respectively, for the period from 7/01/94 to 6/30/95.

                      - Intermediate Municipal Bond Fund -

         The average annualized total returns for Series A Shares and Series B Shares of Intermediate Municipal Bond Fund were 5.58% and 5.42%, respectively, for the period from 7/01/94 to 6/30/95.

                      - Pennsylvania Municipal Bond Fund -

         The cumulative total returns since inception for Series A Shares and Series B Shares of Pennsylvania Municipal Bond Fund were 7.50% and 7.25%, respectively, for the period from 7/01/94 to 6/30/95.

                       - New Jersey Municipal Bond Fund -

         The cumulative total returns since inception for Series A Shares and Series B Shares of New Jersey Municipal Bond Fund were 7.25% and 6.84%, respectively, for the period from 7/01/94 to 6/30/95.

                              - Global Bond Fund -

         The cumulative total returns since inception for Series A Shares and Series B Shares of Global Bond Fund were 9.70% and 9.57%, respectively, for the period from 7/01/94 to 6/30/95.

                                     YIELDS

         The various types of yields which are quoted to illustrate the performance of non-equity portfolios are calculated as follows.

                         - Taxable Money Market Funds -
                        - Tax-Exempt Money Market Funds -

Seven-day Yield

         Each Taxable or Tax-Exempt Money Market Fund's standardized 7-day yield is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account in a Money Market Fund having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by 365/7. The net change in the value of an account in a Money Market Fund includes the value of additional shares purchased with dividends from the original share and any such additional shares, and all fees, other than non-recurring account or sales charges, that are charged to all shareholder accounts in proportion to the length of the base period and a Fund's average account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. A Money Market Fund's effective annualized yield is computed by compounding the unannualized base period return (calculated as above) by adding 1 to the base period return, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

Taxable Equivalent Yield

         For a Tax-Exempt Money Market Fund, the taxable equivalent yield is determined by dividing the Fund's current tax-free yield by the sum of one minus the investor's current tax bracket (e.g., 15%, 28%, or 31%).

         The resulting yield is what an investor generally would need to earn from a taxable investment in order to realize an "after-tax" benefit equal to the tax-free yield provided by a Tax-Exempt Money Market Fund.

                             - Fixed Income Funds -

Thirty-day Yield

         The yield of the Fixed Income Funds is calculated by dividing the net investment income per share (as described below) earned by a Fund during a 30-day (or one month) period by the net asset value per share on the last day of the period and analyzing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result, and then doubling the difference. The Fund's net investment income per share earned during the period is based on the average daily number of shares outstanding during the period entitled to receive dividends and includes dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements. This calculation can be expressed as follows:

         Yield = 2[(A-B + 1)6 - 1]
                  ----------------
                        CxD
         Where:   A =      dividends and interest earned during the period
                  B =      expenses accrued for the period
                                          (net of reimbursements)
                  C =      the average daily number of shares outstanding during
                           the period that were entitled to receive dividends
                  D =      net asset value per share on the last day of the
                           period

         Except as noted below, for the purpose of determining net investment income earned during the period (variable "A" in the formula), interest earned on debt obligations held by the Fund is calculated by computing the yield-to-maturity of each obligation based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, based on the purchase price (plus actual accrued interest), dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the Fund. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date.

         Undeclared earned income will be subtracted from the net asset value per share (variable "D" in the formula). Undeclared earned income is net investment income which, at the end of the base period, has not been declared as a dividend, but is reasonably expected to be, and is declared as a dividend shortly thereafter.

Taxable Equivalent Yield

         For the Intermediate Municipal Bond Fund, the taxable equivalent yield is determined by dividing such Fund's current tax-free yield by the sum of one minus the investor's current tax bracket.

         The resulting yield is what an investor generally would need to earn from a taxable investment in order to realize an "after-tax" benefit equal to the tax-free yield provided by the Fund.


                     ADDITIONAL INFORMATION CONCERNING TAXES

                                  - All Funds -

         The following is only a summary of certain additional tax considerations generally affecting the Funds and their shareholders that are not described in the Funds' prospectuses. No attempt is made to present a detailed explanation of the tax treatment of the Funds or their shareholders and the discussion here and in the Funds' prospectuses is not intended as a substitute for careful tax planning.

         The following discussion of federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

In General

         The Company's policy is to distribute as dividends substantially all of its net investment company income (whether taxable or tax-exempt) and any net realized long-term capital gains to shareholders each year.

         Information as to the tax status of distributions to shareholders will be furnished at least annually by each Fund. Investors considering purchasing shares of any Fund should consult competent tax counsel regarding the state and local, as well as federal, tax consequences before investing.

Tax Status of the Funds

         Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Company's other Funds. Each Fund intends to qualify in its current taxable year as a "regulated investment company" ("RIC") under Subchapter M of the Code so that it will be relieved of federal income tax on that part of its income that is distributed to shareholders. In order to qualify as a RIC, each Fund must distribute dividends each year equal to at least the aggregate of (i) 90% of its tax-exempt interest income, net of certain deductions, and (ii) 90% of its investment company taxable income, if any. In addition, each Fund must meet numerous tests regarding derivation of gross income and diversification of assets.

         Specifically, a Fund must meet two income requirements. First it must derive at least 90% of its gross income each taxable year from certain specified investment sources, such as dividends, interest, and gains from the sale of stock or securities. Second, a Fund must derive less than 30% of its gross income each taxable year from the sale or other disposition of stocks or securities held for less than three months. In addition, each Fund must diversify its assets such that at the close of each fiscal quarter of the Fund's taxable year, at least 50% of the value of its assets is made up of cash and cash items, U.S. government securities, securities of other RICs, and certain other securities, such "other" securities being limited with respect to each issuer to an amount not greater than 10% of the outstanding voting securities of such issuer and not more than 5% of the value of the Fund's assets. Finally, at the close of each fiscal quarter of the Fund's taxable year, no more than 25% of the value of its assets may be invested in the securities (other than U.S. government securities and securities of other RICs) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

         While none of the Money Market or Fixed Income Funds expect to realize any net capital gains (the excess of net long-term capital gains over net short-term capital losses), any Fund that does realize such gains will distribute them at least annually. A Fund will have no tax liability with respect to distributed gains and the distributions will be taxable to Fund shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares. Such distributions will be designated as capital gains dividends in a written notice mailed by each Fund to shareholders not later than sixty days after the close of the Fund's taxable year.

         If a shareholder recognizes a loss on the disposition of shares held six months or less with respect to which the shareholder has received a capital gains distribution, the loss will be treated as a long-term capital loss to the extent of the amount of the capital gains distributions received.

         A non-deductible, 4% federal excise tax will be imposed on any regulated investment company that does not distribute to investors in each calendar year an amount equal to (i) 98% of its calendar year ordinary income,
(ii) 98% of its capital gain net income (the excess of short- and long-term capital gain over short- and long-term capital loss) for the one-year period ending October 31, and (iii) 100% of any undistributed ordinary income or capital gain net income from the prior year. Each Fund intends to declare and pay dividends and any capital gains distributions so as to avoid imposition of the federal excise tax.

         If for any taxable year a Fund does not qualify for the special tax treatment afforded to RICS, all of the taxable income of that Fund will be subject to federal income tax at regular corporate rates (without any deduction for distributions to Fund shareholders). In such event, all dividend distributions made by the Fund (whether or not derived from tax-exempt interest) would be taxable to shareholders to the extent of the Fund's earnings and profits, and such dividend distributions would be eligible for the dividends-received deduction for corporate shareholders.

                        - Tax-Exempt Money Market Funds -
                      - Intermediate Municipal Bond Fund -
                      - Pennsylvania Municipal Bond Fund -
                       - New Jersey Municipal Bond Fund -


         As described herein and in the Prospectuses relating to the Tax-Exempt Money Market Funds, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, and New Jersey Municipal Bond Fund, each of these Funds is designed to provide investors with current tax-exempt interest income and is not intended to constitute a balanced investment program. Shares of the Tax-Exempt Funds would not be suitable for tax-exempt shareholders and plans, since such shareholders and plans would not gain any additional benefit from the Funds' dividends being tax-exempt.

         In addition, the Funds may not be appropriate investments for entities which are "substantial users" (or related to substantial users) of facilities financed by "private activity bonds" or industrial development bonds. For these purposes, the term "substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in a trade or business.

         Each Fund intends to qualify to pay "exempt-interest dividends" to its shareholders by satisfying the Code's requirement that at the close of each quarter of its taxable year at least 50% of the value of its total assets consists of securities the interest on which is exempt from federal income tax. Current federal tax law limits the types and volume of bonds qualifying for federal income tax exemption of interest, which may have an effect on the ability of the funds to purchase sufficient amounts of tax-exempt securities to satisfy this requirement. Exempt interest dividends are excludable from shareholders' gross income for regular federal income tax purposes but may have collateral federal income tax consequences. Exempt-interest dividends may be subject to the alternative minimum tax (the "AMT") imposed by Section 55 of the Code or the environmental tax (the "Environmental Tax") imposed by Section 59A of the Code. The AMT is imposed at a rate of up to 28% in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers, to the extent it exceeds the taxpayer's regular tax liability. The Environmental Tax is imposed at the rate of 0.12% and applies only to corporate taxpayers. The AMT and the Environmental Tax may be affected by the receipt of exempt-interest dividends in two circumstances. First, exempt-interest dividends derived from certain "private activity bonds" issued after August 7, 1986 will generally be an item of tax preference for both corporate and non-corporate taxpayers. Second, exempt-interest dividends, regardless of when the bonds from which they are derived were issued or whether they are derived from private activity bonds, will be included in a corporate shareholder's "adjusted current earnings," as defined in Section 56(g) of the Code, in calculating the corporation's alternative minimum taxable income for purposes of determining the AMT and the Environmental Tax.

         The deduction otherwise allowable to property and casualty insurance companies for "losses incurred" will be reduced by an amount equal to a portion of exempt-interest dividends received or accrued during any taxable year. Foreign corporations engaged in a trade or business in the United States will be subject to a "branch profits tax" on their "dividend equivalent amount" for the taxable year, which will include exempt- interest dividends. Certain Subchapter S corporations may also be subject to taxes on their "passive investment income," which could include exempt-interest dividends. Up to 85 percent of the Social Security benefits or railroad retirement benefits received by an individual during any taxable year will be included in the gross income of such individual if the individual's modified adjusted gross income (which includes exempt-interest dividends) plus one-half of the Social Security benefits or railroad retirement benefits received by such individual during that taxable year exceeds the base amount described in Section 86 of the Code.

         Issuers of bonds purchased by a Fund (or the beneficiary of such bonds) may have made certain representations or covenants in connection with the issuance of such bonds to satisfy certain requirements of the Code that must be satisfied subsequent to the issuance of such bonds. Shareholders should be aware that exempt-interest dividends may become subject to federal income taxation retroactively to the date of issuance of the bonds to which such dividends are attributable if such representations are determined to have been inaccurate or if the issuers (or the beneficiary) of the bonds fail to comply with certain covenants made at that time.

          The percentage of total dividends paid by each Fund with respect to any taxable year which qualifies as federal exempt-interest dividends will be the same for all shareholders receiving dividends during such year. Interest on indebtedness incurred by a shareholder to purchase or carry Fund shares will generally not be deductible for federal income tax purposes. Any loss on the sale or exchange of shares held for six months or less will be disallowed to the extent of any exempt-interest dividends received by the selling shareholder with respect to such shares.

         In addition, while each of these Funds will seek to invest substantially all of its assets in tax-exempt obligations (except on a temporary basis or for temporary defensive periods), any investment company taxable income earned by a Fund will be distributed. In general, a Fund's investment company taxable income would include interest income received from Temporary Investments (as defined herein), plus any net short-term capital gains realized by the Fund, subject to certain adjustments and excluding net long-term capital gains for the taxable year over the net short-term capital losses, if any, for such year ("net capital gains"). To the extent such income is distributed by a Fund (whether in cash or additional Shares), it will generally be taxable to shareholders as ordinary income. Additionally, any net capital gains distributed to shareholders will be taxable to shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.

                              DESCRIPTION OF SHARES

                                  - All Funds -

         The Company's Articles of Incorporation authorize the Board of Directors to issue up to 20 billion full and fractional shares of Common Stock. The Company presently offers seventeen classes of Common Stock (the three Elite portfolios have not offered their shares of Common Stock), and two series of the Cash Reserve, Treasury Reserve, Value Equity, International Growth, Growth Equity, Intermediate Bond, Tax-Free Reserve, Balanced, Government Income, Intermediate Municipal Bond, Global Bond, Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds, as listed below:


Class of Shares                                 # of Shares                             Fund
---------------                                 -----------                             ----

Class "A" Common Stock                          1 billion                               Cash Reserve

Class "A" Common Stock, Series B                1 billion                               Cash Reserve




                                      B-37


Class of Shares                                 # of Shares                             Fund
---------------                                 -----------                             ----

Class "B" Common Stock                          1 billion                               Treasury Reserve

Class "B" Common Stock, Series B                1 billion                               Treasury Reserve

Class "C" Common Stock                          750 million                             Fiduciary Reserve

Class "D" Common Stock                          25 million                              Value Equity Fund

Class "D" Common Stock, Series B                25 million                              Value Equity Fund

Class "E" Common Stock                          25 million                              International
                                                                                        Growth Fund

Class "E" Common Stock, Series B                25 million                              International
                                                                                        Growth Fund

Class "F" Common Stock                          500 million                             Equity Index Fund

Class "G" Common Stock                          100 million                             Growth Equity Fund

Class "G" Common Stock, Series B                100 million                             Growth Equity Fund

Class "H" Common Stock                          100 million                             Intermediate
                                                                                        Bond Fund

Class "H" Common Stock, Series B                100 million                             Intermediate
                                                                                        Bond Fund

Class "I" Common Stock                          250 million                             Fiduciary
                                                                                        Tax-Free Reserve

Class "J" Common Stock                          250 million                             Tax-Free Reserve

Class "J" Common Stock, Series B                250 million                             Tax-Free Reserve

Class "K" Common Stock                          250 million                             Fiduciary Treasury Reserve

Class "L" Common Stock                          100 million                             Balanced Fund

Class "L" Common Stock                          100 million                             Balanced Fund

Class "M" Common Stock                          100 million                             Government Income Fund

Class "M" Common Stock, Series B                100 million                             Government Income Fund

Class "N" Common Stock                          100 million                             Intermediate Municipal Bond Fund

Class "N" Common Stock, Series B                100 million                             Intermediate Municipal Bond Fund

Class "O" Common Stock                          25 million                              Global Bond Fund

Class "O" Common Stock, Series B                25 million                              Global Bond Fund

Class "P" Common Stock                          100 million                             Pennsylvania Municipal Bond Fund

Class "P" Common Stock, Series B                100 million                             Pennsylvania Municipal Bond Fund

Class "Q" Common Stock                          100 million                             New Jersey Municipal Bond Fund

Class "Q" Common Stock, Series B                100 million                             New Jersey Municipal Bond Fund




                                      B-38


Class of Shares                                 # of Shares                             Fund
---------------                                 -----------                             ----

Class "R" Common Stock                          1 billion                               Elite Cash Reserve

Class "S" Common Stock                          1 billion                               Elite Government Reserve

Class "T" Common Stock                          1 billion                               Elite Treasury Reserve


         The Board of Directors may classify or reclassify any authorized but unissued shares of the Company into one or more additional portfolios or series of shares within a portfolio.

         Shares have no subscription or pre-emptive rights and only such conversion or exchange rights as the Board may grant in its discretion. When issued for payment as described in the Prospectuses relating to the Funds and in this Statement of Additional Information, a Fund's shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Company, shares of each Fund are entitled to receive the assets available for distribution belonging to the Fund, and a proportionate distribution, based upon the relative asset values of the Fund and the Company's other portfolios, of any general assets not belonging to any particular Fund which are available for distribution.

         Rule 18f-2 under the Investment Company Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Company shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the Fund affected by the matter. A Fund is affected by a matter unless it is clear that the interests of each Fund in the matter are identical or that the matter does not affect any interest of the Fund. Under Rule 18f-2, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund. In the case of a Rule 12b-1 distribution plan, approval by a series would be effectively acted upon only if approved by a majority of the outstanding shares of the series of a Fund having such a distribution plan. However, Rule 18f-2 also provides that the ratification of independent auditors, the approval of principal underwriting contracts, and the election of Directors may be effectively acted upon by shareholders of the Company voting together without regard to class or series.

         Notwithstanding any provision of Maryland law requiring a greater vote of the Company's shares (or of any class voting as a class) in connection with any corporate action, unless otherwise provided by law (for example, by Rule 18f-2) or by the Company's Articles of Incorporation, the Company may take or authorize such action upon the favorable vote of the holders of more than 50% of the outstanding Common Stock of all of the Funds (voting together without regard to class or series).

                             DIRECTORS AND OFFICERS

                                  - All Funds -

         The names and general background information of the Company's Directors and Executive Officers are set forth below:

         ERIN ANDERSON - Director - Professor of Marketing, INSEAD, Fountainebleu, France since 1994; Associate Professor of Marketing, The Wharton School of the University of Pennsylvania, prior to 1994.

         EMIL J. MIKITY - Director - Retired; Senior Vice President Investments, Atochem North America, 1979-1989.

         GEORGE H. STRONG - Director - Financial Consultant since 1985; Director and Senior Vice President, Universal Health Services, Inc., 1979-1984.

         DAVID LEE - President - Senior Vice President of the Administrator and Distributor since 1993; Vice President of the Administrator and Distributor since 1991; President, GW Sierra Trust Funds prior to 1991.

         CARMEN V. ROMEO - Treasurer, Assistant Secretary - Director, Executive Vice President, Chief Financial Officer and Treasurer of SEI Corporation; Director and Treasurer of the Administrator and Distributor since 1981; President, GW Sierra Trust Funds prior to 1991.

         JAMES W. JENNINGS - Secretary - Partner of the law firm of Morgan, Lewis & Bockius LLP since 1970.

         KEVIN P. ROBINS - Vice President, Assistant Secretary - Senior Vice President and General Counsel of SEI Corporation and the Distributor since 1994; Vice President and Assistant Secretary of the Administrator and the Distributor, 1992-1994; Associate, Morgan, Lewis & Bockius LLP (law firm) prior to 1992.

         SANDRA K. ORLOW - Vice President, Assistant Secretary - Vice President and Assistant Secretary of the Administrator and Distributor since 1983.

         ROBERT CARROLL - Vice President, Assistant Secretary - Vice President and Assistant Secretary of SEI Corporation, the Administrator and Distributor since 1994. United States Securities and Exchange Commission, Division of Investment Management, 1990-1994. Associate, McGuire, Woods, Brattle & Boothe (law firm) before 1990.

         KATE STANTON - Vice President, Assistant Secretary - Vice President and Assistant Secretary of the Administrator and Distributor since 1994. Associate, Morgan, Lewis & Bockius LLP (law firm) before 1994.

         STEPHEN G. MEYER - Controller - CPA - 1995 to Present. Director, Internal Audit and Risk Management, SEI, 1992 to 1995. Coopers & Lybrand, Senior Associate, 1990 to 1992. Vanguard Group of Investments, Internal Audit Supervisor prior to 1990.

         The Directors of the Company receive fees and expenses for each meeting of the Board of Directors attended, and an annual retainer. During the fiscal year ended June 30, 1995, the Company paid a total of

$77,831 on behalf of the Funds to its Directors. No officer or employee of the Administrator or Distributor receives any compensation from the Company for acting as a director of the Company, and the officers of the Company receive no compensation from the Company for performing the duties of their offices. Morgan, Lewis & Bockius LLP, of which Mr. Jennings is a partner, receives legal fees as counsel to the Company. The Directors and Officers of the Company as a group own less than 1% of the outstanding shares of each Fund.

         The following Compensation table shows aggregate compensation paid to each of the Fund's Directors by the Fund and the Fund Complex reprectively, for the year ended June 30, 1995.



                               COMPENSATION TABLE


(1)                                 (2)                         (3)                    (4)                    (5)
Name of                             Aggregate                   Pension or             Estimated               Total Compensation
Person,                             Compensation                Retirement             Annual                  From Registrant
Position                            From Registrant             Benefits Accrued       Benefits                and Fund Complex
                                    for the fiscal              as Part of Fund        Upon                    Paid to Directors
                                    year ended                  Expenses               Retirement              for the fiscal year
                                    June 30, 1995                                                              ended June 30, 1995
----------------------------------------------------------------------------------------------------------------------------------

*David G. Lee,                      $0                           $0                    $0                      $0
President and Chief
Executive Officer

Carmen V. Romeo,                     0                            0                     0                       0
Treasurer and Assistant
Secretary

Erin Anderson,                       17,750                       0                     0                       17,750
Director

Emil J. Mikity,                      19,250                       0                     0                       19,250
Director

George H. Strong,                    17,750                       0                     0                       17,750
Director

-----------------------------------------------------------------------------------------------------------------------------------

* A Director who is an "interested person" as defined in the Investment Company Act.



                         PRINCIPAL HOLDERS OF SECURITIES

                             - Growth Equity Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Growth Equity Fund:

                                            Amount of Record                    Percent of Total
                  Name                         Ownership                        Shares Outstanding
                  ----                      ----------------                    ------------------
         Patterson & Co.                      7,762,249.198                         96.32%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series B Shares of Growth Equity Fund:

                                               Amount of Record                Percent of Total
                  Name                            Ownership                   Shares Outstanding
                  ----                         ----------------               ------------------
         Julia P. Alley Trust                     13,574.708                         7.33%
         DTD 1989
         165 Stone Hedge Court
         Lebanon, PA  17042

         Julia P. Alley Trust                     11,649.552                         6.29%
         DTD 10/17/94
         165 Stone Hedge Court
         Lebanon, PA  17042

         CoreStates Bank NA c/f IRA of            10,200.752                         5.5%
         Richard M. McCaffery
         67 Kara Lane
         Feasterville, PA  19053


                              - Value Equity Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Value Equity Fund:

                                              Amount of Record                Percent of Total
                  Name                           Ownership                   Shares Outstanding
                  ----                        ----------------               ------------------
         Patterson & Co.                      2,012,217.382                       93.83%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series B Shares of Value Equity Fund:


                                              Amount of Record                Percent of Total
                  Name                           Ownership                    Shares Outstanding
                  ----                        ----------------                ------------------

         Edward T. Moynahan Jr. &                30,469.213                        12.04%
         Kathleen J. Moynahan Jtten
         669 Heatherton Lane
         West Chester, PA 19380

         CoreStates Bank NA C/F IRA              28,453.113                        11.24%
         of Arthur Jordan RO
         200 Mifflin Avenue
         Scranton, PA 18503

         Krallinger Family Trust                 24,693.517                         9.76%
         Joseph C. Krallinger & Hilde
         Krallinger Trustees UAD 11/17/93
         48872 Marisposa Drive
         Palm Desert, CA 92260



                              - Equity Index Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding shares of Equity Index Fund:

                                               Amount of Record                 Percent of Total
                  Name                            Ownership                    Shares Outstanding
                  ----                         ----------------                ------------------
         Patterson & Co.                        3,974,419.112                        83.59%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


                          - International Growth Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of International Growth Fund:

                                              Amount of Record                  Percent of Total
                 Name                            Ownership                     Shares Outstanding
                 ----                         ----------------                 ------------------
         Patterson & Co.                        8,700,384.086                        98.52%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of International Growth Fund:

                                                 Amount of Record               Percent of Total
                  Name                               Ownership                 Shares Outstanding
                  ----                           ----------------              ------------------
         Mark E. Stalnecker &                        13,175.650                      8.50%
         Susan M. Stalnecker JTTEN
         9 Briarcrest Drive
         Wallingford, PA  19086

                                - Balanced Fund -

         As of October 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Balanced Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  -----                       ----------------                 ------------------
         Patterson & Co.                        5,236,515.566                       94.71%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of Balanced Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------
         CoreStates Bank, NA C/F IRA             11,603.489                          5.26%
         of James E. Brown
         1025 Cross Road
         Schwenksville, PA  19473


                           - Intermediate Bond Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Intermediate Bond Fund:


                                              Amount of Record                 Percent of Total
                  Name                           Ownership                    Shares Outstanding
                  ----                        ----------------                ------------------

         Patterson & Co.                       4,846,259.170                        86.96%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series B Shares of Intermediate Bond Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------
         CoreStates Bank NA C/F IRA             10,333.214                          5.07%
         of Arnold A. Fleck
         32 Summit Circle
         Churchville, PA  18966

         CoreStates Bank NA C/F IRA             10,239.445                          5.02%
         of Robert T. Mathie
         60 Roselyn Drive
         York, PA  17402

                      - Intermediate Municipal Bond Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Intermediate Municipal Bond
Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ---------------                  ------------------
         Patterson & Co.                         26,119.039                        99.99%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of October ___, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of Intermediate Municipal Bond
Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  -----                       ----------------                 ------------------

         Salvatore J. Alesi Sr. &                 8,134.305                         8.27%
         Rose P Alesi Jtten
         284 Ellis Road
         Havertown, PA  19083

         Joseph T. Oprocha &                      6,723.849                         6.84%
         Teresa E. Oprocha Jtten
         107 Snyder Avenue
         Philadelphia, PA  19148

         Frank B. Holst &                         5,698.178                         5.79%
         E. Joan Holst Jtten
         2218 Oak Terrace
         Lansdale, PA  19446



                                      B-45





         Thomas Glenn                            5,267.438                          5.35%
         827 North 63rd Street
         Philadelphia, PA  19151

         Irene Sungalia                          4,966.128                          5.05%
         5214 Burton Street
         Philadelphia, PA  19124

                           - Government Income Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Government Income Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------
         Patterson & Co.                       1,220,135.976                        99.92%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of Government Income Fund:

                                              Amount of Record                 Percent of Total
                  Name                           Ownership                    Shares Outstanding
                 -----                        ----------------                ------------------
         Jean Taxin                              7,958.935                          5.83%
         5005 Woodbine Avenue
         Philadelphia, PA  19131

         CoreStates Bank NA C/F IRA              7,131.212                          5.22%
         of Salvatore M. Reyes
         500 Newport Avenue
         Ocean Gate, NJ  08740

         CoreStates Bank NA C/F IRS              7,105.657                          5.21%
         of Donald A. Fleck
         322 Summit Circle
         Churchville, PA  18966


                      - Pennsylvania Municipal Bond Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Pennsylvania Municipal Bond
Fund:


                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------

         Dr. Vernon F. Alibert &                172,264.978                         62.99%
         Dolores V. Alibert
         1420 Conchester Highway
         Boothwyn, PA  19061

         Patterson & Co                          50,886.354                         18.60%
         PNB Personal Trust Acctg
         P.O. Box 7829
         Philadelphia, PA  19101

         Patterson & Co                          50,312.294                         18.39%
         PNB Personal Trust Acctg
         P.O. Box 7829
         Philadelphia, PA  19101


         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of Pennsylvania Municipal Bond
Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------

         Salvatore J. Alesi, Sr.                 14,979.879                           51%
         Rose P. Alesi
         284 Ellis Road
         Havertown, PA  19083

         Peter Z. Davis &                        11,720.144                          39.9%
         Kathryn K. Davis Jtten
         509 Manor House Lane
         Huntington Valley, PA  19006

                       - New Jersey Municipal Bond Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of New Jersey Municipal Bond
Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------

         Patterson & Co.                         159,263.940                         99.99%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of New Jersey Municipal Bond
Fund:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------
         Nathan J. Bershanoff                     3,694.720                         60.94%
         5251 Garden Avenue
         Pennsauken, NJ  08109

         Almira E. Brinser &                      2,181.556                         35.98%
         Everett L. Brisner Jtten
         802 Chester Avenue
         Laurel Springs, NJ  08021

                                - Cash Reserve -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Cash Reserve:

                                              Amount of Record                   Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------

         Patterson & Co.                      495,621,290.000                        87.52%
         P.O. Box 7618 FC9-1-17
         Philadelphia, PA  19101-7618


                              - Treasury Reserve -

         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series A Shares of Treasury Reserve:

                                               Amount of Record                 Percent of Total
                  Name                            Ownership                    Shares Outstanding
                  ----                         ---------------                 ------------------
         Patterson & Co.                       353,912,498.610                       80.34%
         c/o CoreStates Bank NA
         P.O. Box 7618 FC 9-1-17
         Attn:  Jim Quinlan
         Philadelphia, PA  19101-7618

         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of Treasury Reserve:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                 ------------------
         Patterson & Co.                      11,243,103.570                        66.54%
         c/o CoreStates Bank NA
         Attn:  Jim Quinlan
         P.O. Box 7618 FC9-1-17
         Philadelphia, PA  19101-7618


                              - Tax-Free Reserve -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Tax-Free Reserve:

                                             Amount of Record                   Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                       ----------------                  ------------------

         Patterson & Co.                      49,363,640.190                         87.32%
         c/o CoreStates Bank, NA
         P.O. Box 7618 FC 9-1-17
         Philadelphia, PA  19101


         As of September 29, 1995, the following accounts were holders of record of 5% or more of the outstanding Series B Shares of Tax-Free Reserve:

                                             Amount of Record                  Percent of Total
                  Name                           Ownership                    Shares Outstanding
                  -----                      ----------------                 ------------------
         William H. Simon, MD                   215,149.130                         14.82%
         255 S. 17th Street
         11th Floor
         Philadelphia, PA  19103

         Harold D. McKemy                       136,859.630                          9.43%
         3 Bobolink Drive
         Wyomissing, PA  19610

         William J. Schimmel                    109,801.790                          7.56%
         108 Highland Road
         York, PA  17403

         O. Gordon Brewer Jr. &                  83,507.830                          7.38%
         Gail Brewer
         3645 Holt Lane
         Huntingdon Valley, PA  19006

         Stephen J. Assenheimer                  91,494.320                          6.30%
         39 Lexington Avenue
         Lansdowne, PA  19050

         Keystone Marketing Dist &               86,400.170                          5.95%
         Mgnt Co. Inc.
         550 S. Henderson Road
         King of Prussia, PA  19406

         David W. Schoffstall &                  83,507.830                          5.75%
         Joann G. Schoffstall Jtten
         4980 Bossler Road
         Elizabethtown, PA  17022


                              - Fiduciary Reserve -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding shares of Fiduciary Reserve:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ---------------                  ------------------
         Patterson & Co.                      426,311,696.800                        99.99%
         c/o CoreStates Bank, NA
         P.O. Box 7618 FC 9-1-17
         Philadelphia, PA  19101

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding shares of Fiduciary Treasury Reserve:

                         - Fiduciary Treasury Reserve -

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                        ----------------                  ------------------
         Patterson & Co.                       23,082,067.180                        99.99%
         c/o CoreStates Bank, NA
         P.O. Box 7618 FC 9-1-17
         Philadelphia, PA  19101


                         - Fiduciary Tax-Free Reserve -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding shares of Fiduciary Tax-Free Reserve:

                                              Amount of Record                  Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  -----                       ----------------                 ------------------

         Patterson & Co.                        72,205,372.920                        99.99%
         c/o CoreStates Bank, NA
         P.O. Box 7618 FC 9-1-17
         Philadelphia, PA  19101


                              - Global Bond Fund -

         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series A Shares of Global Bond Fund:

                                             Amount of Record                   Percent of Total
                  Name                           Ownership                     Shares Outstanding
                  ----                       ----------------                  -------------------
         Patterson & Co.                        2,847,721.471                        99.98%
         PNB Personal Trust Accounting
         P.O. Box 7829
         Philadelphia, PA  19101-7829


         As of September 29, 1995, the following account was a holder of record of 5% or more of the outstanding Series B Shares of Global Bond Fund:

                                               Amount of Record                 Percent of Total
                  Name                            Ownership                    Shares Outstanding
                  -----                        ----------------                ------------------

         CoreStates Bank N.A. C/F IRA of           5,519.165                         30.95%
         A. Gilbert Heebner
         2 Etienne Arbordeau
         Berwyn Baptist Road
         Devon, PA  19333

         James W. Jennings                         4,355.297                         24.43%
         2000 One Logan Square
         Philadelphia, PA 19103

         CoreStates Bank NA C/F IRA of             2,572.722                         14.43%
         Allen Luke
         17 Bennett Court
         East Brunswick, NJ  08816

         CoreStates Bank NA C/F IRA of             1,614.421                          9.05%
         Patrick M. Carlomango
         3124 Taft Road
         Norristown, PA  19403


                               INVESTMENT ADVISER

                                  - All Funds -

         CoreStates Investment Advisers, Inc. ("CoreStates Advisers"), a wholly-owned subsidiary of CoreStates Bank, N.A. ("CoreStates Bank"), itself a wholly-owned subsidiary of CoreStates Financial Corp ("CoreStates Corp"), is the Company's investment adviser.

         The services provided and the expenses assumed by Corestates Advisers as investment adviser, as well as the fees payable to it, are described in the Funds' Prospectuses.

         CoreStates Corp is a bank holding company registered under the Bank Holding Company Act. CoreStates Corp is engaged through its principal subsidiaries, CoreStates Bank and New Jersey National Bank (national banking associations), and Hamilton Bank (a Pennsylvania banking institution), in commercial, international and consumer banking, and in providing trust services. CoreStates Corp, through other direct and indirect subsidiaries also provides consumer financing, factoring, commercial financing, and financial advisory services. The principal executive offices of CoreStates Corp are located at 1500 Market Street, Philadelphia, Pennsylvania 19102.

The Investment Advisory Agreements

         The Investment Advisory Agreements between each Fund and CoreStates Advisers provide that CoreStates Advisers shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with its performance under the respective Investment Advisory Agreements, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of CoreStates Advisers in the performance of its duties, or from reckless disregard by it of its duties and obligations thereunder.

         Unless sooner terminated, the Investment Advisory Agreements will remain in effect from year to year if such continuance is approved at least annually by CoreFunds' Board of Directors, or by vote of a majority of the outstanding shares of each Fund (as defined in the Prospectuses), and by a majority of the Directors who are not parties to the Investment Advisory Agreements or interested persons (as defined in the Investment Company Act) of any party to the Investment Advisory Agreements, by vote cast in person at a meeting called for such purpose. The Investment Advisory Agreements are terminable at any time on sixty days' written notice without penalty by the Directors, by vote of a majority of the outstanding shares of the respective Funds, or by CoreStates Advisers. The Investment Advisory Agreements also terminate automatically in the event of their assignment, as defined in the Investment Company Act.

Investment Advisory Fees

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Growth Equity Fund totalling $386,678 after voluntary fee waivers of $193,333. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $320,583, after voluntary fee waivers of $248,000. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $96,277 after voluntary fee waivers of $288,940.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Value Equity Fund totalling $199,645, after voluntary fee waivers of $51,162. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $121,274, after voluntary fee waivers of $44,569. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $46,772 after voluntary fee waivers of $51,353.

         For the fiscal period ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Equity Index Fund totalling $85,692, after voluntary fee waivers of $259,535. For the fiscal period ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $73,135, after voluntary fee waivers of $219,716. For the fiscal period ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $33,052, after voluntary fee waivers of $93,023.

         For the fiscal period ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by International Growth Fund totalling $861,592, after voluntary fee waivers of $57,439. For the fiscal period ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $664,153, after voluntary fee waivers of $85,107. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $270,891, after voluntary fee waivers of $104,113.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Balanced Fund totalling $240,853, after voluntary fee waivers of $133,801. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $134,678, after voluntary fee waivers of $145,819. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $0, after voluntary fee waivers of $88,537.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Intermediate Bond Fund totalling $203,083, after voluntary fee waivers of $87,019. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $183,014, after voluntary fee waivers of $106,631. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $58,743 after voluntary fee waivers of $114,593.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Intermediate Municipal Bond Fund totalling $2,752, after voluntary fee waivers of $6,425. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $1,899, after voluntary fee waivers of $11,626. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $0, after voluntary fee waivers of $1,329.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Government Income Fund totalling $22,528, after voluntary fee waivers of $33,796. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $10,608 after voluntary fee waivers of $38,912. For the fiscal year ended June 30, 1993, CoreStates Advisers were paid advisory fees by this Fund totalling $0, after voluntary fee waivers of $7,616.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Pennsylvania Municipal Bond Fund totalling $0, after voluntary fee waivers of $10,956. For fiscal year ended June 30, 1994, CoreStates Advisers were paid investment advisory fees by this Fund totalling $0, after voluntary fee waivers of $361.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by New Jersey Municipal Fund totalling $0, after voluntary fee waivers of $8,045. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $0, after voluntary waivers of $788.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Global Bond Fund totalling $77,740, after voluntary fee waivers of $77,729. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $41,845, after voluntary waivers of $41,845.

         For the fiscal year ended June 30, 1995, Treasury Reserve paid CoreStates Advisers investment advisory fees totalling $1,039,138, after voluntary fee waivers of $1,322,599. For the fiscal year ended June 30, 1994, this Fund paid CoreStates Advisers investment advisory fees totalling $1,067,724, after voluntary fee waivers of $1,358,926. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $1,136,845 after voluntary fee waivers of $1,455,070.

         For the fiscal year ended June 30, 1995, Cash Reserve paid CoreStates Advisers investment advisory fees totalling $1,196,254, after voluntary fee waivers of $1,522,489. For the fiscal year ended June 30, 1994, this Fund paid CoreStates Advisers investment advisory fees totalling $1,182,826, after voluntary fee waivers of $1,505,298. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by this Fund totalling $1,265,297, after voluntary fee waivers of $1,611,344.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Tax-Free Reserve totalling $172,635, after voluntary fee waivers of $219,739. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $197,246, after voluntary fee waivers of $252,250. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid $178,951 in investment advisory fees for investment advisory services provided to this Fund, after voluntary fee waivers of $229,185.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Fiduciary Treasury Reserve totalling $0, after voluntary fee waivers of $109,215. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $0, after voluntary fee waivers of $104,101. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees for this Fund totalling $0, after voluntary fee waivers of $288,065.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees for Fiduciary Reserve totalling $0, after voluntary fee waivers of $2,011,375. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees for Fiduciary Reserve totalling $0, after voluntary fee waivers of $2,179,755. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees by Fiduciary Reserve totalling $0, after voluntary fee waivers of $2,106,368.

         For the fiscal year ended June 30, 1995, CoreStates Advisers was paid investment advisory fees by Fiduciary Tax-Free Reserve totalling $0, after voluntary fee waivers of $424,166. For the fiscal year ended June 30, 1994, CoreStates Advisers was paid investment advisory fees by this Fund totalling $0, after voluntary fee waivers of $409,628. For the fiscal year ended June 30, 1993, CoreStates Advisers was paid investment advisory fees for Fiduciary Tax-Free Reserve totalling $0, after voluntary waivers of $266,276.

         Elite Cash Reserve, Elite Government Reserve and Elite Treasury Reserve were not in operation as of June 30, 1995.

                                  SUB-ADVISERS

                              - Value Equity Fund -

         Cashman, Farrell and Associates ("Cashman, Farrell") is Value Equity Fund's sub-adviser.

         Cashman, Farrell is a professional investment counseling firm and, as such, provides investment advisory and portfolio management services to Value Equity Fund and other similar investment companies. Currently, Cashman, Farrell has total assets under management of over $2.5 billion. The Cashman, Farrell offices are located at 1235 Westlakes Drive, Berwyn, Pennsylvania 19312.

         The services provided and the expenses assumed by Cashman, Farrell as a sub-adviser, as well as the fees payable to it, are described in the Prospectuses relating to Value Equity Fund.

The Value Equity Sub-Advisory Agreement

         The Value Equity Sub-Advisory Agreement between CoreStates Advisers and Cashman, Farrell provides that Cashman, Farrell shall not be liable for any error of judgment or mistake of law or for any loss suffered by Value Equity Fund in connection with its performance under this Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or loss resulting from willful misfeasance, bad faith or gross negligence on the part of Cashman, Farrell in the performance of its duties, or from reckless disregard by it of its duties and obligations thereunder.

         Unless sooner terminated, the Value Equity Sub-Advisory Agreement will remain in effect from year to year if such continuance is approved at least annually by CoreFunds' Board of Directors, or by vote of a majority of the outstanding shares of Value Equity Fund (as defined in the Prospectuses), and by a majority of the Directors who are not parties to this Sub-Advisory Agreement or interested persons (as defined in the Investment Company Act) of any party to this Sub-Advisory Agreement, by vote cast in person at a meeting called for such purpose. The Value Equity Sub-Advisory Agreement is terminable at any time on sixty days' written notice without penalty by the Directors, by vote of a majority of the outstanding shares of the Fund, by CoreStates Advisers, or by Cashman, Farrell. The Value Equity Sub-Advisory Agreement also terminates automatically in the event of its assignment, as defined in the Investment Company Act.

                          - International Growth Fund -

         Martin Currie, Inc. ("Martin Currie"), a subsidiary of Martin Currie, Ltd., is the International Growth Fund's sub-adviser.

         Martin Currie, Ltd. performs various investment advisory services for a number of open- and closed-end mutual funds, offshore funds, pension funds, foundations, and charities. Current assets under management total over $4 billion. The Martin Currie offices are located in Saltire Court, 20 Castle Terrace, Edinburgh, Scotland.

         The services provided and the expenses assumed by Martin Currie as sub-adviser, as well as the fees payable to it, are described in the Prospectuses relating to International Growth Fund.

The International Growth Sub-Advisory Agreement

         The International Growth Sub-Advisory Agreement between CoreStates Advisers and Martin Currie provides that Martin Currie shall not be liable for any error of judgment or mistake of law or for any loss suffered by International Growth Fund in connection with its performance under this Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or loss resulting from willful misfeasance, bad faith or gross negligence on the part of Martin Currie in the performance of its duties, or from reckless disregard by it of its duties and obligations thereunder.


         Unless sooner terminated, the International Growth Sub-Advisory Agreement will remain in effect from year to year if such continuance is approved at least annually by CoreFunds' Board of Directors, or by vote of a majority of the outstanding shares of International Growth Fund (as defined in the Prospectuses), and by a majority of the Directors who are not parties to this Sub-Advisory Agreement or interested persons (as defined in the Investment Company Act) of any party to this Sub-Advisory Agreement, by vote cast in person at a meeting called for such purpose. The International Growth Sub-Advisory Agreement is terminable at any time on sixty days' written notice without penalty by the Directors, by vote of a majority of the outstanding shares of the Fund, by CoreStates Advisers, or by Martin Currie. The International Growth Sub-Advisory Agreement also terminates automatically in the event of its assignment, as defined in the Investment Company Act.

                              - Global Bond Fund -

         Alpha Global Fixed Income Managers, Inc. ("Alpha Global") is sub-adviser to Global Bond Fund.

         Alpha Global is a specialist manager of fixed income securities and cash for institutional investors. Based in London, England, it is a wholly-owned subsidiary of United Asset Management Corporation of Boston, Massachusetts, whose assets under management currently exceed $130 billion. Alpha Global is a member of the Investment Management Regulatory Organization, one of the regulatory bodies approved by the UK Government, and its activities are regulated accordingly.

The Global Bond Sub-Advisory Agreement

         The Global Bond Sub-Advisory Agreement between CoreStates Advisers and Alpha Global provides that Alpha Global shall not be liable for any error of judgment or mistake of law or for any loss suffered by Global Bond Fund in connection with its performance under this Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or loss resulting from willful misfeasance, bad faith or gross negligence on the part of Alpha Global in the performance of its duties, or from reckless disregard by it of its duties and obligations thereunder.

         Unless sooner terminated, the Global Bond Sub-Advisory Agreement will remain in effect from year to year if such continuance is approved at least annually by CoreFunds' Board of Directors, or by vote of a majority of the outstanding shares of Global Bond Fund (as defined in the Prospectuses), and by a majority of the Directors who are not parties to this Sub-Advisory Agreement or interested persons (as defined in the Investment Company Act) of any party to this Sub-Advisory Agreement, by vote cast in person at a meeting called for such purpose. The Global Bond Sub-Advisory Agreement is terminable at any time on sixty days' written notice without penalty by the Directors, by vote of a majority of the outstanding shares of the Fund, by CoreStates Advisers, or by Alpha Global. The Global Bond Sub-Advisory Agreement also terminates automatically in the event of its assignment, as defined in the Investment Company Act.

                             PORTFOLIO TRANSACTIONS

                                  - All Funds -

In General

         Pursuant to the Funds' respective advisory agreements, CoreStates Advisers and/or the sub-advisers with regard to the Value Equity, International Growth and Global Bond Funds (collectively, the "Advisers") determine which securities are to be sold and purchased by each Fund and which brokers are to be eligible to execute the portfolio transactions. Fund securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of certain portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked price. While the Advisers generally seeks competitive spreads or commissions, each Fund may not necessarily pay the lowest spread or commission available on each transaction for reasons discussed below.

         Allocation of security transactions, including their frequency, to various dealers is determined by the Advisers in their best judgment and in a manner deemed fair and reasonable to shareholders. The primary consideration is the prompt execution of orders in an effective manner at the most favorable price. Subject to this consideration, broker/dealers who provide supplemental investment research to the Advisers may receive orders for transactions by a Fund, although consideration of such supplemental investment research is not applicable with respect to Equity Index Fund. Information so received is in addition to and not in lieu of services required to be performed by the Advisers, nor would the receipt of such information reduce the Advisers' fees. Such information may be useful to the Advisers in serving the Funds as well as their other clients, and conversely, supplemental information obtained by the placement of business of other clients may be useful to the Advisers in carrying out their respective obligations to the Funds. In addition, the Funds may direct commission business to one or more designated broker/dealers, including the Distributor or an affiliate of the Adviser, in connection with such broker/dealer's payment of certain of the Fund's expenses.

         A Fund will not acquire portfolio securities issued by, make savings deposits in, or enter into repurchase or reverse repurchase agreements with the Advisers, the Administrator, the Distributor, or their affiliates, and will not give preference to any correspondents of the Advisers with respect to such transactions, securities, savings deposits, repurchase agreements, and reverse repurchase agreements. However, a Fund may, on a non-preferential basis, enter into such transactions with institutional investors who purchase shares of a Fund on behalf of their customers. However, absent exemptive relief, a Fund will not engage in such activities if prohibited from doing so by Section 17(a) of the Investment Company Act.

         Investment decisions for each Fund are made independently from those for any other investment portfolios or accounts ("accounts") managed by the Advisers. Such accounts may also invest in the same securities as a Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Advisers believe to be equitable to the Fund and such other account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Advisers may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other accounts in order to obtain the best execution.

         As provided by their respective Agreements, in making investment recommendations for a Fund, the Advisers will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale by a Fund is another commercial customer of any of the Advisers and, in dealing with their other commercial customers, the Advisers will not inquire or take into consideration whether securities of those customers are held by a Fund.

         It is expected that the Funds may execute brokerage or other agency transactions through the Distributor, a registered broker-dealer, or an affiliate of the Adviser for a commission in conformity with the Investment Company Act, the Securities Exchange Act of 1934 and rules promulgated by the Securities and Exchange Commission. Under these provisions, the

Distributor is permitted to receive and retain compensation for effecting portfolio transactions for the Funds on an exchange if a written contract is in effect between the Distributor and the Company expressly permitting the Distributor to receive and retain such compensation. These rules further require that commissions paid to the Distributor by the Company for exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other renumeration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In addition, the Company may direct commission business to one or more designated broker/dealers in connection with such broker/dealer's provision of services to the Company or payment of certain Company expenses (e.g., custody, pricing and professional fees). The Directors, including those who are not "interested persons" of the Company, have adopted procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures periodically.

         In addition, the Tax-Exempt Funds and Intermediate Municipal Bond Fund may participate, if and when practicable, in bidding for the purchase of municipal securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Funds will engage in this practice, however, only when CoreStates Advisers, in its sole discretion, believes such practice to be in the best interests of these Funds.

Brokerage Commissions

                             - Growth Equity Fund -

         During the fiscal year ended June 30, 1995, Growth Equity Fund paid aggregate brokerage commissions of approximately $223,429.

                              - Value Equity Fund -

         During the fiscal year ended June 30, 1995, Value Equity Fund paid aggregate brokerage commissions of approximately $117,625.

                              - Equity Index Fund -

         During the fiscal period ended June 30, 1995, Equity Index Fund paid aggregate brokerage commissions of approximately $61,052.

                          - International Growth Fund -

         During the fiscal year ended June 30, 1995, International Growth Fund paid aggregate brokerage commissions of approximately $350,685.

                                - Balanced Fund -

         During the fiscal year ended June 30, 1995, Balanced Fund paid aggregate brokerage commissions of approximately $66,243.

Portfolio Turnover

         It is not a policy of the Funds to purchase or sell securities for trading purposes. However, the Advisers manage the Funds without regard generally to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. Generally, the Funds will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. It is expected that the Equity Funds' annual portfolio turnover rates will not exceed 100%. A 100% turnover rate would occur, for example, if all of a portfolio's securities are replaced within a one year period. With respect to the Fixed Income Funds, the annual portfolio turnover rate may exceed 100% due to changes in portfolio duration, yield curve strategy or commitments to forward delivery mortgage-backed securities. The portfolio turnover rate for the Global Bond Fund during its first year of operation could be as high as 400%. With the exception of Global Bond, however, it is expected that the annual turnover rate for the Fixed Income Funds will not exceed 250%.

         High rates of portfolio turnover necessarily result in correspondingly heavier brokerage and portfolio trading costs which are paid by a Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. In addition to portfolio trading costs, higher rates of portfolio turnover may result in the realization of capital gains. As a general rule, net gains are distributed to shareholders and will be taxable at ordinary income tax rates, for federal income tax purposes, regardless of long-or short-term capital gains status. See "Distributions" and "Taxes" for more information on taxation. The tables set forth in "Financial Highlights" present the Fund's historical portfolio turnover rates.

                                  ADMINISTRATOR

                                  - All Funds -

         SEI Financial Management Corporation (the "Administrator") generally assists in supervising the operation of the Funds pursuant to an Administration Agreement. The respective fees payable to the Administrator are described in the Funds' Prospectuses.

The Administration Agreement

         Under the terms of the Administration Agreement, the Administrator provides the Company with administrative services (other than investment advisory services) including all regulatory reporting, necessary office space, equipment, personnel, and facilities.

         The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder.

         The Administrator, a wholly owned subsidiary of SEI Corporation ("SEI"), was organized as a Delaware corporation in 1969 and has its principal business offices at 680 East Swedesford Road, Wayne, PA 19087. Alfred P. West, Jr., Carmen V. Romeo, and Robert A. Nesher constitute the Board of Directors of the Administrator. Mr. West is the Chairman of the Board and President of the Administrator. Mr. West serves as the Chairman of the Board of Directors, and Chief Executive Officer of SEI. SEI and its subsidiaries are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors and money managers. The Administrator also serves as administrator to the following other institutional mutual funds: SEI Liquid Asset Trust; SEI Tax Exempt Trust; SEI Index Funds; SEI Institutional Managed Trust; SEI Cash+Plus Trust; SEI International Trust; Key Investment Funds, Inc.; The Capitol Mutual Funds; Union Investors Funds, Inc.; The Compass Capital Group; Advisor's Inner Circle Fund; FFB Lexicon Funds; The Pillar Funds; CUFund; STI Classic Funds; The One Group Fund; First American Investment Funds, Inc.; First American Funds, Inc.; The Arbor Funds; and 1784 Funds.

Administration Fees

         For the fiscal period ended June 30, 1995, Growth Equity Fund paid SEI administrative fees totalling $123,731, after voluntary fee waivers of $69,600. For the fiscal period ended June 30, 1994, Growth Equity Fund paid SEI administrative fees totalling $116,502, after voluntary fee waivers of $73,176. For the fiscal period ended June 30, 1993, Growth Equity Fund paid SEI and the Fairfield Group, Inc. ("Fairfield") administrative fees totalling $67,825, after voluntary fee waivers of $60,564.

         For the fiscal period ended June 30, 1995, Value Equity Fund paid SEI administrative fees totalling $53,535, after voluntary fee waivers of $30,067. For the fiscal period ended June 30, 1994, Value Equity Fund paid SEI administrative fees totalling $34,108, after voluntary fee waivers of $21,186. For the fiscal period ended June 30, 1993, this Fund paid SEI and Fairfield administrative fees totalling $22,301, after voluntary fee waivers of $10,407.

         For the fiscal period ended June 30, 1995, Equity Index Fund paid SEI administrative fees totalling $137,868, after voluntary fee waivers of $77,861. For the fiscal period ended June 30, 1994, Equity Index Fund paid SEI administrative fees totalling $112,341, after voluntary fee waivers of $70,393. For the fiscal period ended June 30, 1993, this Fund paid SEI and Fairfield administrative fees totalling $48,717, after voluntary fee waivers of $30,080.

         For the fiscal period ended June 30, 1995, International Growth Fund paid SEI administrative fees totalling $183,805, after voluntary fee waivers of $103,392. For the fiscal period ended June 30, 1994, International Growth Fund paid SEI administrative fees totalling $144,204, after voluntary fee waivers of $89,940. For the fiscal year ended June 30, 1993, this Fund paid SEI and Fairfield administrative fees totalling $88,375, after voluntary fee waivers of $28,814.

         For the fiscal period ended June 30, 1995, Balanced Fund paid SEI administrative fees totalling $85,636, after voluntary fee waivers of $48,169. For the fiscal period ended June 30, 1994 Balanced Fund paid SEI administrative fees totalling $62,159, after voluntary fee waivers of $38,369. For the fiscal period ended June 30, 1993, Balanced Fund paid SEI administrative fees totalling $19,360 , after voluntary fee waivers of $12,260.

         For the fiscal period ended June 30, 1995, Intermediate Bond Fund paid SEI administrative fees totalling $92,840, after voluntary fee waivers of $52,211. For the fiscal period ended June 30, 1994, Intermediate Bond Fund paid SEI administrative fees totalling $89,032, after voluntary fee waivers of $55,791. For the fiscal period ended June 30, 1993, Intermediate Bond Fund paid SEI and Fairfield administrative fees totalling $48,169, after voluntary fee waivers of $38,499.

         For the fiscal period ended June 30, 1995, Government Income Fund paid SEI administrative fees totalling $18,024, after voluntary fee waivers of $10,139. For the fiscal period ended June 30, 1993, Government Income Fund paid SEI administrative fees totalling $14,856, after voluntary fee waivers of $9,904. For the fiscal period ended June 30, 1993, Government Income Fund paid SEI administrative fees totalling $0, after voluntary fee waivers of $3,808.

         For the fiscal period ended June 30, 1995, Intermediate Municipal Bond Fund paid SEI administrative fees totalling $2,937, after voluntary fee waivers of $1,652. For the fiscal period ended June 30, 1994, Intermediate Bond Fund paid SEI administrative fees totalling $2,665, after voluntary fee waivers of $3,994. For the fiscal period ended June 30, 1994, Intermediate Municipal Bond Fund paid SEI administrative fees totalling $0, after voluntary fee waivers of $664.

         For the fiscal period ended June 30, 1995, Pennsylvania Municipal Bond Fund paid SEI administrative fees totalling $0, after voluntary fee waivers of $5,478. For the period ended June 30, 1994, Pennsylvania Municipal Bond Fund paid SEI administrative fees totalling $0, after voluntary fee waivers of $180. For the fiscal period ended June 30, 1995, New Jersey Municipal Bond Fund paid SEI administrative fees totalling $0, after voluntary fee waivers of $4,023. For the fiscal period ended June 30, 1994, New Jersey Municipal Bond Fund paid SEI administrative fees totalling $0, after voluntary fee waivers of $394.

         For the fiscal period ended June 30, 1995, Global Bond Fund paid SEI administrative fees totalling $41,460, after voluntary fee waivers of $23,318. For the fiscal period ended June 30, 1994, Global Bond Fund paid SEI administrative fees totalling $21,878, after voluntary fee waivers of $12,993.

         For the fiscal period ended June 30, 1995, Treasury Reserve paid SEI administrative fees totalling $755,724, after voluntary fee waivers of $425,121. For the fiscal year ended June 30, 1994, this Fund paid SEI administrative fees totalling $745,911, after voluntary fee waivers of $467,414. For the fiscal period ended June 30, 1993, Treasury Reserve paid SEI and Fairfield administrative fees totalling $729,031, after voluntary fee waivers of $566,927.

         For the fiscal period ended June 30, 1995, Cash Reserve paid SEI administrative fees totalling $869,998, after voluntary fee waivers of $489,371. For the fiscal year ended June 30, 1994, this Fund paid Fairfield administrative fees totalling $825,937, after voluntary fee waivers of $518,125. For the fiscal period ended June 30, 1993, Cash Reserve paid SEI and Fairfield administrative fees totalling $793,472, after voluntary fee waivers of $644,849.

         For the fiscal period ended June 30, 1995, Tax-Free Reserve paid SEI administrative fees totalling $125,548, after voluntary fee waivers of $70,639. For the fiscal period ended June 30, 1994, Tax-Free Reserve paid SEI administrative fees totalling $137,980, after voluntary fee waivers of $86,767. For the fiscal period ended June 30, 1993, Tax-Free Reserve paid SEI and Fairfield administrative fees totalling $118,611, after voluntary fee waivers of $85,457.

         For the fiscal period ended June 30, 1995, Fiduciary Treasury Reserve paid SEI administrative fees totalling $24,029, after voluntary fee waivers of $30,578. For the fiscal period ended June 30, 1994, Fiduciary Treasury Reserve paid SEI administrative fees totalling $22,988, after voluntary fee waivers of $29,256. For the fiscal period ended June 30, 1993, Fiduciary Treasury Reserve paid SEI and Fairfield administrative fees totalling $45,206, after voluntary fee waivers of $98,826.

         For the fiscal period ended June 30, 1995, Fiduciary Reserve paid SEI administrative fees totalling $442,499, after voluntary fee waivers of $563,185. For the fiscal period ended June 30, 1994, Fidicuary Reserve paid SEI administrative fees totalling $479,759 after voluntarily fee waivers of $610,315. For the fiscal period ended June 30, 1993, Fiduciary Reserve paid SEI and Fairfield administrative fees totalling $479,639, after voluntary fee waivers of $573,545.

         For the fiscal period ended June 30, 1995, Fiduciary Tax-Free Reserve paid SEI administrative fees totalling $93,316, after voluntary fee waivers of $118,767. For the fiscal period ended June 30, 1994, Fiduciary Tax-Free Reserve paid SEI administrative fees totalling $90,162, after voluntary fee waivers of $114,765. For the fiscal period ended June 30, 1993, this Fund paid SEI and Fairfield administrative fees totalling $55,637, after voluntary fee waivers of $77,501.

         Elite Cash Reserve, Elite Government Reserve and Elite Treasury Reserve were not in operation as of June 30, 1995.


                                   DISTRIBUTOR

                                  - All Funds -

         SEI Financial Services Company (the "Distributor") acts as Distributor of the Company's shares pursuant to a Distribution Agreement. Shares of each Fund are sold on a continuous basis by the Distributor as agent, although the Distributor is not obliged to sell any particular amount of shares. The Distributor is a broker-dealer registered with the SEC, and is a member of the National Association of Securities Dealers, Inc. As Distributor, the Distributor pays the cost of printing and distributing prospectuses to persons who are not shareholders of a Fund (excluding preparation and printing expenses necessary for the continued registration of the Funds' shares) and of preparing, printing, and distributing all sales literature. No compensation is payable by the Company to the Distributor for its distribution services pursuant to the Distribution Agreement.

         The Company has adopted a Distribution Plan (the "Plan") for those Funds offering Series B Shares. The Plan provides for the payment by the Company to the Distributor of up to .25% of the average daily net assets of each Series B Fund to which the Plan is applicable. The Distributor is authorized to use this fee as compensation for its distribution-related services and as service payments to certain securities broker/dealers and financial institutions which enter into shareholder servicing agreements or broker agreements (collectively, the "Service Agreements") with the Distributor. Pursuant to the Service Agreements, the securities broker/dealers and financial institutions will provide shareholder servicing administrative services, including such services as: (i) establishing and maintaining customer accounts and records; (ii) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the Distributor; (iii) automatically investing customer account cash balances; (iv) providing periodic statements to their customers; (v) arranging for bank wires; (vi) answering routine customer inquiries concerning their investments in the Shares offered in connection with this 12b-1 Plan and related distribution agreement; (vii) assisting customers in changing dividend options, account designations and addresses; (viii) performing sub-accounting functions; (ix) processing dividend payments from the Funds on behalf of customers; (x) forwarding certain shareholder communications from the Funds (such as proxies, Shareholder reports and dividend, distribution and tax notices) to customers; and (xi) providing such other similar services as may be reasonably requested to the extent they are permitted to do so under applicable statutes, rules or regulations. The actual fee paid to a securities broker/dealer or financial institution will be based upon the extent and quality of the services provided.

         Continuance of the Plan must be approved annually by shareholders or by a majority of the Directors of the Company and by a majority of the Directors who are not interested persons (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or in any agreement relating to the Plan (the "Qualified Directors"). The Plan requires that quarterly reports of such expenditures be furnished to and reviewed by the Directors. The Plan may not be amended to materially increase the amount which may be spent thereunder without approval by a majority of the outstanding shares of the affected Fund series. All material amendments of the Plan require approval by a majority of the Directors of the Company and the Qualified Directors.

         For the fiscal year ended June 30, 1995, the Distributor received distribution fees (which amount solely represents sales expenses) on the following Funds offering Series B Shares: (a) $4,631 for the Growth Equity Fund;
(b) $12,103 for the Value Equity Fund; (c) $4,641 for the International Growth Fund; (d) $5,601 for the Balanced Fund; (e) $15,654 for the Intermediate Bond Fund; (f) $3,465 for the Government Income Fund; (g) $2,870 for the Intermediate Municipal Bond Fund; (h) $510 for the Pennsylvania Municipal Bond Fund; (i) $19 for the New Jersey Municipal Bond Fund; (j) $416 for the Global Bond Fund; (k) $38,272 for the Cash Reserve Fund; (l) $27,023 for the Treasury Reserve Fund; and (m) $5,265 for the Tax-Free Reserve Fund.

                          CUSTODIAN AND TRANSFER AGENT

                                  - All Funds -

Custodian Agreement

         Cash and securities owned by each Fund are held by CoreStates Bank as the Company's Custodian pursuant to a Custodian Agreement. Under the Custodian Agreement, CoreStates Bank (i) holds each Fund's securities and cash items, (ii) makes receipts and disbursements of money on behalf of each Fund, (iii) collects and receives all income and other payments and distributions on account of the Funds' securities, and (iv) performs other related services. CoreStates Bank may, in its discretion and at its own expense, open and maintain a sub-custody account or employ a sub-custodian on behalf of the Funds investing exclusively in the United States and may, with the Fund's Board approval and at the expense of the Funds, employ sub-custodians on behalf of the Funds who invest in foreign countries provided that CoreStates Bank shall remain liable for the performance of all of its duties under the Custodian Agreement.

Transfer Agency Agreement

         State Street Bank and Trust Company (the "Transfer Agent") provides each Fund with transfer agency, dividend disbursing, custodial services for certain retirement plans, agency services in connection with certain other activities and accounting services under the terms of the Transfer Agency and Service Agreement. Under this Agreements, the Transfer Agent has agreed to (i) issue and redeem shares of each Fund, (ii) forward dividends and distributions to shareholders, (iii) maintain each Fund's books of original entry, (iv) maintain shareholder accounts, (v) compute the Funds' net asset value per share and calculate the Funds' net income, and (vi) perform other related services.

Fees

         For the services provided under the retail Transfer Agency Agreement, the Transfer Agent may receive fees from each Fund. Such fees are based upon relative asset values and shareholder accounts, and may include certain transaction charges and out-of-pocket expenses.

                                    EXPENSES

                                  - All Funds -

         Except as noted herein and in the Funds' Prospectuses, each Fund's service contractors bear all expenses incurred in connection with the performance of their services. Similarly, the Funds bear the expenses incurred in their own operations. Expenses borne by the Funds include taxes (including preparation of returns), interest, brokerage fees and commissions, if any, fees of the Company's Directors, SEC fees, state securities qualification fees (including preparation of filings), costs of preparing and printing prospectuses for regulatory purposes and for distribution to current Fund shareholders, charges of the Custodian and the Transfer Agent, outside auditing and legal expenses, investment advisory and administrative fees, certain insurance premiums, costs of maintenance of the Funds' existence, costs of shareholder reports and shareholder meetings, and any extraordinary expenses incurred in the Funds' operations.

         The aggregate rates of the investment advisory, sub-advisory, and administrative fees payable to the Advisers and the Distributor are not subject to reduction as the Funds' net assets increase. However, if total expenses borne by a Fund in any fiscal year exceed expense limitations imposed by applicable state securities regulations, the Adviser(s) and the Distributor will reimburse the Fund by the amount of such excess in proportion to their respective fees.

         Certain of each Fund's expenses may be reduced because the regulations in various states where Fund Shares may be qualified for sale impose limitations on the annual expense ratio of a Fund. For example, under California law, a Fund's aggregate annual expenses (excluding brokerage commissions, interest, taxes, and extraordinary expenses such as legal claims, liabilities, litigation costs and indemnification related thereto) may not exceed 2.5% of the first $30 million of its average daily net assets; 2.0% of the next $70 million of average daily net assets; and 1.5% of average daily net assets in excess of $100 million. The Funds may also seek to qualify their Shares in other jurisdictions which impose expense limitations.

         To the Company's knowledge, as of the date hereof, there are no state expense limitations applicable to any Fund. Any future expense reimbursements required to be paid by the Advisers and the Distributor would be estimated daily and reconciled and paid on a monthly basis.

                                  LEGAL COUNSEL

                                  - All Funds -

         Morgan, Lewis & Bockius LLP (of which Mr. Jennings, Secretary of the Company, is a partner), 2000 One Logan Square, Philadelphia, Pennsylvania 19103, is counsel to the Company and has passed upon certain matters in connection with these offerings. From time to time, Morgan, Lewis & Bockius LLP has rendered legal services to the Administrator, Distributor and CoreStates Corp.


                                  MISCELLANEOUS

                                  - All Funds -

         The Company is registered with the SEC as a management investment company. Such registration does not involve supervision by the Commission of the management or policies of any Fund.

         The Funds' Prospectuses and this Statement of Additional Information omit certain of the information contained in the Company's Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Commission upon payment of the prescribed fee.

         The Funds' Prospectuses and this Statement of Additional Information do not constitute an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectuses and this Statement of Additional Information.

                                    APPENDIX

                                  - All Funds -

                                Rated Investments

Bonds

         Excerpts from Moody's Investors Service, Inc. ("Moody's") descriptions of its three highest bond ratings:

         "Aaa": Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         "Aa": Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as "high-grade" bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

         "A": Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper- medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Modifiers 1, 2, or 3: Moody's applies numerical modifiers with respect to bonds rated "Aa" or "A". The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category.

         Excerpts from Standard & Poor's Corporation ("S&P") descriptions of its three highest bond ratings:

         "AAA": Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

         "AA":   Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

         "A": Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         Plus (+) or Minus (-): To provide more detailed indications of credit quality, the "AA" or "A" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.

Notes

         The following summarizes the highest ratings assigned by Moody's to municipal notes and variable rate demand obligations:

         "MIG-1/VMIG-1": Obligations bearing these designations are of the best quality, enjoying strong protection by established cash flows, superior liquidity support, or demonstrated broad-based access to the market for refinancing.

         The following summarizes the two highest ratings assigned by S&P to municipal notes:

         "SP-1": This is the highest rating assigned by S&P to municipal notes and indicates very strong or strong capacity to pay interest and repay principal. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.

         "SP-2": Issues of this rating display a satisfactory capacity to pay interest and repay principal, although to a lesser degree than "SP-1" issues.

Commercial Paper

         Commercial paper ratings of Moody's are current assessments of the ability of issuers to repay punctually senior debt obligations which have an original maturity of no more than one year.

         "Prime-1": The rating "Prime-1", or "P-1", is the highest commercial paper rating assigned by Moody's. These issues (or related supporting institutions) are considered to have a superior capacity for repayment of short-term debt obligations.

         "Prime-2": The rating "Prime-2", or "P-2", indicates that the issues (or related supporting institutions) have a strong capacity for repayment of short-term debt obligations. This will normally be evidenced by many of the characteristics of "Prime- 1" rated issues, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Commercial paper ratings of S&P are current assessments of the likelihood of timely payment of debt having an original maturity of no more than 365 days.

         "A-1":      This highest category indicates that the degree of safety
regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

         "A-2": This rating indicates that capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1." Among other types of municipal securities, the Funds may purchase short-term general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues. In addition, these Funds may invest in other types of tax-exempt instruments such as municipal bonds, industrial development bonds and pollution control bonds, provided (for the Tax-Exempt Money Market Funds) they have remaining maturities of 397 days or less at the time of purchase.

                              FINANCIAL STATEMENTS

                                  - All Funds -

         The following are the audited financial statements of each Fund for the fiscal year ended June 30, 1995, appearing in CoreFunds' 1995 Annual Reports to Shareholders for the Funds, and the reports thereon by Ernst & Young LLP, independent auditors, also appearing therein.

--------------------------------------------------------------------------------
  REPORT OF INDEPENDENT AUDITORS                          COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

Board of Directors and Shareholders
CoreFunds, Inc.

     We have audited the accompanying statements of net assets of the Growth Equity Fund, Value Equity Fund, Equity Index Fund, Balanced Fund, Government Income Fund, Intermediate Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Cash Reserve, Treasury Reserve, and Tax-Free Reserve and the schedules of investments and statements of assets and liabilities of the International Growth Fund, Intermediate Municipal Bond Fund, and Global Bond Fund of CoreFunds, Inc. (the "Fund") as of June 30, 1995, and the related statements of operations for the period then ended, and the statements of changes in net assets and the financial highlights for each of the periods presented herein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification by examination of securities held by the Custodian as of June 30, 1995 and confirmation of securities not held by the Custodian by correspondence with others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Growth Equity Fund, Value Equity Fund, Equity Index Fund, International Growth Fund, Balanced Fund, Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Cash Reserve, Treasury Reserve, and Tax-Free Reserve of the Fund at June 30, 1995, the results of their operations for the period then ended, the changes in their net assets and the financial highlights for each of the periods presented herein, in conformity with generally accepted accounting principles.


                                              ERNST & YOUNG LLP


Philadelphia, Pennsylvania
August 14, 1995

  As of June 30, 1995

--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  GROWTH EQUITY FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                                Technology 36%
                                Healthcare 19%
                                Consumer Cyclical 18%
                                Financial 12%
                                Consumer Staples 6%
                                Capital Goods 4%
                                Energy 3%
                                Utilities 2%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 91.4%
  BANKS -- 5.0%
    Bank of New York                   50,591      $ 2,042
    Citicorp                           16,000          926
    Fleet Financial Group              24,000          891
    JP Morgan                          12,000          842
                                                 -----------
                                                     4,701
                                                 -----------
  BROADCASTING, NEWSPAPERS &
    ADVERTISING -- 4.5%
    Capital Cities ABC                  8,900          933
    Comcast, Cl A Special              88,600        1,645
    Tele-Communications, Cl A*         70,393        1,650
                                                 -----------
                                                     4,228
                                                 -----------
  COMMUNICATIONS EQUIPMENT -- 4.9%
    General Instrument*                45,902        1,761
    Qualcomm*                          48,400        1,673
    U.S. Robotics*                     10,053        1,096
                                                 -----------
                                                     4,530
                                                 -----------




  COMPUTERS & SOFTWARE SERVICES -- 2.9%
    Hewlett Packard                    13,426        1,000
    Silicon Graphics*                  43,884        1,750
                                                 -----------
                                                     2,750
                                                 -----------
  DRUGS -- 16.4%
    Abbott Laboratories                38,600        1,563
    Amgen*                             25,932        2,086
    Glaxo PLC (ADR)                    74,000        1,804

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  DRUGS, (continued)
    Johnson & Johnson                  29,800      $ 2,015
    Merck                              36,532        1,790
    Schering Plough                    40,892        1,804
    Smith Kline Beecham (ADR)          48,550        2,199
    Warner Lambert                     24,050        2,077
                                                 -----------
                                                    15,338
                                                 -----------
  ENTERTAINMENT -- 4.0%
    Circus Circus Enterprises*         25,253          890
    Disney                             15,764          877
    Mirage Resorts*                    64,200        1,966
                                                 -----------
                                                     3,733
                                                 -----------
  FINANCIAL SERVICES -- 2.9%
    American Express                   24,000          843
    Federal National Mortgage          19,914        1,879
                                                 -----------
                                                     2,722
                                                 -----------
  FOOD, BEVERAGE & TOBACCO -- 5.4%
    ConAgra                            23,100          806
    CPC International                  27,100        1,673
    PepsiCo                            38,450        1,755
    Sara Lee                           28,500          812
                                                 -----------
                                                     5,046
                                                 -----------
  HOTELS & LODGING -- 3.6%
    Hilton Hotels                      22,600        1,588
    Promus Companies*                  45,100        1,759
                                                 -----------
                                                     3,347
                                                 -----------
  INSURANCE -- 2.9%
    American International Group       10,600        1,208





    Chubb                              18,389        1,474
                                                 -----------
                                                     2,682
                                                 -----------
  MACHINERY -- 3.3%
    Emerson Electric                   12,900          922
    General Electric                   17,589          992
    Lam Research*                      18,640        1,193
                                                 -----------
                                                     3,107
                                                 -----------
  MEDICAL PRODUCTS & SERVICES -- 1.0%
    Health Management, Cl A*           32,900          962
                                                 -----------
  MISCELLANEOUS BUSINESS SERVICES -- 12.4%
    Cisco Systems*                     37,000        1,871
    Computer Sciences*                 47,494        2,701
    CUC International*                 43,008        1,806
    First Data                         42,500        2,417
    Microsoft*                         11,316        1,023
    Oracle Systems*                    46,083        1,780
                                                 -----------
                                                    11,598
                                                 -----------
  PETROLEUM & FUEL PRODUCTS -- 0.9%
    Atlantic Richfield                  7,200          790
                                                 -----------

* Non-income producing security
  See accompanying notes to financial statements
                                                                            ----

  As of June 30, 1995

--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  GROWTH EQUITY FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  PETROLEUM REFINING -- 1.8%
    Amoco                              12,745     $     849
    Mobil                               8,870           852
                                                 -----------
                                                      1,701




                                                 -----------

  PRINTING & PUBLISHING -- 1.0%
    Time Warner                        21,675           891
                                                 -----------

  PROFESSIONAL SERVICES -- 1.9%
    Paychex                            49,350         1,789
                                                 -----------

  RETAIL -- 1.1%
    McDonalds                          26,200         1,025
                                                 -----------

  SEMICONDUCTORS/INSTRUMENTS -- 4.3%
    Amphenol, Cl A*                    33,497           976
    Intel                              18,104         1,146
    Linear Technology                  15,971         1,054
    Molex                              22,075           855
                                                 -----------
                                                      4,031
                                                 -----------
  TELEPHONES & TELECOMMUNICATION -- 11.2%
    Airtouch Communications*           66,600         1,898
    ALC Communications*                40,066         1,808
    Glenayre Technologies*             38,725         1,976
    LCI International*                 41,217         1,262
    MFS Communications*                48,356         1,559
    Mobile Telecommunication*          70,152         1,920
                                                 -----------
                                                     10,423
                                                 -----------
TOTAL COMMON STOCK
    (Cost $70,790,326)                               85,394
                                                 -----------

------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
REPURCHASE AGREEMENTS -- 7.2%
    Goldman Sachs 6.05%, dated
      06/30/95, matures 07/03/95,
      repurchase price $2,241,129
      (collateralized by U.S.
      Treasury Note, par value
      $2,335,000, 4.75%, matures
      08/31/98: market value,
      $2,328,105)                     $  2,240     $   2,240
    Republic New York City 6.07%,
      dated 06/30/95, matures
      07/03/95, repurchase price
      $2,240,133 (collateralized by




      U.S. Treasury Note, par value
      $2,235,000, 7.5%, matures
      12/31/96: market value
      $2,285,288)                        2,239         2,239
    Swiss Bank 6.12%, dated
      06/30/95, matures 07/03/95,
      repurchase price $2,240,142
      (collateralized by U.S.
      Treasury Note, par value
      $2,240,000, 7.875%, matures
      06/30/96: market value
      $2,283,904)                        2,239         2,239
                                                  -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $6,718,000)                                  6,718
                                                  -----------

TOTAL INVESTMENTS -- 98.6%
    (Cost $77,508,326)                                92,112
                                                  -----------

TOTAL OTHER ASSETS AND
  LIABILITIES, NET -- 1.4%                             1,276
                                                  -----------

NET ASSETS:
    Portfolio shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      8,171,138 outstanding shares                    78,691
    Portfolio shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      182,970 outstanding shares                       1,638
    Accumulated Net Realized Loss on
      Investments                                     (1,547)
    Net Unrealized Appreciation on
      Investments                                     14,604
    Undistributed Net Investment
      Income                                               2
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  93,388
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE
    SERIES A                                          $11.18
                                                  -----------
                                                  -----------
    SERIES B                                          $11.17
                                                  -----------




                                                  -----------

           *Non-income producing security
----       ADR -- American Depository Receipt
FS-4       See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  VALUE EQUITY FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                                Capital Goods 28%
                                Consumer Cyclical 26%
                                Financial 17%
                                Energy 9%
                                Basic Goods 7%
                                Utilities 5%
                                Transportation 4%
                                Staples 3%
                                Equivalents 1%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 99.4%
  AEROSPACE & DEFENSE -- 4.3%
    Loral                              11,200      $   580
    Rockwell International             20,000          915
                                                 -----------
                                                     1,495
                                                 -----------

  AIR TRANSPORTATION -- 1.2%
    Southwest Airlines                 18,100          432
                                                 -----------

  AIRCRAFT -- 3.4%
    Boeing                             11,200          701
    Sundstrand                          8,000          478
                                                 -----------
                                                     1,179




                                                 -----------

  AUTOMOTIVE -- 3.1%
    Allied Signal                      24,500        1,090
                                                 -----------

  BANKS -- 4.0%
    Bank of New York                   16,000          646
    First Union                         8,000          362
    Park National                       8,000          389
                                                 -----------
                                                     1,397
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------

  CHEMICALS -- 1.6%
    FMC*                                8,000      $   538
                                                 -----------

  DRUGS -- 5.3%
    Caremark International             36,800          735
    Carter-Wallace                     60,000          683
    Johnson & Johnson                   6,000          406
                                                 -----------
                                                     1,824
                                                 -----------

  ELECTRICAL SERVICES -- 4.0%
    American Electric Power            20,000          702
    Peco Energy                        25,000          691
                                                 -----------
                                                     1,393
                                                 -----------

  FINANCIAL SERVICES -- 11.5%
    Caterpillar                         9,500          610
    Dial                               14,300          354
    Franklin Resources                 20,000          890
    Merrill Lynch                      19,000          998
    Salomon                            28,600        1,147
                                                 -----------
                                                     3,999
                                                 -----------

  FOOD, BEVERAGE & TOBACCO -- 2.0%
    PepsiCo                            15,000          684
                                                 -----------

  GAS/NATURAL GAS -- 1.0%




    Enron                              10,000          351
                                                 -----------

  GLASS PRODUCTS -- 2.2%
    Corning                            23,200          760
                                                 -----------

  HOUSEHOLD PRODUCTS -- 1.5%
    Sherwin Williams                   14,500          517
                                                 -----------

  INSURANCE -- 4.0%
    American International Group        3,600          410
    Progressive of Ohio                25,000          960
                                                 -----------
                                                     1,370
                                                 -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------
                                                                          FS-5

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  VALUE EQUITY FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  MACHINERY -- 4.7%
    Emerson Electric                   10,600     $     758
    Harnischfeger Industries           25,000           866
                                                 -----------
                                                      1,624
                                                 -----------
  MEDICAL PRODUCTS &
    SERVICES -- 6.8%
    Columbia/HCA Healthcare            19,900           860
    Manor Care                         23,100           673
    Varian Associates                  15,000           829
                                                 -----------
                                                      2,362
                                                 -----------





  PAPER & PAPER PRODUCTS -- 5.9%
    Avery Dennison                     15,000           600
    Mead                               12,900           765
    Minnesota Mining & Manufacturing   11,800           676
                                                 -----------
                                                      2,041
                                                 -----------

  PETROLEUM & FUEL
    PRODUCTS -- 6.1%
    Anadarko Petroleum                 20,000           863
    Atlantic Richfield                  7,000           768
    Western Atlas                      11,000           488
                                                 -----------
                                                      2,119
                                                 -----------
  PETROLEUM REFINING -- 3.0%
    Mobil                              11,000         1,056
                                                 -----------

  PROFESSIONAL SERVICES -- 1.8%
    Flight Safety International        13,000           634
                                                 -----------
  RAILROADS -- 3.0%
    Conrail                            18,900         1,051
                                                 -----------

------------------------------------------------------------
Description                    Shares/Par (000)    Value (000)
--------------------------------------------------------------

  RETAIL -- 14.8%
    Bombay*                              50,000     $     394
    Circuit City Stores                  25,500           806
    Heilig-Meyers                        31,200           796
    Price/Costco*                        32,000           520
    Sears Roebuck                        18,000         1,078
    Talbots                              10,000           398
    Toys R US*                           15,000           439
    Wendy's International                40,000           715
                                                   -----------
                                                        5,146
                                                   -----------

  RUBBER AND PLASTICS
    FOOTWEAR -- 2.1%
    Nike, Cl B                            8,500           714
                                                   -----------

  SEMI-CONDUCTORS/
    INSTRUMENTS -- 2.1%




    AMP                                  17,000           718
                                                   -----------

TOTAL COMMON STOCK
    (Cost $29,816,002)                                 34,494
                                                   -----------

REPURCHASE AGREEMENTS -- 1.6%
  Goldman Sachs 6.05%, dated
    06/30/95, matures
    07/03/95, repurchase price
    $283,143 (collateralized
    by U.S. Treasury Note, par
    value $295,000, 4.375%,
    matures 08/31/98: market
    value $294,129)                      $  283           283
                                                   -----------

  Swiss Bank 6.12%, dated
    06/30/95, matures
    07/03/95, repurchase price
    $282,144 (collateralized
    by U.S. Treasury Note, par
    value $280,000, 7.875%,
    matures 06/30/96: market
    value $285,488)                         282           282
                                                   -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $565,000)                                       565
                                                   -----------

------
 FS-6      See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL INVESTMENTS -- 101.0%
    Cost $30,381,002)                              $  35,059
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- (1.0%)                                         (348)
                                                  -----------





NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 25 million authorized)
      based on
      2,173,174 outstanding shares                    26,113
    Portfolio Shares -- Series B ($0.001 par value -- 25 million authorized)
      based on
      259,425 outstanding shares                       2,357
    Accumulated Net Realized Gain on
      Investments                                      1,563
    Net Unrealized Appreciation on
      Investments                                      4,678
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  34,711
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                          $14.27
                                                  -----------
                                                  -----------
    SERIES B                                          $14.29
                                                  -----------
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  EQUITY INDEX FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                            Consumer Cyclicals 15%
                            Consumer Staples 12%
                            Utilities 12%
                            Finance 11%
                            Technology 11%
                            Energy 10%
                            Healthcare 9%
                            Capital Goods 8%
                            Basic Material 7%
                            Miscellaneous 3%
                            Transportation 2%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 99.8%
  AEROSPACE & DEFENSE -- 0.9%
    Lockheed Martin                     4,382      $   276
    Loral                               1,900           98
    Raytheon                            3,000          233
    Rockwell International              5,763          264
    TRW                                 1,500          120
                                                 -----------
                                                       991
                                                 -----------
  AGRICULTURE -- 0.1%
    Pioneer Hi-Bred International       2,500          105
                                                 -----------
  AIR TRANSPORTATION -- 0.6%
    AMR*                                1,800          134
    Delta Air Lines                     1,000           74
    Federal Express*                    1,300           79
    Southwest Airlines                  3,300           79
    UAL*                                1,300          182
    US Air Group*                      15,300          178
                                                 -----------
                                                       726
                                                 -----------
  AIRCRAFT -- 1.4%
    Aviall                                375            3
    Boeing                              8,937          560
    General Dynamics                    1,700           75
    McDonnell Douglas                   2,700          207
    Northrop Grumman                    1,700           89
    Parker Hannifin                     2,850          103
    Teledyne                            3,700           91
    Textron                             2,000          116
    United Technologies                 4,300          336
                                                 -----------
                                                     1,580
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------




  APPAREL/TEXTILES -- 0.2%
    Liz Claiborne                       5,000      $   106
    Russell                             3,100           89
    V. F.                               1,500           81
                                                 -----------
                                                       276
                                                 -----------
  AUTOMOTIVE -- 2.6%
    Allied Signal                       7,700          343
    Chrysler                            9,500          455
    Echlin                              2,500           87
    Fleetwood Enterprises               4,055           80
    Ford Motor                         24,300          723
    General Motors                     20,100          942
    Genuine Parts                       2,800          106
    Varity*                             3,260          143
                                                 -----------
                                                     2,879
                                                 -----------
  BANKS -- 5.7%
    Banc One                           12,222          394
    Bank of Boston                      2,900          109
    Bankamerica                        11,372          598
    Bankers Trust New York              1,800          112
    Barnett Banks                       2,200          113
    Boatman Bancshares                  4,600          162
    Chase Manhattan                     4,200          197
    Chemical Banking                    8,000          378
    Citicorp                           10,500          608
    First Chicago                       2,100          126
    First Fidelity Bancorp              1,800          106
    First Interstate Bancorp            1,900          152
    First Union                         5,500          249
    Fleet Financial Group               3,100          115
    Golden West Financial               1,800           85
    Great Western Financial             3,800           78
    H.F. Ahmanson                       3,600           79
    J P Morgan                          5,800          407
    Keycorp                             7,800          245
    MBNA                                3,300          111
    NBD Bancorp                         3,600          115
    NationsBank                         7,200          386
    Norwest                            10,900          313
    PNC Bank                            8,900          235
    Shawmut National                    3,700          118
    Suntrust Banks                      4,200          245
    U. S. Bancorp                       2,900           70
    U.S.T.                              4,600          137
    Wachovia                            3,900          139
    Wells Fargo                         1,500          270
                                                 -----------
                                                     6,452
                                                 -----------
  BEAUTY PRODUCTS -- 1.8%




    Alberto Culver                      3,200           97
    Avon Products                       1,600          107
    Colgate Palmolive                   3,346          245
    Dial                                3,300           82
    International Flavors               2,500          124
    Procter & Gamble                   19,700        1,416
                                                 -----------
                                                     2,071
                                                 -----------


-----    * Non-income producing security
 FS-8     See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  BROADCASTING, NEWSPAPERS &
    ADVERTISING -- 1.1%
    Capital Cities ABC                  4,000      $   419
    CBS                                 1,500          101
    Comcast                             5,400          100
    Interpublic Group                   2,200           83
    Tele-Communications, Cl A*         16,000          375
    Viacom Variable Common Rights*      5,600            8
    Viacom Voting*                        448           21
    Viacom, Cl B Non-Voting*            3,394          157
                                                 -----------
                                                     1,264
                                                 -----------
  BUILDING & CONSTRUCTION -- 0.2%
    Fluor                               1,900           99
    McDermott International             3,400           82
    Owens Corning Fiberglas*            2,800          103
                                                 -----------
                                                       284
                                                 -----------
  CHEMICALS -- 3.5%
    Air Products & Chemical             2,600          145
    Albemarle                           3,750           59
    Cytec Industries*                     842           34
    Dow Chemical                        7,250          521
    Dupont (E.I.) De Nemour            15,200        1,045
    Eastman Chemical                    2,850          170
    First Mississippi                   3,700          126
    FMC*                                1,400           94




    Great Lakes Chemical                1,600           96
    Hercules                            2,700          132
    Lilly Eli                           7,800          612
    Monsanto                            3,900          351
    Nalco Chemical                      2,300           84
    Praxair                             5,200          130
    Rohm & Haas                         1,500           82
    Union Carbide                       3,400          113
    W.R. Grace                          2,100          129
                                                 -----------
                                                     3,923
                                                 -----------
  COMMUNICATIONS EQUIPMENT -- 2.1%
    Andrew*                             2,400          139
    Cisco Systems*                      7,200          364
    DSC Communications*                 2,591          120
    ITT                                 2,600          306
    Motorola                           16,400        1,101
    Northern Telecom                    5,700          208
    Scientific-Atlantic                 3,400           75
                                                 -----------
                                                     2,313
                                                 -----------
  COMPUTERS & SERVICES -- 6.4%
    Amdahl*                             8,100           90
    Apple Computer                      2,600          121
    Autodesk                            2,400          103
    Automatic Data Processing           3,700          233
    Ceridian*                           3,000          111
    Compaq Computer*                    8,700          395
    Computer Associates International   3,700          251
    Computer Sciences*                  1,900          108

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  COMPUTERS & SERVICES, (continued)
    Digital Equipment*                  3,900      $   159
    Harris                              1,600           83
    Harris Computer Systems*               80            1
    Hewlett Packard                    14,200        1,058
    International Business Machines    16,800        1,612
    Lotus Development*                  1,800          115
    Microsoft*                         16,800        1,518
    Novell*                             8,300          165
    Oracle Systems*                    11,450          442
    Pitney Bowes                        5,000          192
    Sun Microsystems*                   2,800          136
    Tandem Computers*                   5,986           97
    Tandy                               1,800           93
    Unisys*                             7,400           80
                                                 -----------




                                                     7,163
                                                 -----------
  CONTAINERS & PACKAGING -- 0.2%
    Crown Cork & Seal*                  2,100          105
    Newell                              3,600           88
                                                 -----------
                                                       193
                                                 -----------
  DRUGS -- 4.8%
    Allergan                            3,200           87
    Alza, Cl A*                         3,400           79
    American Home Products              8,000          619
    Amgen*                              3,000          241
    Bristol-Myers Squibb               13,620          928
    Merck                              34,100        1,671
    Pfizer                              8,800          813
    Schering Plough                    10,900          481
    Therapeutic Discovery*                190            1
    Upjohn                              3,900          148
    Warner Lambert                      3,700          320
                                                 -----------
                                                     5,388
                                                 -----------
  ELECTRICAL EQUIPMENT -- 2.8%
    Emerson Electric                    6,300          450
    General Electric                   46,400        2,616
    Westinghouse Electric               8,000          117
                                                 -----------
                                                     3,183
                                                 -----------
  ELECTRICAL SERVICES -- 3.4%
    American Electric Power             4,200          148
    Baltimore Gas & Electric            6,050          151
    Carolina Power & Light              3,600          109
    Central & South West                7,400          194
    Consolidated Edison New York        5,300          156
    Detroit Edison                      3,300           97
    Dominion Resources of Virginia      3,500          128
    Duke Power                          4,600          191
    Entergy                             5,200          125
    FPL Group                           6,100          236
    Houston Industries                  2,900          122
    Niagara Mohawk Power                6,200           91
    Northern States Power               1,700           78
    Ohio Edison                         4,100           93
    Pacific Gas & Electric             11,500          334

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

------------------------------------------------------------
  EQUITY INDEX FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  ELECTRICAL SERVICES, (continued)
    Pacificorp                          6,400      $   120
    PECO Energy                         5,000          138
    Public Service Enterprise Group     5,500          153
    SCEcorp                            21,000          360
    Southern                           17,100          382
    Texas Utilities                     5,100          175
    Unicom                              4,800          128
    Union Electric Power                2,300           86
                                                 -----------
                                                     3,795
                                                 -----------
  ENTERTAINMENT -- 0.8%
    King World Productions*             2,600          105
    Walt Disney                        14,000          779
                                                 -----------
                                                       884
                                                 -----------
  ENVIRONMENTAL SERVICES -- 0.5%
    Browning Ferris Industries          5,900          213
    WMX Technologies                   12,900          366
                                                 -----------
                                                       579
                                                 -----------
  FINANCIAL SERVICES -- 2.5%
    American Express                   12,600          443
    Beneficial                          2,400          106
    Dean Witter Discover                8,341          392
    Federal Home Loan Mortgage
      Corporation                       4,700          323
    Federal National Mortgage
      Association                       8,200          774
    Household International             2,100          104
    Lehman Brothers Holdings            2,520           55
    Mellon Bank                         5,700          237
    Merrill Lynch                       4,600          242
    Providian                           2,300           83
    Salomon                             2,500          100
                                                 -----------
                                                     2,859




                                                 -----------
  FOOD, BEVERAGE & TOBACCO -- 8.7%
    American Brands                     4,500          179
    Anheuser Busch                      6,900          392
    Archer Daniels Midland             22,826          425
    Brown Forman, Cl B                  2,700           90
    Campbell Soup                       6,800          333
    Coca Cola                          34,900        2,226
    Conagra                             5,600          195
    Coors (Adolph), Cl B                5,600           92
    CPC International                   3,400          210
    General Mills                       3,600          185
    H J Heinz                           5,700          253
    Hershey Foods                       2,000          111
    Kellogg                             6,100          435
    Pepsico                            23,000        1,049
    Philip Morris Companies            24,300        1,807
    Quaker Oats                         3,000           99
    Ralcorp Holdings*                   1,633           37

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  FOOD, BEVERAGE & TOBACCO, (continued)
    Ralston-Ralston Purina Group        2,386      $   122
    RJR Nabisco Holdings                4,207          117
    Sara Lee                           12,600          359
    Seagram                            10,400          360
    Unilever N V                        4,200          547
    Whitman                             5,100           99
    Wrigley, William Jr                 2,600          121
                                                 -----------
                                                     9,843
                                                 -----------
  GAMES AND TOYS -- 0.2%
    Hasbro                              2,400           76
    Mattel                              5,000          130
                                                 -----------
                                                       206
                                                 -----------
  GAS/NATURAL GAS -- 0.9%
    Coastal                             2,500           76
    Columbia Gas Systems*               3,500          111
    Consoldiated Natural Gas            2,100           79
    Enron                               5,600          197
    Nicor                               3,700           99
    Pacific Enterprises                 3,800           93
    Panhandle Eastern                   4,200          102
    Peoples Energy                      4,100          106
    Sonat                               2,300           70
    Williams                            2,500           87
                                                 -----------




                                                     1,020
                                                 -----------
  GLASS PRODUCTS -- 0.5%
    Corning                             6,100          200
    PPG Industries                      7,300          314
                                                 -----------
                                                       514
                                                 -----------
  HOTELS & LODGING -- 0.5%
    Hilton Hotels                       1,100           77
    Marriott International             11,000          395
    Promus*                             2,300           90
                                                 -----------
                                                       562
                                                 -----------
  HOUSEHOLD FURNITURE &
    FIXTURES -- 0.5%
    Armstrong World Industries          1,600           80
    Black and Decker                    3,500          108
    Masco                               3,500           95
    Sherwin Williams                    2,300           82
    Snap-On Tools                       2,700          105
    Stanley Works                       1,800           68
                                                 -----------
                                                       538
                                                 -----------
  HOUSEHOLD PRODUCTS -- 0.7%
    Clorox                              1,300           85
    Gillette                           11,800          526
    Maytag                              5,600           90
    Whirlpool                           1,700           94
                                                 -----------
                                                       795
                                                 -----------

-----    * Non-income producing security
 FS-10     See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Shares       Value (000)
-------------------------------------------------------------
  INSURANCE -- 3.3%
    Aetna Life & Casualty             2,500         $   157
    Alexander and Alexander
      Services                        4,400             105
    American General                  5,400             182




    American International Group      8,812           1,005
    Chubb                             2,000             160
    Cigna                             1,600             124
    First Colony                      2,508              60
    General Re                        1,900             254
    Jefferson-Pilot                   1,400              77
    Lincoln National                  2,100              92
    Marsh & McLennan                  1,700             138
    Safeco                            1,400              80
    St. Paul                         11,327             558
    Torchmark                         1,800              68
    Transamerica                      1,600              93
    Travelers                         6,481             284
    Unum                              1,700              80
    USF & G                           5,500              89
    USLife                            2,600             105
                                                  -----------
                                                      3,711
                                                  -----------
  LUMBER & WOOD PRODUCTS -- 0.5%
    Georgia Pacific                   2,000             174
    Louisiana Pacific                 2,500              66
    Potlatch                          2,100              88
    Rayonier                          1,000              36
    Weyerhaeuser                      4,606             217
                                                  -----------
                                                        581
                                                  -----------
  MACHINERY -- 1.6%
    Caterpillar                       6,400             409
    Cooper Industries                 2,600             103
    Deere                             1,900             163
    Dover                             1,400             102
    Eaton                             1,700              99
    Gardner Denver Machinery*           272               5
    Harnischfeger Industries          3,300             114
    Illinois Tool Works               2,500             138
    Ingersoll Rand                    2,400              92
    National Service Industry         3,000              87
    SPX                               9,000             102
    Tenneco                           5,000             230
    Tyco International                1,700              92
    W W Grainger                      1,200              71
                                                  -----------
                                                      1,807
                                                  -----------
  MEASURING DEVICES -- 0.6%
    General Signal                    2,100              83
    Honeywell                         2,900             125
    Johnson Controls                  1,500              85
    Millipore                         1,700             115
    Pall                              4,500             100
    Perkin Elmer                      3,725             132
                                                  -----------




                                                        640
                                                  -----------

-------------------------------------------------------------
Description                          Shares       Value (000)
-------------------------------------------------------------
  MEDICAL PRODUCTS &
    SERVICES -- 2.0%
    Bausch & Lomb                     2,000         $    83
    Becton Dickinson                  1,700              99
    Beverly Enterprises*              6,600              82
    Biomet*                           5,800              90
    C R Bard                          3,500             105
    Columbia/HCA Healthcare          21,132             913
    Community Psychiatric*            8,300              93
    Manor Care                        3,100              90
    Medtronic                         2,600             201
    St. Jude Medical                  1,900              95
    Tenet Healthcare*                 4,100              59
    U.S. Healthcare                   3,600             110
    United Healthcare                 3,700             153
    United States Surgical            2,900              61
                                                  -----------
                                                      2,234
                                                  -----------
  MEDICAL SUPPLIES -- 2.2%
    Abbott Laboratories              21,100             855
    Baxter International              7,800             284
    Caremark International              600              12
    Johnson & Johnson                18,400           1,243
    Mallinckrodt Group                3,425             122
                                                  -----------
                                                      2,516
                                                  -----------
  METALS & MINING -- 0.9%
    Alcan Aluminum                    5,000             151
    Aluminum America                  4,000             200
    Asarco                            3,300             101
    Cyprus AMAX Minerals              2,400              68
    Englehard                         2,800             120
    Inco                              2,600              73
    Newmont Mining                    1,900              80
    Phelps Dodge                      1,600              94
    Reynolds Metal                    1,500              78
    Santa Fe Pacific Gold*            2,519              31
                                                  -----------
                                                        996
                                                  -----------
  MISCELLANEOUS BUSINESS
  SERVICES -- 0.3%
    Ecolab                            3,300              81
    Ogden                             9,600             210




                                                  -----------
                                                        291
                                                  -----------
  MISCELLANEOUS CHEMICAL
  PRODUCTS -- 0.1%
    Morton International              3,300              96
    Raychem                           1,900              73
                                                  -----------
                                                        169
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

------------------------------------------------------------
  EQUITY INDEX FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  MISCELLANEOUS CONSUMER
    SERVICES -- 0.2%
    H & R Block                         2,400      $    98
    Service International               2,900           92
                                                 -----------
                                                       190
                                                 -----------
  PAPER & PAPER PRODUCTS -- 2.3%
    Alco Standard                       1,200           96
    Avery Dennison                      2,300           92
    Bemis                               3,500           91
    Boise Cascade                       2,800          113
    Champion International              2,200          115
    Federal Paper Board                 2,700           96
    International Paper                 3,500          300
    James River                         3,200           88
    Kimberly Clark                      3,600          216
    Mead                                1,600           95
    Minnesota Mining &
      Manufacturing                    12,800          733
    Moore                               4,100           91
    Scott Paper                         3,400          168




    Stone Container*                    3,800           81
    Temple Inland                       1,400           67
    Union Camp                          1,550           90
    Westvaco                            2,100           93
                                                 -----------
                                                     2,625
                                                 -----------
  PETROLEUM REFINING -- 9.8%
    Amerada Hess                        2,100          103
    Amoco                              15,800        1,053
    Ashland Oil                         2,100           74
    Atlantic Richfield                  4,500          494
    Baker Hughes                        4,000           82
    Brunswick                           3,500           60
    Burlington Resources                2,900          107
    Chevron                            19,100          891
    Dresser Industries                  3,900           87
    Enserch                             6,600          113
    Exxon                              34,700        2,450
    Halliburton                         2,600           93
    Helmerich & Payne                   7,000          207
    Kerr-McGee                          1,500           80
    Louisiana Land & Exploration        3,100          124
    Mobil                              11,500        1,104
    Occidental Petroleum                6,900          158
    Oryx Energy*                        8,400          116
    Pennzoil                            1,500           71
    Phillips Petroleum                  5,900          197
    Royal Dutch Petroleum              15,000        1,828
    Santa Fe Energy Resources*         22,000          209
    Schlumberger                        6,400          398
    Texaco                              6,800          446
    Unocal                              6,400          177
    USX Marathon Group                  6,500          128
    USX-U.S. Steel Group                1,900           65

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  PETROLEUM REFINING, (continued)
    Western Atlas*                      2,594      $   115
                                                 -----------
                                                    11,030
                                                 -----------
  PHOTOGRAPHIC EQUIPMENT &
    SUPPLIES -- 0.8%
    Eastman Kodak                       7,100          430
    Polaroid                            2,300           94
    Xerox                               2,800          328
                                                 -----------
                                                       852
                                                 -----------




  PRECIOUS METALS -- 0.7%
    Barrick Gold                       12,000          303
    Echo Bay Mines                     23,200          209
    Homestake Mining                    6,800          112
    Placer Dome                         5,400          141
                                                 -----------
                                                       765
                                                 -----------
  PRINTING & PUBLISHING -- 1.4%
    American Greetings, Cl A            3,200           94
    Deluxe                              2,500           83
    Donnelley R R & Sons                3,200          115
    Dow Jones                           5,600          207
    Gannett                             3,300          179
    Knight-Ridder                       1,500           85
    McGraw-Hill                         1,100           83
    Meredith                            3,800           96
    New York Times, Cl A                3,200           75
    Time Warner                         9,900          408
    Times Mirror, Cl A                  3,100           74
    Times Mirror, Cl C*                   880           19
    Tribune                             1,500           92
                                                 -----------
                                                     1,610
                                                 -----------
  PROFESSIONAL SERVICES -- 0.2%
    Dun & Bradstreet                    3,800          200
                                                 -----------
  RAILROADS -- 1.0%
    Burlington Northern                 2,036          129
    Conrail                             1,800          100
    CSX                                 2,400          180
    Norfolk Southern                    3,100          209
    Santa Fe Pacific                    4,200          107
    Union Pacific                       6,300          349
                                                 -----------
                                                     1,074
                                                 -----------
  RETAIL -- 6.3%
    Albertsons                          6,400          190
    American Stores                     3,200           90
    Bruno's                             9,400          109
    Circuit City Stores                 3,000           95
    Darden Restaurants*                 3,600           39
    Dayton Hudson                       1,600          115
    Dillard Department Stores           2,700           79
    Gap                                 3,300          115
    Giant Food                          3,900          111
    Great Atlantic and Pacific          4,000          106

  * Non-income producing security
    See accompanying notes to financial statements

-----
 FS-12

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  RETAIL, (continued)
    Harcourt General                    2,300      $      97
    Home Depot                         11,866            482
    J.C. Penney                         6,500            312
    K Mart                              9,200            135
    Kroger*                             3,100             83
    Limited                             9,500            209
    Lowe's                              3,500            105
    May Department Stores               6,900            287
    McDonald's                         18,900            739
    Melville                            2,400             82
    Mercantile Stores                   2,200            102
    Nordstrom                           1,800             74
    Pep Boys -- Manny, Moe & Jack       3,226             86
    Price/Costco*                       4,900             80
    Rite Aid                            3,700             95
    Sears Roebuck                      12,100            724
    TJX Companies                       6,700             89
    Toys R US*                          6,500            190
    Wal Mart Stores                    62,300          1,667
    Walgreen                            2,800            140
    Wendy's International               5,900            105
    Winn Dixie Stores                   1,700             98
    Woolworth*                          7,500            113
                                                  -----------
                                                       7,143
                                                  -----------
  RUBBER & PLASTIC -- 0.5%
    Cooper Tire & Rubber                3,000             73
    Goodrich B F                        2,100            113
    Goodyear Tire & Rubber              3,380            139
    Premark International               1,700             88
    Rubbermaid                          6,300            175
                                                  -----------
                                                         588
                                                  -----------
  SEMICONDUCTORS/INSTRUMENTS -- 2.0%
    Advanced Micro Devices*             2,800            102
    AMP                                 4,800            203
    Intel                              23,400          1,481




    National Semiconductor*             4,400            122
    Texas Instruments                   2,600            348
                                                  -----------
                                                       2,256
                                                  -----------
  SHOES -- 0.2%
    Nike, Cl B                          1,700            143
    Reebok International                2,000             68
                                                  -----------
                                                         211
                                                  -----------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  STEEL & STEEL WORKS -- 0.3%
    Bethlehem Steel*                    5,900      $      96
    Nucor                               2,000            107
    Worthington Industries              4,600             94
                                                  -----------
                                                         297
                                                  -----------
  TELEPHONES & TELECOMMUNICATION -- 8.4%
    AT&T                               48,836          2,596
    Airtouch Communications*           24,900            710
    Ameritech                          14,400            634
    Bell Atlantic                      11,400            638
    Bellsouth                          14,700            933
    Cox*                                2,399             46
    GTE                                28,100            959
    MCI Communications                 17,358            382
    NYNEX                              11,000            443
    Pacific Telesis Group              13,700            366
    SBC Telecommunications             17,976            856
    Sprint                             10,800            363
    U S West                           11,900            495
                                                  -----------
                                                       9,421
                                                  -----------
  TRUCKING -- 0.3%
    Cummins Engine                      1,900             83
    Paccar                              1,500             70
    Pittston Services Group             3,700             89
    Roadway Services                    1,300             61
    Ryder System                        1,500             36
                                                  -----------
                                                         339
                                                  -----------
  WHOLESALE -- 0.3%
    Fleming Companies                   4,700            124
    McKesson                              900             42
    Super-Valu                          2,700             79




    Sysco                               4,100            121
                                                  -----------
                                                         366
                                                  -----------
TOTAL COMMON STOCK
      (Cost $92,407,326)                             112,299
                                                  -----------
CONVERTIBLE PREFERRED STOCKS -- 0%
  AIRCRAFT -- 0%
    Teledyne Incorporated $1.20
      Series E*                            37              1
                                                  -----------
    TOTAL CONVERTIBLE PREFERRED
      STOCKS                                               1
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------
                                                                          FS-13

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  EQUITY INDEX FUND (concluded)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
REPURCHASE AGREEMENTS -- 0.6%
    Goldman Sachs 6.05%, dated
      06/30/95, matures 07/03/95,
      repurchase price $353,178
      (collateralized by U.S.
      Treasury Note, par value
      $370,000, 4.75%, matures
      08/31/98: market value
      $368,907)                       $   353      $     353
    Sanwa Bank 6.15%, dated
      06/30/95, matures 07/03/95,
      repurchase price $353,181
      (collateralized by U.S.
      Treasury Note, par value
      $350,000, 6.625%, matures
      03/31/97: market value




      $365,825)                           353            353
                                                  -----------

TOTAL REPURCHASE AGREEMENTS
      (Cost $706,000)                                    706
                                                  -----------

TOTAL INVESTMENTS -- 100.4%
    (Cost $93,113,326)                               113,006
                                                  -----------

TOTAL OTHER ASSETS AND
  LIABILITIES, NET -- (0.4%)                            (453)
                                                  -----------

NET ASSETS:
    Portfolio shares ($0.001 par
      value -- 500 million
      authorized) based on 4,731,823
      outstanding shares                              92,048
    Accumulated Net Realized Gain on
      Investments                                        612
    Net Unrealized Appreciation on
      Investments                                     19,893
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $ 112,553
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE                                     $23.79
                                                  -----------
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements

-----
 FS-14

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS                               COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  INTERNATIONAL GROWTH FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                             Japan 34%
                             Europe 22%
                             United Kingdom 18%
                             Other Pacific Rim 16%
                             Smaller Markets 7%
                             Cash Equivalents 3%

-----------------------------------------------------------
Description                          Shares     Value (000)
-----------------------------------------------------------
FOREIGN STOCKS -- 95.6%
  ARGENTINA -- 0.5%
    Buenos Aires Embotelladora ADR     4,200      $   106
    Capex GDS*                        12,500          181
    Compania Naviera Perez ADS        36,700          154
    YPF Sociedad Anonima ADS           5,400          103
                                                -----------
                                                      544
                                                -----------
  AUSTRALIA -- 1.3%
    Broken Hill Proprietary          121,770        1,497
                                                -----------

  AUSTRIA -- 0.8%
    Oest Elektrizatswirts Series A     5,047          370
    Vienna International Airport       9,500          505
                                                -----------
                                                      875
                                                -----------
  BELGIUM -- 0.5%
    Kredietbank                        2,600          615
                                                -----------

-----------------------------------------------------------
Description                          Shares     Value (000)
-----------------------------------------------------------
  BRAZIL -- 1.1%
    Compania Vale Rio Doce ADR        10,300      $   395
    Rhodia-Ster GDR                   20,097          281
    Telebras ADR                       9,550          322
    Usiminas ADR                      18,600          205
                                                -----------
                                                    1,203
                                                -----------
  CHILE -- 1.2%
    Madeco ADR                        14,830          426




    Maderas Y Sintecticos Sociedad
      ADR                             17,000          319
    Sociedad Quimica Y Minera ADR     13,161          622
                                                -----------
                                                    1,367
                                                -----------
  COLOMBIA -- 0.5%
    Cementos Diamante GDS             18,800          536
                                                -----------
  ECUADOR -- 0.2%
    La Cemento Nacional GDR              832          200
                                                -----------
  FRANCE -- 5.6%
    AXA                               18,500          999
    Cie de Saint-Gobain                3,100          375
    Imetal SA                          3,887          457
    L'Oreal                            4,800        1,203
    Schneider                         12,800        1,013
    Seita                             35,000        1,052
    Societe Nationale Elf Aquitaine   16,000        1,183
                                                -----------
                                                    6,282
                                                -----------
  GERMANY -- 3.0%
    Bayerische Motoren Werk              863          474
    Mannesmann AG                      4,300        1,315
    Veba AG                            4,000        1,571
                                                -----------
                                                    3,360
                                                -----------
  HONG KONG -- 6.3%
    Amoy Properties                  952,000          837
    China Light & Power              200,000        1,029
    HSBC Holdings                    123,501        1,584
    Hutchison Whampoa                374,000        1,807
    Swire Pacific                    235,000        1,792
                                                -----------
                                                    7,049
                                                -----------
  INDIA -- 1.2%
    Himalayan Fund*                   77,718        1,050
    Himalayan Fund Warrants*           7,243            5
    Indian Opportunities Fund*        29,000          352
                                                -----------
                                                    1,407
                                                -----------

  *Non-income producing security ADR -- American Depository Receipts ADS --
   American Depository Shares GDR -- Global Depository Receipts GDS -- Global Depository Shares IDR -- International Depository Receipts

   See accompanying notes to financial statements                     --------
                                                                         FS-15

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
-----------------------------------------------------------
  INTERNATIONAL GROWTH FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  ISRAEL -- 0.7%
    Near East Opportunities Fund*       80,000    $     800
                                                 -----------
  ITALY -- 1.6%
    Rinascente                         162,000          921
    Telecom Italia                     345,000          936
                                                 -----------
                                                      1,857
                                                 -----------
  JAPAN -- 32.9%
    Amano Corporation                   47,000          555
    Asahi Chemical Industries          198,000        1,301
    Asahi Diamond Industrial            43,000          528
    Canon Incorporated                  93,000        1,515
    Daifuku Company Limited             43,000          482
    DDI Corporation                        147        1,180
    Eidensha Limited                    27,000          331
    Enplas                              15,000          301
    Hitachi Limited                    163,000        1,625
    Hitachi Metals                     112,000        1,257
    Honda Motor Company                 79,000        1,212
    Ito Yokado Company                  22,000        1,160
    Itochu Company                     236,000        1,379
    Kamigumi Company                   102,000        1,023
    Kirin Beverage                      35,000          582
    Kuraray Warrants*                      360          117
    Kyocera Corporation                 21,000        1,730
    Mabuchi Motor                        9,000          620
    Marui Company                       67,000        1,067
    Maspro Denkoh                       12,000          241
    Mitsubishi Heavy Industries        254,000        1,727
    Mitsui Fudosan                     101,000        1,157
    Nippon Express                     151,000        1,390
    Nippon System Development           17,000          207
    Nomura Securities                   77,000        1,345
    Organo                              40,000          373




    Riso Kagaku Corporation              6,100          425
    Rohm Company                        37,000        1,913
    Sankyo Company                      61,000        1,418
    Sekisui Warrants*                      155          122
    Shimachu                            17,000          431
    Shin-Etsu Chemical                  83,000        1,459
    Sony Corporation                    24,000        1,153
    Sumitomo Electric                  109,000        1,299
    Sumitomo Forestry                   88,000        1,464
    Sumitomo Trust & Banking           110,000        1,337
    Tochigi Fuji Industrial             41,000          314
    Tokio Marine & Fire Insurance      117,000        1,342
                                                 -----------
                                                     37,082
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  LUXEMBOURG -- 0.5%
    Millicom International*             18,000    $     533
                                                 -----------
  MALAYSIA -- 2.6%
    Arab-Malaysian Merchant Bank       106,000        1,261
    Genting Berhad                     114,000        1,127
    Resorts World Berhad                88,000          516
                                                 -----------
                                                      2,904
                                                 -----------
  NETHERLANDS -- 3.8%
    Elsevier NV                        131,750        1,556
    International Nederlanden           22,700        1,256
    International Nederlanden Rights*   26,500           37
    Koninkijke PTT Nederland*           17,000          611
    Polygram                            14,500          857
                                                 -----------
                                                      4,317
                                                 -----------
  SINGAPORE -- 3.8%
    Development Bank of Singapore       88,000        1,002
    First Capital Corporation          227,000          702
    Jardine Matheson & Company ADR     156,800        1,152
    Singapore Press                     98,400        1,472
                                                 -----------
                                                      4,328
                                                 -----------
  SOUTH AFRICA -- 1.4%
    Iscor*                             106,100          121
    Malbak                              50,000          316
    Murray & Roberts*                   34,500          199
    Safmarine & Rennie Holding Limited  80,000          232
    Sasol                               35,000          336




    South African Brewery               12,000          342
                                                 -----------
                                                      1,546
                                                 -----------
  SOUTH KOREA -- 0.6%
    Korea Preferred Share Fund*         41,000          400
    Seoul Access Trust IDR*                  9          140
    Seoul Excel Trust IDR*                  18          186
                                                 -----------
                                                        726
                                                 -----------
  SPAIN -- 1.7%
    Banco de Santander                  23,000          908
    Fom de Const Y Contratas SA*         5,000          425
    Repsol Petroleum SA                 19,220          605
                                                 -----------
                                                      1,938
                                                 -----------
  SWEDEN -- 1.3%
    Electrolux                          14,900          678
    Stora Kopparbergs Series A          61,000          817
                                                 -----------
                                                      1,495
                                                 -----------
  SWITZERLAND -- 3.7%
    Nestle SA Registered                 1,470        1,531
    Roche Holding                          210        1,354
    Zurich Insurance                     1,010        1,270
                                                 -----------
                                                      4,155
                                                 -----------


         * Non-income producing security
           ADR -- American Depository Receipts
           ADS -- American Depository Shares
           GDR -- Global Depository Receipts
           GDS -- Global Depository Shares
----       IDR -- International Depository Receipts
FS-16       See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

---------------------------------------------------------------
Description                      Shares/Par (000)   Value (000)
---------------------------------------------------------------
  TAIWAN -- 1.1%
    Taiwan Opportunities Fund*        130,000        $   1,197
                                                    -----------

  THAILAND -- 0.2%
    Krung Thai Bank                    42,000              170
                                                    -----------

  UNITED KINGDOM -- 17.5%
    Argyll Group                      170,000              908
    Barratt Development               377,000            1,097
    British Airways                   109,000              714
    British Telecommunications        138,000              860
    BTR Warrants*                     265,000              259
    Dixons Group                      212,000              866
    East Midlands Electricity          76,532              780
    GKN                               102,000            1,039
    Glaxo Wellcome                    106,000            1,300
    Granada Group                     124,000            1,198
    Grand Metropolitan                189,000            1,158
    Ladbroke                          250,000              672
    Lex Service                       119,000              653
    McKenchie                          84,000              567
    NFC                               362,000              926
    Reckitt & Coleman                 118,000            1,244
    Tomkins                           361,000            1,291
    TSB Group                         258,000              992
    Unilever                           72,000            1,458
    Wassall                           168,750              697
    Wolseley                          196,000            1,081
                                                    -----------
                                                        19,760
                                                    -----------

TOTAL FOREIGN STOCKS
    (Cost $102,618,242)                                107,743
                                                    -----------

CONVERTIBLE BONDS -- 0.8%

  JAPAN -- 0.8%
    Daiwa International
      2.000%, 03/31/98                 80,000              954
                                                    -----------

TOTAL CONVERTIBLE BONDS
    (Cost $973,449)                                        954
                                                    -----------

TOTAL INVESTMENTS -- 96.4%
    (Cost $103,591,691)                              $ 108,697
                                                    -----------
                                                    -----------


  *Non-income producing security
   ADR -- American Depository Receipts
   ADS -- American Depository Shares
   GDR -- Global Depository Receipts
   GDS -- Global Depository Shares
   IDR -- International Depository Receipts
   See accompanying notes to financial statements                     --------
                                                                          FS-17

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

------------------------------------------------------------
  BALANCED FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                            Technology 23%
                            Consumer Cyclicals 16%
                            Healthcare 16%
                            Energy 11%
                            Finance 10%
                            Utilities 8%
                            Capital Goods 7%
                            Consumer Staples 6%
                            Basic Materials 2%
                            Transportation 1%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 60.3%
  AEROSPACE & DEFENSE -- 1.0%
    Loral                              12,000      $   621
                                                 -----------
  BANKS -- 2.0%
    Barnett Banks                      11,000          564
    J P Morgan                         10,000          701
                                                 -----------
                                                     1,265
                                                 -----------
  BEAUTY PRODUCTS -- 0.6%
    Procter & Gamble                    5,275          379
                                                 -----------

  BROADCASTING, NEWSPAPERS &
    ADVERTISING -- 3.2%
    Capital Cities ABC                  6,000          629
    Comcast                            42,522          789
    Tele-Communications, Cl A*         25,200          591
                                                 -----------
                                                     2,009
                                                 -----------
  COMMUNICATION -- 1.3%
    Cisco Systems*                      9,100          460
    Qualcomm Incorporated*             10,000          346
                                                 -----------
                                                       806
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  COMMUNICATIONS EQUIPMENT -- 3.7%
    Amphenol -- C1 A*                  21,600      $   629
    General Instrument                 10,000          384
    Glenayre Technologies*             16,350          834
    U.S. Robotics*                      4,600          501
                                                 -----------
                                                     2,348
                                                 -----------
  COMPUTERS & SERVICES -- 1.6%
    Hewlett Packard                     7,400          552
    Silicon Graphics*                  12,500          498
                                                 -----------
                                                     1,050
                                                 -----------
  DRUGS -- 6.9%
    American Home Products              5,700          441
    Amgen*                              6,800          547
    Chiron*                             3,767          245
    Glaxo PLC ADR                      30,400          738
    Merck                              11,600          568
    Schering Plough                    13,800          609
    Smith Kline Beecham ADR            16,000          724
    Warner Lambert                      6,150          531
                                                 -----------
                                                     4,403
                                                 -----------
  ELECTRICAL EQUIPMENT -- 1.3%
    Emerson Electric                    5,750          411
    General Electric                    7,000          395
                                                 -----------
                                                       806
                                                 -----------
  ELECTRICAL UTILITIES -- 3.5%
    Central & South West               28,000          735




    Public Service Enterprise Group    26,900          746
    Texas Utilities                    21,900          753
                                                 -----------
                                                     2,234
                                                 -----------
  ENTERTAINMENT -- 2.3%
    Circus Circus Enterprises*         10,000          353
    Walt Disney                         8,500          473
    Mirage Resorts*                    20,000          612
                                                 -----------
                                                     1,438
                                                 -----------
  FINANCIAL SERVICES -- 3.1%
    American Express                   14,200          499
    Chelsea GCA Realty REIT            14,900          402
    Federal National Mortgage
      Association                       7,200          680
    Horizon Outlet Centers REIT        15,500          360
                                                 -----------
                                                     1,941
                                                 -----------
  FOOD, BEVERAGE & TOBACCO -- 2.6%
    Coca Cola                           7,600          484
    Conagra                            12,000          419
    Pepsico                             8,000          365
    Sara Lee                           13,300          379
                                                 -----------
                                                     1,647
                                                 -----------

         * Non-income producing security
           ADR -- American Depository Receipt
           FHLMC -- Federal Home Loan Mortgage Corporation
           GNMA -- Government National Mortgage Association
----       REIT -- Real Estate Investment Trust
FS-18      See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  HOTELS & LODGING -- 1.5%
    Hilton Hotels                       6,600      $     464
    Promus Companies*                  12,100            472
                                                  -----------
                                                         936
                                                  -----------
  HOUSEHOLD FURNITURE & FIXTURES -- 0.5%
    Masco                              11,800            319
                                                  -----------
  HOUSEHOLD PRODUCTS -- 0.7%
    Gillette                           10,600            473
                                                  -----------
  INSURANCE -- 1.4%
    American International Group        4,000            456
    Chubb                               5,300            425
                                                  -----------
                                                         881
                                                  -----------
  MEASURING DEVICES -- 1.2%
    Honeywell                          17,000            733
                                                  -----------
  MEDICAL PRODUCTS & SERVICES
    -- 0.6%
    Health Management -- Cl A*         13,050            382
                                                  -----------
  MEDICAL SUPPLIES -- 1.9%
    Abbott Laboratories                12,500            506
    Johnson and Johnson                10,600            717
                                                  -----------
                                                       1,223
                                                  -----------
  PAPER & PAPER PRODUCTS -- 0.9%
    Scott Paper                        11,800            584
                                                  -----------
  PETROLEUM REFINING -- 6.7%
    Amoco                               7,500            500
    Atlantic Richfield                  5,875            645
    Baker Hughes                       24,000            492
    Burlington Resources               12,500            461
    Chevron                            10,000            466
    Exxon                              10,300            726
    Mobil                               5,100            490
    Texaco                              7,000            459
                                                  -----------
                                                       4,239
                                                  -----------
  PRINTING & PUBLISHING -- 0.7%
    Time Warner                        10,800            444
                                                  -----------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  PROFESSIONAL SERVICES -- 1.5%
    First Data                          7,000      $     398
    Paychex                            15,000            544
                                                  -----------




                                                         942
                                                  -----------
  RAILROADS -- 0.7%
    Conrail                             8,300            462
                                                  -----------
  RESTAURANT -- 0.8%
    McDonald's                         13,100            513
                                                  -----------
  RETAIL -- 0.4%
    Gap                                 7,500            262
                                                  -----------
  SEMI-CONDUCTORS/INSTRUMENTS -- 3.2%
    Intel                              11,200            709
    Lam Research*                       9,909            634
    Linear Technology                  10,000            660
                                                  -----------
                                                       2,003
                                                  -----------
  SERVICES-PREPACKAGED SOFTWARE -- 0.9%
    Oracle Systems*                    15,300            591
                                                  -----------
  TELEPHONES &
    TELECOMMUNICATION -- 3.6%
    ALC Communications*                10,000            451
    Bellsouth                           5,500            349
    LCI International*                 18,000            551
    Mobile Telecommunication*          21,000            576
    SBC Telecommunications              8,000            381
                                                  -----------
                                                       2,308
                                                  -----------
TOTAL COMMON STOCK
    (Cost $32,973,313)                                38,242
                                                  -----------
CONVERTIBLE PREFERRED STOCKS -- 0.6%
  AUTOMOTIVE -- 0.6%
    General Motors, Ser C, 3.25%
      annual rate, convertible to
      1.4078 shares                     6,500            410
                                                  -----------
TOTAL CONVERTIBLE PREFERRED STOCKS
    (Cost $365,290)                                      410
                                                  -----------

  * Non-income producing security
    ADR -- American Depository Receipt
    FHLMC -- Federal Home Loan Mortgage Corporation
    GNMA -- Government National Mortgage Association
    REIT -- Real Estate Investment Trust
    See accompanying notes to financial statements
                                                                      --------
                                                                          FS-19

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  BALANCED FUND (continued)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
CONVERTIBLE BONDS -- 2.0%
    Browning-Ferris, convertible to
      24.39 shares
      6.250%, 08/15/12                $   425      $     426
    Masco, convertible to 23.364
      shares
      5.250%, 02/15/12                    100             88
    Oryx Energy, convertible to
      25.559 shares
      7.500%, 05/15/14                    400            350
    Time Warner, convertible to
      1.0476 shares
      8.750%, 01/10/15                    396            412
                                                  -----------
TOTAL CONVERTIBLE BONDS
    (Cost $1,327,167)                                  1,276
                                                  -----------
U.S. TREASURY OBLIGATIONS -- 19.8%
  U.S. Treasury Bill
    7.140%, 12/14/95                    1,000            975
  U.S. Treasury Bonds
    7.250%, 05/15/16                      500            531
    7.125%, 02/15/23                      500            527
  U.S. Treasury Notes
    4.625%, 08/15/95                    1,500          1,498
    3.875%, 08/31/95                      500            499
    3.875%, 10/31/95                      500            497
    4.000%, 01/31/96                    1,000            990
    5.875%, 05/31/96                    2,000          2,002
    7.250%, 08/31/96                      500            508
    6.500%, 09/30/96                    2,500          2,521
    6.000%, 12/31/97                      500            501
    5.125%, 03/31/98                      500            490
    6.000%, 10/15/99                      500            500
    6.375%, 01/15/00                      500            507
                                                  -----------
TOTAL U.S. TREASURY OBLIGATIONS

    (Cost $12,551,608)                                12,546
                                                  -----------
U.S. GOVERNMENT AGENCY OBLIGATIONS
  -- 0.8%
  FHLMC
    6.440%, 01/28/00                      500            504
                                                  -----------
TOTAL U.S. GOVERNMENT AGENCY
  OBLIGATIONS
    (Cost $500,000)                                      504
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-BACKED
  BONDS -- 1.7%
  GNMA
    9.000%, 10/15/19                  $   247      $     260
    7.500%, 12/15/22                      799            804
                                                  -----------
TOTAL U.S. GOVERNMENT MORTGAGE-
  BACKED BONDS
    (Cost $1,063,499)                                  1,064
                                                  -----------
U.S. AGENCY MORTGAGE-BACKED
  BONDS -- 2.7%
  FHLMC
    6.000%, 05/01/08                      855            828
    5.500%, 11/01/08                      908            864
                                                  -----------
TOTAL U.S. AGENCY MORTGAGE-BACKED
  BONDS
    (Cost $1,744,652)                                  1,692
                                                  -----------
CORPORATE OBLIGATIONS -- 6.7%
  Bell Atlantic
    5.470%, 04/27/98                      500            489
  Bellsouth
    7.000%, 02/01/05                      500            510
  Coca Cola
    6.000%, 07/15/03                    1,000            961
  Dayton Hudson
    8.500%, 12/01/22                      500            536
  Ford Motor Credit
    6.375%, 04/15/00                      500            494
    7.500%, 01/15/03                    1,000          1,040
  Merrill Lynch
    7.000%, 04/27/08                      250            246
                                                  -----------
TOTAL CORPORATE OBLIGATIONS
    (Cost $4,248,417)                                  4,276
                                                  -----------
REPURCHASE AGREEMENTS -- 5.8%
    Goldman Sachs 6.05% dated
      06/30/95, matures 07/03/95,
      repurchase price $924,466
      (collateralized by U.S.
      Treasury Note, par value
      $965,000, 4.75%, matures
      08/31/98: market value
      $962,151)                           924            924

         * Non-income producing security
           ADR -- American Depository Receipt
           FHLMC -- Federal Home Loan Mortgage Corporation
           GNMA -- Government National Mortgage Association
----       REIT -- Real Estate Investment Trust
FS-20      See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  REPURCHASE AGREEMENTS, (continued)
    Republic New York City 6.07% dated 06/30/95, matures 07/03/95, repurchase price $923,467 (collateralized by U.S. Treasury Note, par value $920,000,
      7.50%, matures 12/31/96: market value
      $940,700)                       $   923      $     923
    Sanwa Bank 6.15% dated 06/30/95,
      matures 07/03/95, repurchase
      price $923,473 (collateralized
      by U.S. Treasury Note, par
      value $915,000, 6.625%,
      matures 03/31/97: market value
      $956,241)                           923            923
    Swiss Bank 6.12% dated 06/30/95,
      matures 07/03/95, repurchase
      price $923,471 (collateralized
      by U.S. Treasury Note, par
      value $925,000, 7.875%,
      matures 03/31/96: market value
      $943,130)                           923            923




                                                  -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $3,693,000)                                  3,693
                                                  -----------

TOTAL INVESTMENTS -- 100.4%
    (Cost $58,466,946)                                63,703
                                                  -----------
TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- (0.4%)                                         (267)
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      5,524,814 outstanding shares                 $  56,397
    Portfolio Shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      211,863 outstanding shares                       2,158
    Undistributed Net Investment
      Income                                               2
    Accumulated Net Realized Loss on
      Investments                                       (357)
    Net Unrealized Appreciation on
      Investments                                      5,236
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  63,436
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE
    SERIES A                                          $11.06
                                                  -----------
                                                  -----------
    SERIES B                                          $11.06
                                                  -----------
                                                  -----------

  * Non-income producing security
    ADR -- American Depository Receipt
    FHLMC -- Federal Home Loan Mortgage Corporation
    GNMA -- Government National Mortgage Association
    REIT -- Real Estate Investment Trust

    See accompanying notes to financial statements
                                                                      --------
                                                                         FS-21

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF ASSETS AND LIABILITIES (000)              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

                                                                                                       -----------
                                                                                                       INTERNATIONAL
                                                                                                       GROWTH FUND
                                                                                                       -----------

ASSETS:
    Investments at Market Value (Cost $103,591,691)                                                     $ 108,697
    Cash                                                                                                    3,029
    Other Assets                                                                                            1,878
                                                                                                       -----------
      Total Assets                                                                                        113,604
                                                                                                       -----------

LIABILITIES:
    Other Liabilities                                                                                         823
                                                                                                       -----------
      Total Liabilities                                                                                       823
                                                                                                       -----------
NET ASSETS:
    Portfolio Shares--Series A ($0.001 Par Value--25 million authorized) based on
      9,021,890 outstanding shares                                                                      $ 104,794
    Portfolio Shares--Series B ($0.001 Par Value--25 million authorized) based on
      158,405 outstanding shares                                                                            2,039
    Accumulated Net Realized Loss on Investments                                                             (299)
    Accumulated Net Realized Loss on Foreign Currency Transactions                                           (467)
    Net Unrealized Appreciation on Foreign Currency and Translation of Other Assets and Liabilities
     Denominated in Foreign Currencies                                                                        659
    Net Unrealized Appreciation on Investments                                                              5,105
    Undistributed Net Investment Income                                                                       950
                                                                                                       -----------
      TOTAL NET ASSETS                                                                                  $ 112,781
                                                                                                       -----------
                                                                                                       -----------
    NET ASSET VALUE AND REDEMPTION PRICE PER SHARE
         SERIES A                                                                                       $   12.29
                                                                                                       -----------
                                                                                                       -----------
         SERIES B                                                                                       $   12.27
                                                                                                       -----------
                                                                                                       -----------

-----
 FS-22          See accompanying notes to financial statements

  For the year ended June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF OPERATIONS (000)                          COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

                                        -----------   -----------   ----------   -----------   ----------
                                          GROWTH         VALUE        EQUITY     INTERNATIONAL  BALANCED
                                        EQUITY FUND   EQUITY FUND   INDEX FUND   GROWTH FUND      FUND
                                        -----------   -----------   ----------   -----------   ----------
INVESTMENT INCOME:
      Dividends                           $   855       $   618      $  2,376      $ 2,218      $  1,949
      Interest                                385            46            86          334           317
      Less: Foreign taxes withheld             --            --            --         (227)           --
                                        -----------   -----------   ----------   -----------   ----------
      Total investment income               1,240           664         2,462        2,325         2,266
                                        -----------   -----------   ----------   -----------   ----------
EXPENSES:
    Investment advisory fees                  580           251           345          919           375
    Waiver of Investment advisory fees       (193)          (51)         (260)         (57)         (134)
    Administrative fees                       193            84           216          287           134
    Waiver of Administrative fees             (70)          (30)          (78)        (103)          (48)
    Transfer agent fees & expenses             25            10            28           45            17
    Custodian fees                             --            --            --           32            --
    Professional fees                          13             6            14           15             9
    Registration & filing fees                 13             5            17           14             7
    Organizational costs                       --            --            --           --             6
    12b-1 fees                                  5            12            --            5             6
    Taxes--other than income                   11             5            13           21             9
    Pricing fees                                9             1             2           13             2
    Miscellaneous                               9             7            18           19            11
                                        -----------   -----------   ----------   -----------   ----------
      Total expenses                          595           300           315        1,210           394
                                        -----------   -----------   ----------   -----------   ----------
Net investment income                         645           364         2,147        1,115         1,872
                                        -----------   -----------   ----------   -----------   ----------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS, FORWARD FOREIGN
  CURRENCY CONTRACTS AND FOREIGN
  CURRENCY:
    Net realized gain (loss) from
      security transactions                   308         2,110         3,527        1,400          (155)
    Net realized loss on forward
      foreign currency contracts and
      foreign currency transactions            --            --            --         (351)           --
    Net unrealized appreciation on




      forward foreign currency
      contracts and translation of
      assets and liabilities in
      foreign currency                         --            --            --        1,178            --
    Net unrealized appreciation
      (depreciation) on investments        16,243         2,869        14,303       (3,861)        6,794
                                        -----------   -----------   ----------   -----------   ----------
    Net realized and unrealized gain
      (loss) on investments, forward
      foreign currency contracts and
      foreign currency                     16,551         4,979        17,830       (1,634)        6,639
                                        -----------   -----------   ----------   -----------   ----------
    Net increase (decrease) in net
      assets resulting from operations    $17,196       $ 5,343      $ 19,977      $  (519)     $  8,511
                                        -----------   -----------   ----------   -----------   ----------
                                        -----------   -----------   ----------   -----------   ----------
COMPUTATION OF NET ASSET VALUE AND
  OFFERING PRICE--JUNE 30, 1995:
    Series A
      (1) Net asset value, offer and
          redemption price                $ 11.18       $ 14.27      $  23.79      $ 12.29      $  11.06
                                        -----------   -----------   ----------   -----------   ----------
                                        -----------   -----------   ----------   -----------   ----------
    Series B
         (1) Net asset value,
             redemption price               11.17         14.29                      12.27         11.06
         (2) Maximum sales charge of
             4.50%                           0.53          0.67                       0.58          0.52
                                        -----------   -----------                -----------   ----------
    Offering price                        $ 11.70       $ 14.96                    $ 12.85      $  11.58
                                        -----------   -----------                -----------   ----------
                                        -----------   -----------                -----------   ----------

  (1) Net asset value per share, as illustrated, is the amount which would be paid upon the redemption or repurchase of shares.
  (2) The offer price is calculated by dividing the net asset value of Series B by 1 minus the maximum sales charge of 4.50%.
      See accompanying notes to financial statements.               ----------
                                                                         FS-23

  For the periods ended June 30,
--------------------------------------------------------------------------------
  STATEMENT OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------

                                           ------------------
                                                 GROWTH
                                              EQUITY FUND
                                          ------------------
                                            1995       1994
                                          ---------  ---------
OPERATIONS:
  Net investment income                   $     645  $     345
  Net realized gain (loss) from security
    transactions                                308      2,112
  Net realized gain (loss) on forward
    foreign currency contracts and
    foreign currency transactions                --         --
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                                   --         --
  Net unrealized appreciation
    (depreciation) on investments            16,243     (8,083)
                                          ---------  ---------
  Net increase (decrease) in net assets
    resulting from operations                17,196     (5,626)
                                          ---------  ---------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                   (632)      (329)
    Series B                                    (10)       (14)
  Net realized gains:
    Series A                                     --         --
    Series B                                     --         --
                                          ---------  ---------
      Total dividends distributed              (642)      (343)
                                          ---------  ---------
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued              28,885     28,410
    Shares issued in lieu of cash
     distributions                              528        256
    Cost of shares repurchased              (19,116)   (21,517)
                                          ---------  ---------
    Increase in net assets from Series A
     transactions                            10,297      7,149
  Series B:




    Proceeds from shares issued                 280      6,201
    Shares issued in connection with
     acquisition of Capstone Cashman
     Farrell Value Fund                          --         --
    Shares issued in lieu of cash
     distributions                                9         14
    Cost of shares repurchased                 (359)    (9,789)
                                          ---------  ---------
    Increase (decrease) in net assets
     from Series B transactions                 (70)    (3,574)
                                          ---------  ---------
Increase in net assets derived from
  capital share transaction                  10,227      3,575
                                          ---------  ---------
      Net increase (decrease) in net
       assets                                26,781     (2,394)
                                          ---------  ---------
NET ASSETS:
  Beginning of period                        66,607     69,001
                                          ---------  ---------
  End of period                           $  93,388  $  66,607
                                          ---------  ---------
                                          ---------  ---------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                   7,309      6,934
                                          ---------  ---------
  Series A:
    Shares issued                             2,945      2,826
    Shares issued in lieu of cash
     distributions                               54         26
    Shares repurchased                       (1,947)    (2,142)
                                          ---------  ---------
      Total Series A transactions             1,052        710
                                          ---------  ---------
  Series B:
    Shares issued                                29        598
    Shares issued in connection with
     acquisition of Capstone Cashman
     Farrell Value Fund                          --         --
    Shares issued in lieu of cash
     distributions                                1          1
    Shares repurchased                          (37)      (934)
                                          ---------  ---------
      Total Series B transactions                (7)      (335)
                                          ---------  ---------
Increase in capital share transactions        1,045        375
                                          ---------  ---------
Capital shares outstanding at end of
  period                                      8,354      7,309
                                          ---------  ---------
                                          ---------  ---------

-----
 FS-24                         See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                                                           COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

                                         ------------------     -------------------     --------------------     ------------------
                                               VALUE                  EQUITY               INTERNATIONAL              BALANCED
                                            EQUITY FUND             INDEX FUND              GROWTH FUND                 FUND
                                         ------------------     -------------------     --------------------     ------------------
                                           1995      1994         1995       1994         1995        1994        1995       1994
                                         --------   -------     --------    -------     --------    --------     -------    -------
OPERATIONS:
  Net investment income                  $    364   $   154     $  2,147    $ 1,932     $  1,115    $    211     $ 1,872    $ 1,393
  Net realized gain (loss) from security
    transactions                            2,110        83        3,527        742        1,400       8,097        (155)       (35)
  Net realized gain (loss) on forward
    foreign currency contracts and
    foreign currency transactions              --        --           --         --         (351)          3          --         --
  Net unrealized appreciation
    (depreciation) on forward foreign
    currency contracts and translation
    of assets and liabilities in
    foreign currencies                         --        --           --         --        1,178        (516)         --         --
  Net unrealized appreciation
    (depreciation) on investments           2,869       (27)      14,303     (2,366)      (3,861)      3,291       6,794     (2,519)
                                         --------   -------     --------    -------     --------    --------     -------    -------
  Net increase (decrease) in net assets
    resulting from operations               5,343       210       19,977        308         (519)     11,086       8,511     (1,161)
                                         --------   -------     --------    -------     --------    --------     -------    -------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                (321)      (138)      (2,147)    (1,932)        (373)       (907)     (1,799)    (1,345)
    Series B                                 (39)       (16)          --         --           (3)        (10)        (71)       (51)
  Net realized gains:
    Series A                                (611)      (354)      (3,652)        (9)      (7,009)     (2,205)       (171)        --
    Series B                                (104)       (94)          --         --         (129)        (26)         (8)        --
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Total dividends distributed         (1,075)      (602)      (5,799)    (1,941)      (7,514)     (3,148)     (2,049)    (1,396)
                                         --------   -------     --------    -------     --------    --------     -------    -------
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued             5,102    25,165       31,601     70,028       16,395      98,169      19,859     48,790
    Shares issued in lieu of cash
     distributions                            889       444        5,180      1,277        6,850       3,021       1,818        960
    Cost of shares repurchased            (4,118)   (14,442)     (10,958)   (47,671)     (13,444)    (61,836)     (9,222)   (34,350)
                                         --------   -------     --------    -------     --------    --------     -------    -------
    Increase in net assets from
     Series A transactions                  1,873    11,167       25,823     23,634        9,801      39,354      12,455     15,400
  Series B:
    Proceeds from shares issued               345     1,231           --         --          440       2,342         216      1,803
    Shares issued in connection with
     acquisition of Capstone Cashman




     Farrell Value Fund                        --     3,014           --         --           --          --          --         --
    Shares issued in lieu of cash
     distributions                            139       103           --         --          129          35          79         33
    Cost of shares repurchased            (2,099)    (1,049)          --         --         (486)       (738)       (427)      (162)
                                         --------   -------     --------    -------     --------    --------     -------    -------
    Increase (decrease) in net assets
     from Series B transactions           (1,615)     3,299           --         --           83       1,639        (132)     1,674
                                         --------   -------     --------    -------     --------    --------     -------    -------
Increase in net assets derived from
  capital share transaction                   258    14,466       25,823     23,634        9,884      40,993      12,323     17,074
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Net increase (decrease) in net
       assets                               4,526    14,074       40,001     22,001        1,851      48,931      18,785     14,517
                                         --------   -------     --------    -------     --------    --------     -------    -------
NET ASSETS:
  Beginning of period                      30,185    16,111       72,552     50,551      110,930      61,999      44,651     30,134
                                         --------   -------     --------    -------     --------    --------     -------    -------
  End of period                          $ 34,711   $30,185     $112,553    $72,552     $112,781    $110,930     $63,436    $44,651
                                         --------   -------     --------    -------     --------    --------     -------    -------
                                         --------   -------     --------    -------     --------    --------     -------    -------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                 2,399     1,229        3,532      2,411        8,414       5,294       4,520      2,901
                                         --------   -------     --------    -------     --------    --------     -------    -------
  Series A:
    Shares issued                             390     1,872        1,461      3,292        1,282       7,250       1,956      4,605
    Shares issued in lieu of cash
     distributions                             71        31          254         59          567         228         182         91
    Shares repurchased                      (311)    (1,055)        (515)    (2,230)      (1,088)     (4,482)       (908)    (3,234)
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Total Series A transactions             150       848        1,200      1,121          761       2,996       1,230      1,462
                                         --------   -------     --------    -------     --------    --------     -------    -------
  Series B:
    Shares issued                              27        91           --         --           34         177          21        170
    Shares issued in connection with
     acquisition of Capstone Cashman
     Farrell Value Fund                        --       300           --         --           --          --          --         --
    Shares issued in lieu of cash
     distributions                             11         8           --         --           11           3           8          3
    Shares repurchased                      (154)       (77)          --         --          (40)        (56)        (42)       (16)
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Total Series B transactions           (116)       322           --         --            5         124         (13)       157
                                         --------   -------     --------    -------     --------    --------     -------    -------
Increase in capital share transactions         34     1,170        1,200      1,121          766       3,120       1,217      1,619
                                         --------   -------     --------    -------     --------    --------     -------    -------
Capital shares outstanding at end of
  period                                    2,433     2,399        4,732      3,532        9,180       8,414       5,737      4,520
                                         --------   -------     --------    -------     --------    --------     -------    -------
                                         --------   -------     --------    -------     --------    --------     -------    -------



                                                                      --------
                                                                        FS-25

  For the periods ended June 30,
--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS                                     COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------
For a Share Outstanding Throughout the Period

                                                                                                                       Net
                Net Asset                  Realized and      Dividends                        Net                    Assets
---------         Value        Net       Unrealized Gains     from Net    Distributions   Asset Value                  End
GROWTH          Beginning   Investment    or (Losses) on     Investment       from            End        Total      of Period
EQUITY          of Period     Income        Securities         Income     Capital Gains    of Period    Return        (000)
---------       ---------   ----------   -----------------   ----------   -------------   -----------   -------     ---------
 SERIES A
 1995            $  9.11      $ 0.08          $  2.07          $(0.08)            --        $ 11.18      23.71%     $  91,345
 1994               9.95        0.05            (0.84)          (0.05)            --           9.11      (8.01)        64,877
 1993               8.74        0.08             1.21           (0.08)            --           9.95      14.76         63,777
 1992(1)           10.00        0.05            (1.26)          (0.05)            --           8.74     (12.05)+       33,418
 SERIES B
 1995            $  9.10      $ 0.06          $  2.07          $(0.06)            --        $ 11.17      23.44%     $   2,043
 1994               9.95        0.04            (0.85)          (0.04)            --           9.10      (8.13)         1,730
 1993*              9.80        0.03             0.15           (0.03)            --           9.95       1.80+         5,224

---------------
VALUE EQUITY
---------------
 SERIES A
 1995            $ 12.58      $ 0.15          $  1.97          $(0.15)       $ (0.28)       $ 14.27      17.29%     $  31,003
 1994              13.11        0.09            (0.27)          (0.09)         (0.26)         12.58      (1.51)        25,448
 1993              11.22        0.16             1.89           (0.16)            --          13.11      18.31         15,397
 1992              10.33        0.15             0.89           (0.15)            --          11.22       9.98         10,882
 1991              10.31        0.15             0.18           (0.15)         (0.16)         10.33       3.37          5,182
 1990(2)           10.00        0.10             0.31           (0.10)            --          10.31       4.10+         5,154
 SERIES B
 1995            $ 12.60      $ 0.13          $  1.96          $(0.12)       $ (0.28)       $ 14.29      16.96%     $   3,708
 1994              13.12        0.06            (0.26)          (0.06)         (0.26)         12.60      (1.69)         4,737
 1993*             12.49        0.05             0.67           (0.09)            --          13.12       5.77+           714

---------------
EQUITY INDEX
---------------
 SERIES A
 1995            $ 20.54      $ 0.52          $  4.24          $(0.52)       $ (0.99)       $ 23.79      24.45%     $ 112,553
 1994              20.97        0.55            (0.43)          (0.55)            --          20.54       0.55         72,552
 1993              19.22        0.52             1.84           (0.52)         (0.09)         20.97      12.39         50,551
 1992              18.46        0.52             1.80           (0.48)         (1.08)         19.22      12.59         20,166
 1991(3)           19.48        0.03            (0.94)          (0.02)         (0.09)         18.46      (4.64)+       12,117





--------------------------
INTERNATIONAL GROWTH
--------------------------
 SERIES A
 1995            $ 13.18      $ 0.12          $ (0.17)         $(0.04)       $ (0.80)       $ 12.29      (0.21)%    $ 110,838
 1994              11.71        0.12             1.78           (0.12)         (0.31)         13.18      16.28        108,911
 1993              10.52        0.10             1.16           (0.07)            --          11.71      12.06         61,655
 1992              10.10        0.17             0.31              --          (0.06)         10.52       4.90         42,594
 1991              10.75        0.19            (0.44)          (0.27)         (0.13)         10.10      (2.71)        20,582
 1990(4)           10.00        0.11             0.86           (0.09)         (0.13)         10.75       9.74+        13,513
 SERIES B
 1995            $ 13.17      $ 0.09          $ (0.17)         $(0.02)       $ (0.80)       $ 12.27      (0.48)%    $   1,943
 1994              11.71        0.06             1.82           (0.11)         (0.31)         13.17      16.08          2,019
 1993*             10.07        0.05             1.59              --             --          11.71      16.29+           344

-----------
BALANCED
-----------
 SERIES A
 1995            $  9.88      $ 0.35          $  1.21          $(0.35)       $ (0.03)       $ 11.06      16.21%     $  61,092
 1994              10.39        0.35            (0.51)          (0.35)            --           9.88      (1.62)        42,429
 1993(5)           10.00        0.16             0.39           (0.16)            --          10.39       5.52+        29,434
 SERIES B
 1995            $  9.89      $ 0.34          $  1.19          $(0.33)       $ (0.03)       $ 11.06      15.84%     $   2,344
 1994              10.38        0.31            (0.49)          (0.31)            --           9.89      (1.86)         2,222
 1993*             10.00        0.16             0.38           (0.16)            --          10.38       2.50+           701

                                                         Ratio of
                                            Ratio          Net
                              Ratio      of Expenses   Income(Loss)
                 Ratio        of Net     to Average     to Average
---------     of Expenses     Income     Net Assets     Net Assets    Portfolio
GROWTH        to Average    to Average   (Excluding     (Excluding    Turnover
EQUITY        Net Assets    Net Assets    Waivers)       Waivers)       Rate
---------     -----------   ----------   -----------   ------------   --------
 SERIES A
 1995             0.76%         0.84%        1.10%          0.50%        113%
 1994             0.69          0.48         1.11           0.06         127
 1993             0.43          0.85         1.11           0.17         103
 1992(1)          0.14          1.38         1.12           0.40          66
 SERIES B
 1995             1.01%         0.59%        1.35%          0.25%        113%
 1994             0.94          0.23         1.36          (0.19)        127
 1993*            0.80          0.39         1.48          (0.29)        103
------------
VALUE EQUITY
------------
 SERIES A
 1995             0.86%         1.12%        1.10%          0.88%        108%
 1994             0.80          0.73         1.09           0.44          78
 1993             0.71          1.29         1.18           0.82          97




 1992             0.99          1.36         1.63           0.72         117
 1991             1.74          1.53         2.39           0.88          96
 1990(2)          1.76          2.35         2.43           1.68          20
 SERIES B
 1995             1.11%         0.89%        1.35%          0.65%        108%
 1994             1.05          0.48         1.34           0.19          78
 1993*            0.85          0.97         1.32           0.50          97
------------
EQUITY INDEX
------------
 SERIES A
 1995             0.37%         2.48%        0.76%          2.09%         27%
 1994             0.35          2.63         0.75           2.23          13
 1993             0.49          2.82         0.88           2.43           4
 1992             0.57          2.66         1.06           2.17          27
 1991(3)          0.97          1.79         1.20           1.56          --
-------------
INTERNATIONAL
-------------
 SERIES A
 1995             1.05%         0.98%        1.19%          0.84%         59%
 1994             0.99          0.23         1.18           0.04          67
 1993             0.99          1.22         1.28           0.93          59
 1992             0.96          1.67         1.40           1.23          87
 1991             0.99          1.80         1.56           1.23          49
 1990(4)          1.22          2.57         1.99           1.80          20
 SERIES B
 1995             1.30%         0.73%        1.44%          0.59%         59%
 1994             1.24          0.05         1.43          (0.14)         67
 1993*            1.15          1.51         1.44           1.22          59
-----------
BALANCED
-----------
 SERIES A
 1995             0.73%         3.51%        1.07%          3.17%         46%
 1994             0.62          3.46         1.08           3.00          56
 1993(5)          0.45          3.38         1.39           2.45          21
 SERIES B
 1995             0.98%         3.27%        1.32%          2.93%         46%
 1994             0.87          3.21         1.33           2.75          56
 1993*            0.55          5.76         1.48           4.83          21

        + Returns are for the period indicated and have not been annualized.
        * Series B has been offered since January 4, 1993. Balanced has offered Series B since March 16, 1993.
        1 Growth Equity commenced operations on February 3, 1992. All ratios for the period have been annualized.
        2 Value Equity commenced operations on February 6, 1990. All ratios for the period have been annualized.
        3 Equity Index commenced operations on June 1, 1991. All ratios for the period have been annualized.
        4 International Growth commenced operations on February 12, 1990.
          All ratios for the period have been annualized.
        5 Balanced commenced operations on January 4, 1993. All ratios for the period have been annualized.

See accompanying notes to financial statements
--------

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  GOVERNMENT INCOME FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                       U.S. Government Backed Bonds 71%
                       U.S. Treasury Notes 16%
                       U.S. Agency Backed Bonds 10%
                       Cash Equivalents 3%

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-BACKED
  BONDS -- 70.5%
    GNMA 8.000%, 09/15/22             $    73      $      75
      8.000%, 09/15/09                    983          1,015
      8.000%, 02/15/22                    445            456
      8.000%, 10/15/22                    323            331
      8.000%, 11/15/22                    508            521
      7.000%, 04/15/23                    418            412
      7.500%, 08/15/23                  1,548          1,557
      7.000%, 01/15/24                    981            966
      8.500%, 09/15/24                    989          1,027
      9.500%, 01/15/25                  1,456          1,544
      8.000%, 05/15/25                  1,011          1,036
                                                  -----------
TOTAL U.S. GOVERNMENT MORTGAGE-
  BACKED BONDS
  (Cost $8,867,465)                                    8,940
                                                  -----------
U.S. AGENCY MORTGAGE-BACKED BONDS --
  10.2%
    FHLMC
      6.000%, 05/01/08                    420            407
    FNMA
      7.000%, 10/01/22                    898            884
                                                  -----------
TOTAL U.S. AGENCY MORTGAGE-BACKED
  BONDS
  (Cost $1,325,364)                                    1,291
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 16.1%
    U.S. Treasury Notes
      6.875%, 10/31/96                $   500      $     507
      6.500%, 05/15/05                  1,500          1,531
                                                  -----------

TOTAL U.S. TREASURY OBLIGATIONS
    (Cost $2,046,294)                                  2,038
                                                  -----------

REPURCHASE AGREEMENT -- 3.1%
    Swiss Bank 6.12%, dated
      06/30/95, matures 07/03/95,
      repurchase price $397,202
      (collateralized by U.S.
      Treasury Note, par value
      $395,000, 7.875%, matures
      06/30/96: market value
      $402,742)                           397            397
                                                  -----------

TOTAL REPURCHASE AGREEMENT
    (Cost $397,000)                                      397
                                                  -----------

TOTAL INVESTMENTS -- 99.9%
    (Cost $12,636,123)                                12,666
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- 0.1%                                             13
                                                  -----------

NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      1,149,549 outstanding shares                    11,485
    Portfolio Shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      139,659 outstanding shares                       1,426
    Accumulated Net Realized Loss on




      Investments                                       (260)
    Net Unrealized Appreciation on
      Investments                                         30
    Distributions in Excess of Net
      Investment Income                                   (2)
                                                  -----------

TOTAL NET ASSETS: -- 100.0%                        $  12,679
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                           $9.83
                                                  -----------
                                                  -----------
    SERIES B                                           $9.84
                                                  -----------
                                                  -----------

  FHLMC -- Federal Home Loan Mortgage Corporation
  FNMA -- Federal National Mortgage Association
  GNMA -- Government National Mortgage Association
  See accompanying notes to financial statements
                                                                      --------
                                                                          FS-27

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

------------------------------------------------------------
  INTERMEDIATE BOND FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                        Corporate Bonds 39%
                        U.S. Treasury Notes 28%
                        U.S. Government Backed Bonds 13%
                        Cash Equivalents 10%
                        U.S. Agency Backed Bonds 10%

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------




U.S. TREASURY OBLIGATIONS -- 27.7%
    U.S. Treasury Notes
      6.875%, 10/31/96               $ 3,000       $ 3,040
      7.250%, 11/30/96                 3,500         3,565
      7,375%, 11/15/97                 4,000         4,129
      6.250%, 05/31/00                 1,000         1,010
      6.500%, 05/15/05                 4,000         4,085
                                                 -----------
TOTAL U. S. TREASURY OBLIGATIONS
    (Cost $15,640,683)                              15,829
                                                 -----------
U.S. AGENCY OBLIGATION -- 5.2%
    FNMA
      6.260%, 12/22/97                 3,000         2,992
                                                 -----------
TOTAL U.S. AGENCY OBLIGATION
  (Cost $2,872,770)                                  2,992
                                                 -----------
U.S. GOVERNMENT MORTGAGE-BACKED
BONDS -- 13.3%
    GNMA
      9.500%, 09/15/16                    91            97
      9.500%, 12/15/16                    75            79
      9.500%, 06/15/20                    87            93
      8.000%, 07/15/22                   632           648
      8.500%, 08/15/24                 3,462         3,597
      9.000%, 01/15/25                 1,985         2,086
      8.000%, 05/15/25                   979         1,003
                                                 -----------
TOTAL U.S. GOVERNMENT MORTGAGE-
  BACKED BONDS
  (Cost $7,403,774)                                  7,603
                                                 -----------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
U.S. AGENCY MORTGAGE-BACKED
BONDS -- 4.8%
    FHLMC
      5.500%, 11/01/08               $ 2,297       $ 2,186
    FNMA
      8.000%, 04/01/07                   538           553
                                                 -----------
TOTAL U.S. AGENCY MORTGAGE-BACKED
  BONDS
  (Cost $2,820,339)                                  2,739
                                                 -----------
NON AGENCY MORTGAGE-BACKED BOND -- 3.1%
    Advanta, Ser 93-3, CMO 4.900%,
      10/25/09                         1,836         1,760
                                                 -----------
TOTAL NON AGENCY MORTGAGE-BACKED
  BOND
  (Cost $1,835,528)                                  1,760
                                                 -----------
CORPORATE OBLIGATIONS -- 14.0%
    Associates Corporation of North
      America
      4.730%, 05/06/96                 1,000           989
    Dean Witter Discover
      6.000%, 03/01/98                 1,250         1,241
    Ford Motor Credit
      6.800%, 08/15/97                 1,000         1,013
      6.413%, 09/16/98 (A)             1,250         1,248
    John Deere Capital
      4.625%, 09/02/96                 1,500         1,476
    Merrill Lynch
      5.250%, 10/30/95                   500           499
    Norwest Financial
      6.250%, 02/15/97                 1,500         1,502
                                                 -----------
TOTAL CORPORATE OBLIGATIONS
    (Cost $7,990,734)                                7,968
                                                 -----------
ASSET BACKED SECURITIES -- 22.0%
    American Express Master Trust,
      Ser 94-1 A
      7.150%, 08/15/99                 1,000         1,026
    Daimler-Benz Grantor Trust,
      Ser 93-A A
      3.900%, 10/15/98                   833           820
    Discover Card Master
      Trust I, Ser 94-3 A
      6.253%, 04/16/02 (A)             2,000         2,001
    Ford Credit Grantor Trust,
      Ser 94-A A
      6.350%, 05/15/99                 1,520         1,525
    Premier Auto Trust,
      Ser 95-1 A4
      7.850%, 02/04/98                 2,000         2,054
    Sears Credit Master
      Trust, Ser 95-3 A
      7.000%, 10/15/04                 3,000         3,085

           CMO -- Collateralized Mortgage Obligation FHLMC -- Federal Home Loan Mortgage Corporation FNMA -- Federal National Mortgage Association GNMA -- Government National Mortgage Association (A) Variable Rate Security -- The rate reported on the Statement of Net Assets is the rate in effect on June 30, 1995.
           See accompanying notes to financial statements

-----
FS-28

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
ASSET BACKED SECURITIES (continued)
    Standard Credit Card Master
      Trust, Ser 95-6 A
      6.750%, 06/07/00                $ 2,000      $   2,037
                                                  -----------
TOTAL ASSET BACKED SECURITIES
      (Cost $12,313,990)                              12,548
                                                  -----------

REPURCHASE AGREEMENTS -- 9.6%
    HSBC Securities
      5.90%, dated 06/30/95, matures
      07/03/95, repurchase price
      $2,743,348.15
      (collateralized by U.S.
      Treasury Note, par value
      $2,695,000, 7.375%, matures
      11/01/97: market value
      $2,829,531)                       2,742          2,742
    Swiss Bank
      6.12%, dated 06/30/95, matures
      07/03/95, repurchase price
      $2,743,398.42
      (collateralized by U.S.
      Treasury Note, par value
      $2,690,000, 7.375%, matures
      11/15/97: market value
      $2,821,860)                       2,742          2,742
                                                  -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $5,484,000)                                  5,484
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL INVESTMENTS -- 99.7%
    (Cost $56,361,818)                             $  56,923
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,
  NET 0.3%                                               166
                                                  -----------

NET ASSETS:
    Portfolio shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      5,601,569 outstanding shares                    55,928
    Portfolio shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      199,308 outstanding shares                       2,529
    Accumulated Net Realized Loss on
      Investments                                     (1,929)
    Net Unrealized Appreciation on
      Investments                                        561
                                                  -----------
TOTAL NET ASSETS: -- 100%                          $  57,089
                                                  -----------
                                                  -----------

NET ASSET VALUE &
  REDEMPTION PRICE PER SHARE
    SERIES A                                           $9.84
                                                  -----------
                                                  -----------
    SERIES B                                           $9.84
                                                  -----------
                                                  -----------

  CMO -- Collateralized Mortgage Obligation
  FHLMC -- Federal Home Loan Mortgage Corporation
  FNMA -- Federal National Mortgage Association
  GNMA -- Government National Mortgage Association
  (A) Variable rate security -- The rate reported on the Statement of Net Assets is the rate in effect on June 30, 1995.
  See accompanying notes to financial statements
                                                                        --------
                                                                         FS-29

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  INTERMEDIATE MUNICIPAL BOND FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                        General Obligations 43%
                        Revenue Bonds 36%
                        Pre-Refunded Securities 21%

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
MUNICIPAL BONDS -- 91.2%
  FLORIDA -- 3.7%
    Jacksonville, Florida Electric
      Authority Revenue Bond,
      Ser 3-A
      5.200%, 10/01/02                $  50        $    51
                                                 -----------
  GEORGIA -- 3.7%
    De Kalb County, Georgia Health
      Facilities Bond, GO
      5.300%, 01/01/03                   50             51
                                                 -----------
  HAWAII -- 3.6%
    Hawaii State, GO
      5.200%, 06/01/04                   50             50
                                                 -----------
  MARYLAND -- 3.6%
    Maryland State Health & Higher
      Educational Facilities
      Authority for Johns Hopkins
      Project
      5.125%, 07/01/03                   50             50
                                                 -----------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
  MASSACHUSETTS -- 3.6%
    Massachusetts Bay Transportation
      Authority Revenue Bond, Ser A
      5.300%, 03/01/05                $  50        $    50
                                                 -----------
  MICHIGAN -- 6.9%
    Grand Haven, Michigan Electric
      Revenue Bond (MBIA)
      5.000%, 07/01/04                  100             97
                                                 -----------
  NEW JERSEY -- 3.6%
    Burlington County, New Jersey
      Community Bridge Systems
      Revenue Bond, Callable
      10/01/03 at 101
      5.050%, 10/01/04 CG                50             50
                                                 -----------
  PENNSYLVANIA -- 55.6%
    Allegheny County, Pennsylvania
      Community College Project Ser
      A
      4.375%, 07/15/02 CGIC             100             93
    Allegheny County, Pennsylvania,
      Ser C-33, GO
      7.450%, 02/15/98                   50             53
    Bethlehem Pennsylvania School
      District GO (FGIC)
      4.800%, 09/01/01                   50             49
    Governor Mifflin, Pennsylvania
      School District, GO (AMBAC)
      4.850%, 11/15/01                   50             49
    Luzerne County, Pennsylvania,
      Ser A, GO, Callable 09/15/00
      at 100 (FGIC)
      5.850%, 09/15/02                   50             51
    Pennsylvania State Higher
      Educational Facilities
      Authority Hospital Revenue
      Bond for Thomas Jefferson
      University Project, Pre-
      refunded 01/01/98 at 102
      8.000%, 01/01/18                  100            111

           AMBAC -- American Municipal Bond Assurance Company
           CG -- County Guaranty
           CGIC -- Capital Guaranty Insurance Company
           FGIC -- Financial Guaranty Insurance Company
           MBIA -- Municipal Bond Investors Assurance
           GO -- General Obligation
           See accompanying notes to financial statements

----
FS-30

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  PENNSYLVANIA, (Continued)
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Pre-refunded 12/01/99 at 102
      (AMBAC)
      7.250%, 12/01/17                $   100       $   113
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Series I, Pre-refunded
      12/01/01 at 102 (FGIC)
      7.150%, 12/01/11                     50            57
    Pittsburgh, Pennsylvania School
      District, Ser A, GO (FGIC)
      4.850%, 09/01/03                    100            96
    Reading, Pennsylvania Parking
      Authority (MBIA)
      4.950%, 11/15/02                     50            50
    Wallenpaupack, Pennsylvania Area
      School District, Ser C, GO,
      Callable 09/01/00 at 100
      (FGIC)
      6.000%, 09/01/03                     50            52
                                                  -----------
  TOTAL PENNSYLVANIA                                    774
                                                  -----------
  TENNESSEE -- 3.7%
    Tennessee State, Ser B, GO
      5.900%, 06/01/98                     50            52
                                                  -----------
  WISCONSIN -- 3.2%
    Wisconsin State Transportation,
      Ser A
      5.000%, 07/01/01                     45            45
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL MUNICIPAL BONDS
  (Cost $1,285,772)                                 $ 1,270
                                                  -----------
  TOTAL INVESTMENTS -- 91.2%
    (Cost $1,285,772)                               $ 1,270
                                                  -----------
                                                  -----------

  AMBAC -- American Municipal Bond Assurance Company
  CG -- County Guaranty
  CGIC -- Capital Guaranty Insurance Company
  FGIC -- Financial Guaranty Insurance Company
  MBIA -- Municipal Bond Investors Assurance
  GO -- General Obligation
  See accompanying notes to financial statements
                                                                        --------
                                                                          FS-31

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  GLOBAL BOND FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                                United States 24%
                                Germany 19%
                                France 18%
                                Denmark 10%
                                United Kingdom 9%
                                New Zealand 6%
                                Australia 5%
                                Netherlands 5%
                                Other 4%



------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
FOREIGN BONDS -- 64.6%
  AUSTRALIA -- 4.5%
    Australian Government
      6.250%, 03/15/99               $ 1,858      $   1,231
                                                 -----------
  DENMARK -- 8.8%
    Kingdom of Denmark
      8.000%, 05/15/03                10,958          1,974
      8.000%, 03/15/06                 2,350            415
                                                 -----------
                                                      2,389
                                                 -----------
  FRANCE -- 15.6%
    Electric de France
      7.500%, 05/11/12                 5,950          1,151
    Government of France OAT
      7.500%, 04/25/05                 6,228          1,273
    Kansai Electric Power
      7.000%, 08/04/03                 2,700            533
    Republic of Portugal
      7.700%, 06/07/05                 6,210          1,256
                                                 -----------
                                                      4,213
                                                 -----------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
  GERMANY -- 16.3%
    Bundesrepublic
      7.375%, 01/03/05               $ 5,205      $   3,844
    World Bank
      7.125%, 04/12/05                   800            576
                                                 -----------
                                                      4,420
                                                 -----------
  IRELAND -- 2.2%
    Government of Ireland
      9.250%, 07/11/03                   356            598
                                                 -----------
  NETHERLANDS -- 4.5%
    Kingdom of Netherlands
      8.250%, 09/15/07                 1,546          1,078
      7.500%, 01/15/23                   215            138
                                                 -----------
                                                      1,216
                                                 -----------
  NEW ZEALAND -- 4.9%
    Government of New Zealand
      10.000%, 07/15/97                1,901          1,313
                                                 -----------
  UNITED KINGDOM -- 7.8%
    European Investment Bank
      10.375%, 11/22/04                  420            732
    United Kingdom Treasury
      9.000%, 07/12/11                   830          1,372
                                                 -----------
                                                      2,104
                                                 -----------
TOTAL FOREIGN BONDS
    (Cost $16,762,082)                               17,484
                                                 -----------
FOREIGN CURRENCY OPTIONS -- 0.5%
  UNITED STATES -- 0.5%
    Deutsche Mark Put
      09/20/95                         5,000            134
                                                 -----------
TOTAL FOREIGN CURRENCY OPTIONS
  (Cost $137,000)                                       134
                                                 -----------
U. S. TREASURY OBLIGATIONS -- 20.3%
  UNITED STATES -- 20.3%
    U.S. Treasury Notes
      8.625%, 10/15/95                   870            877
      6.125%, 05/31/97                 1,790          1,798
      6.875%, 07/31/99                 1,180          1,217
      7.750%, 11/30/99                 1,510          1,612
                                                 -----------
TOTAL U. S. TREASURY OBLIGATIONS
    (Cost $5,367,698)                                 5,504
                                                 -----------
TOTAL INVESTMENTS -- 85.4%
    (Cost $22,266,780)                            $  23,122
                                                 -----------
                                                 -----------

-----
 FS-32      See accompanying notes to financial statements

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  PENNSYLVANIA MUNICIPAL BOND FUND

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
MUNICIPAL BONDS -- 98.4%
  PENNSYLVANIA -- 98.4%
    Allegheny County, Pennsylvania
      Hospital Development
      Authority Revenue Bond,
      Callable 11/01/02
      at 102 (MBIA)
      6.000%, 11/01/12                $    25       $    25
    Allegheny County, Pennsylvania
      Redevelopment Authority Home
      Improvement Loan-Impac
      XIV-A, Callable 02/01/04
      at 102 (FHA)
      5.700%, 02/01/07                     15            15
    Allegheny County, Pennsylvania
      Sanitation Authority Sewer
      Revenue Bond, Ser B,
      Callable 06/01/99
      at 100 (FGIC)
      7.450%, 12/01/09                    130           144
    Allegheny County, Pennsylvania,
      Ser C-43, GO, Callable
      09/15/04 at 100 (MBIA)
      5.875%, 09/15/10                     60            61
      5.875%, 09/15/13                    100           100
    Bedford, Pennsylvania, Bedford
      Area School District, Ser A,
      GO, Callable 04/15/04 at
      100 (MBIA)
      6.200%, 04/15/24                     25            25
    Berks County, Pennsylvania,
      Reading Hospital & Medical
      Center Project Revenue
      Bond, Ser B, Callable
      10/01/04 at 102 (MBIA)
      5.600%, 10/01/06                     65            65
    Center City District,
      Pennsylvania Business
      Improvement Assessment,
      Callable 12/01/07 at 100
      (AMBAC)
      5.600%, 12/01/08                     60            60
    Crawford, Pennsylvania
      Central School District,
      GO (FGIC)
      7.000%, 02/15/05                    100           112

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
    Dover Township, Pennsylvania
      Sewer Authority
      Revenue Bond
      6.250%, 05/01/12                $    20       $    21
    Elizabeth Forward School
      District, Pennsylvania,
      Ser A, GO, Callable
      09/01/02 at 100 (MBIA)
      6.000%, 09/01/09                     35            36
    Lehigh County, Pennsylvania
      Industrial Development
      Authority Pollution Control
      Revenue Bond for Pennsylvania
      Power and Light Project, Ser A,
      Callable 11/01/02
      at 102 (MBIA)
      6.400%, 11/01/21                     25            26
    Lower Merion Township,
      Pennsylvania, GO, Callable
      08/01/02 at 100
      5.625%, 08/01/05                    100           102
    Manheim, Pennsylvania,
      Manheim Central School
      District, GO, Callable
      05/15/04 at 100 (FGIC)
      6.100%, 05/15/14                    100           101
    North Penn, Pennsylvania Water
      Authority Revenue Bond,
      Callable 11/01/02 at
      101 (FGIC)
      5.800%, 11/01/05                     90            93
      6.200%, 11/01/22                     25            25
    North Wales, Pennsylvania Water
      Authority Revenue Bond,
      Callable 11/01/04 at
      100 (FGIC)
      6.750%, 11/01/10                    100           107
      5.600%, 11/01/20                     20            19
    Pennsylvania State Convention
      Center Authority Revenue
      Bond, Ser A (FGIC)
      6.700%, 09/01/16                     75            84
    Pennsylvania State Higher
      Education Facilities Authority
      for Health Services, Ser A,
      Callable 01/01/04 at 102
      6.000%, 01/01/10                    100           101

  AMBAC -- American Municipal Bond Assurance Company
  FGIC -- Financial Guaranty Insurance Company
  FHA -- Federal Housing Agency
  FNMA -- Federal National Mortgage Association
  MBIA -- Municipal Bond Investors Assurance
  GO -- General Obligation
  See accompanying notes to financial statements                      --------
                                                                          FS-33

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  PENNSYLVANIA MUNICIPAL BOND FUND (Cont.)

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
    Pennsylvania State Higher
      Education Facilities
      Authority for
      University of Pennsylvania,
      Ser B
      5.850%, 09/01/13                   $ 100      $    99
    Pennsylvania State Higher
      Education Thomas Jefferson
      University, Ser A,
      Callable 07/01/99 at 102
      6.000%, 07/01/19                     150          147
    Pennsylvania State Housing
      Finance Agency Revenue
      Bond, Callable 07/01/02
      at 102 (FNMA)
      6.400%, 07/01/12                     300          301
    Pennsylvania State Industrial
      Development Authority,
      (AMBAC)
      6.000%, 01/01/05                      25           26
    Pennsylvania State Industrial
      Development Authority,
      Callable 01/01/04 at
      102 (AMBAC)
      6.000%, 01/01/12                     100          101
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Ser O, Callable 12/01/02
      at 102 (FGIC)
      5.900%, 12/01/08                     125          127
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Ser P
      5.800%, 12/01/06                      75           77
    Pennsylvania State University,
      Callable 03/01/04 at 100
      6.150%, 03/01/05                      40           42
    Pennsylvania State, GO
      6.000%, 07/01/05                      25           26
    Pennsylvania State,
      Ser 2, GO
      6.250%, 07/01/11                      60           63

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
    Pittsburgh, Pennsylvania
      University of Pittsburgh Higher
      Education University Capital
      Improvements, Ser A, Callable
      06/01/02 at 102 (MBIA)
      6.125%, 06/01/21                   $ 115      $   117
    Pittsburgh, Pennsylvania, Ser D,
      GO, Callable 09/01/02 at 102
      (AMBAC)
      6.125%, 09/01/17                      25           25
    York, Pennsylvania, York City
      School District, GO, Callable
      03/01/03 at 100 (FGIC)
      5.600%, 03/01/07                      75           75
                                                  -----------
TOTAL MUNICIPAL BONDS
    (Cost $2,488,122)                                 2,548
                                                  -----------
TOTAL INVESTMENTS -- 98.4%
    (Cost $2,488,122)                                 2,548
                                                  -----------
TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- 1.6%                                            41
                                                  -----------
NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on 223,677
      outstanding shares                              2,228
    Portfolio shares -- Series B ($0.001 par value -- 100 million authorized)
      based on 31,188
      outstanding shares                                313
    Accumulated Net Realized Loss on
      Investments                                       (12)
    Net Unrealized Appreciation on
      Investments                                        60
                                                  -----------
TOTAL NET ASSETS: -- 100.0%                         $ 2,589
                                                  -----------
                                                  -----------
NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                        $ 10.16
                                                  -----------
                                                  -----------
    SERIES B                                        $ 10.16
                                                  -----------
                                                  -----------

           AMBAC -- American Municipal Bond Assurance Company FGIC -- Financial Guaranty Insurance Company
           FHA -- Federal Housing Agency
           FNMA -- Federal National Mortgage Association
           MBIA -- Municipal Bond Investors Assurance
           GO -- General Obligation
           See accompanying notes to financial statements


----
FS-34

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  NEW JERSEY MUNICIPAL BOND FUND

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
MUNICIPAL BONDS -- 97.3%
  NEW JERSEY -- 97.3%
    Atlantic County, New Jersey,
      GO, (MBIA)
      6.000%, 01/01/11                   $  55      $    56
    Bayonne, New Jersey, GO,
      Callable 05/01/05 at 100 (FGIC)
      5.900%, 05/01/08                     175          179
    Cherry Hill Township, New
      Jersey, GO, Callable 06/01/02 at
      102
      5.900%, 06/01/05                      50           52
    Cinnaminson Township, New Jersey
      Cinnaminson Township School
      District GO, Callable 07/15/04
      at 100, (MBIA)
      5.800%, 07/15/05                      55           57
    Flemington-Raritan, New Jersey
      Regional School District GO,
      Callable 05/01/04 at 102
      5.700%, 05/01/06                      50           51
    Gloucester County, New Jersey
      Improvement Authority Revenue
      Bond, Callable 04/01/05 at 100
      5.800%, 04/01/06                      20           20
    Mercer County, New Jersey
      Improvement Authority Revenue
      Bond
      5.400%, 12/01/05                      50           51
    Monmouth County, New Jersey
      Improvement Authority Revenue
      Bond
      6.625%, 12/01/05                      40           43

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
    New Jersey Health Care Facilities
      Finance Authority Revenue
      Bond for Bridgeton Hospital
      Association, Ser B
      6.000%, 07/01/13                   $  50      $    51
    New Jersey Health Care Facilities
      Finance Authority Revenue
      Bond for Burlington County
      Memorial Hospital Project
      6.000%, 07/01/12                      50           51
    New Jersey State Economic
      Development Authority
      Revenue Bond for Peddie
      School Project, Ser A
      5.400%, 02/01/06                      50           50
    New Jersey State Economic
      Development Authority Revenue
      Bond for Rutgers State
      University -- Civic Square
      (AMBAC)
      6.125%, 07/01/24                      55           56
    New Jersey State, GO
      5.500%, 02/15/04                     230          236
    New York & New Jersey States
      Port Authority Revenue Bond,
      Eighty-First Series
      5.700%, 08/01/07                      50           51
    North Brunswick Township,
      New Jersey, GO
      6.125%, 05/15/04                      45           48
      6.300%, 02/01/12                     150          155
    North Jersey District Water
      Supply Revenue Bond for
      Wanaque South Project,
      Callable 07/01/03 at 102
      (MBIA)
      6.000%, 07/01/21                      50           50
    Secaucus, New Jersey Sewer
      Revenue Authority Bond,
      Ser A
      6.100%, 12/01/10                      60           63

  AMBAC -- American Municipal Bond Assurance Company
  FGIC -- Financial Guaranty Insurance Company
  GO -- General Obligation
  MBIA -- Municipal Bond Investors Assurance
  See accompanying notes to financial statements                      --------
                                                                          FS-35

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  NEW JERSEY MUNICIPAL BOND FUND (Cont.)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
    South Monmouth, New Jersey
      Sewer Authority Revenue Bond,
      Callable 01/15/04 at 102
      (MBIA)
      5.550%, 01/15/06                $    50       $    51

    Teaneck Township, New Jersey
      Board of Education, GO
      5.750%, 07/01/13                     55            54

    West Windsor Township, New
      Jersey Parking Authority
      Revenue Bond, Callable
      12/01/04 at 102
      6.100%, 12/01/12                     50            51
    Winslow Township, New Jersey,
      GO (AMBAC)
      5.950%, 12/01/16                     55            55
                                                  -----------

TOTAL MUNICIPAL BONDS
  (Cost $1,500,935)                                   1,531
                                                  -----------
TOTAL INVESTMENTS -- 97.3%
  (Cost $1,500,935)                                 $ 1,531
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL OTHER ASSETS AND LIABILITIES --
  NET 2.7%                                          $    43
                                                  -----------

NET ASSETS:

    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      153,170 outstanding shares                      1,516

    Portfolio Shares -- Series B
      ($0.001 par value -- 100
      million authorized) based on
      2,351 outstanding shares                           24

    Accumulated Net Realized Gain on
      Investments                                         4

    Net Unrealized Appreciation on
      Investments                                        30
                                                  -----------

TOTAL NET ASSETS: -- 100.0%                         $ 1,574
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE

    SERIES A                                        $ 10.12
                                                  -----------
                                                  -----------

    SERIES B                                        $ 10.12
                                                  -----------
                                                  -----------

           AMBAC -- American Municipal Bond Assurance Company
           FGIC -- Financial Guaranty Insurance Company
           GO -- General Obligation
           MBIA -- Municipal Bond Investors Assurance
           See accompanying notes to financial statements


----

  As of June 30, 1995

------------------------------------------------------------------------------
  STATEMENT OF ASSETS AND LIABILITIES (000)        COREFUND FIXED INCOME FUNDS
------------------------------------------------------------------------------

                                          ---------------
                                            INTERMEDIATE
                                             MUNICIPAL
                                             BOND FUND
                                          ---------------
ASSETS:
    Investments at Market Value (Cost
     $1,285,772)                             $    1,270
    Receivable -- Investment Securities

     Sold                                            77
    Cash                                             12
    Other Assets                                     25
                                          ----------------
      Total Assets                                1,384
                                          ----------------
LIABILITIES:
    Other Liabilities                                 8
                                          ----------------
      Total Liabilities                               8
                                          ----------------
NET ASSETS:
    Portfolio Shares -- Series A ($0.001 Par Value -- 100 million authorized)
     based on 37,105
     outstanding shares                             406
    Portfolio Shares -- Series B ($0.001
     Par Value -- 100 million
     authorized) based on 104,526
     outstanding shares                           1,079
    Accumulated Net Realized Loss on
     Investments                                    (76)
    Net Unrealized Loss on Investments              (17)
                                          ----------------
      TOTAL NET ASSETS                       $    1,392
                                          ----------------
                                          ----------------
    NET ASSET VALUE REDEMPTION PRICE PER
     SHARE
         SERIES A                            $     9.83
                                          ----------------
                                          ----------------
         SERIES B                            $     9.83
                                          ----------------
                                          ----------------

                                          --------------
                                              GLOBAL
                                            BOND FUND
                                          --------------
ASSETS:
    Investments at Market Value (Cost
     $22,266,780)                           $   23,122
    Cash                                         3,511
    Foreign Currency (Cost $304,586)               305
    Interest Receivable                            502
    Other Assets                                    12
                                          --------------
      Total Assets                              27,452
                                          --------------
LIABILITIES:
    Other Liabilities                              384
                                          --------------
      Total Liabilities                            384
                                          --------------
NET ASSETS:
    Portfolio Shares--Series A ($0.001
     Par Value--25 million authorized)
     based on 2,796,181 outstanding
     shares                                     27,872
    Portfolio Shares--Series B ($0.001
     Par Value--25 million authorized)
     based on 17,704 outstanding shares            176
    Accumulated Net Realized Loss on
     Investments                                (1,203)
    Accumulated Net Realized Loss on
     Foreign Currency Transactions              (2,052)
    Net Unrealized Depreciation on
     Foreign Currency and Translation
     of Other Assets and Liabilities
     Denominated in Foreign Currencies             (94)
    Net Unrealized Appreciation on
     Investments                                   855
    Undistributed Net Investment Income          1,514
                                          --------------
      TOTAL NET ASSETS                      $   27,068
                                          --------------
                                          --------------
    NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE
         SERIES A                           $     9.62
                                          --------------
                                          --------------
         SERIES B                           $     9.61
                                          --------------
                                          --------------


  See accompanying notes to financial statements                    --------
                                                                        FS-37

  For the year ended June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF OPERATIONS (000)
--------------------------------------------------------------------------------

                                           -------------   --------------
                                            GOVERNMENT      INTERMEDIATE
                                            INCOME FUND      BOND FUND
                                           -------------   --------------
INVESTMENT INCOME:
      Interest                                $   802         $  3,673
                                           -------------   --------------

EXPENSES:
      Investment advisory fees                     56              290
      Waiver of Investment advisory fees          (34)             (87)
      Administrative fees                          28              145
      Waiver of Administrative fees               (10)             (52)
      Transfer agent fees                           4               19
      Custodian fees                               --               --
      Professional fees                             2               10
      Registration & filing fees                    9                5
      Organizational costs                          6               --
      12b-1 fees                                    3               16
      Taxes--other than income                      2                3
      Pricing fees                                 --                7
      Miscellaneous                                 4                6
                                           -------------   --------------
           Total expenses                          70              362
                                           -------------   --------------
Net investment income                             732            3,311
                                           -------------   --------------

NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS, FORWARD FOREIGN
  CURRENCY CONTRACTS AND FOREIGN
  CURRENCY:
      Net realized gain (loss) from
         security transactions                   (213)            (738)
      Net realized loss on forward
         foreign currency contracts and
         foreign currency transactions             --               --
      Net unrealized appreciation on
         forward foreign currency
         contracts and translations of
         assets and liabilities in
         foreign currency                          --               --
      Net unrealized appreciation on
         investments                              611            1,857
                                           -------------   --------------

      Net realized and unrealized gain
         on investments                           398            1,119
                                           -------------   --------------
      Net increase in net assets
         resulting from operations            $ 1,130         $  4,430
                                           -------------   --------------
                                           -------------   --------------

COMPUTATION OF NET ASSET VALUE AND
  OFFERING PRICE--JUNE 30, 1995:

      SERIES A:
           (1) Net asset value, offer
               and redemption price           $  9.83         $   9.84
                                           -------------   --------------
                                           -------------   --------------

      SERIES B:
           (1) Net asset value,
               redemption price                  9.84             9.84
           (2) Maximum sales charge
               4.50%                             0.46             0.46
                                           -------------   --------------
            Offering Price                    $ 10.30         $  10.30
                                           -------------   --------------
                                           -------------   --------------

(1) Net asset value per share, as illustrated, is the amount which would be paid upon the redemption or repurchase of shares.

(2) The offer price is calculated by dividing the net asset value of Series B by 1 minus the maximum sales charge of 4.50%. Amounts designated as '--' are either $0 or have been rounded to $0.

See accompanying notes to financial statements

-----
 FS-38

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

                                             -------------------    ----------    --------------    -----------
                                                                                  PENNSYLVANIA      NEW JERSEY
                                                INTERMEDIATE          GLOBAL        MUNICIPAL        MUNICIPAL
                                             MUNICIPAL BOND FUND    BOND FUND       BOND FUND        BOND FUND
                                             -------------------    ----------    --------------    -----------

INVESTMENT INCOME:
      Interest                                $    87           $  1,937         $  124          $    91
                                             --------          ----------       -------        -----------

EXPENSES:
      Investment advisory fees                      9                155             11                8
      Waiver of Investment advisory fees           (7)               (78)           (11)              (8)
      Administrative fees                           5                 65              5                4
      Waiver of Administrative fees                (2)               (23)            (5)              (4)
      Transfer agent fees                           1                 15              1                1
      Custodian fees                               --                  2             --               --
      Professional fees                            --                  7              1               --
      Registration & filing fees                    2                  3              2                2
      Organizational costs                          6                  1              3                2
      12b-1 fees                                    3                 --             --               --
      Taxes--other than income                     --                  8              1               --
      Pricing fees                                 --                  4             --               --
      Miscellaneous                                 1                  6              1                2
                                             --------          ----------       -------        -----------
           Total expenses                          18                165              9                7
                                             --------          ----------       -------        -----------
Net investment income                              69              1,772            115               84
                                             --------          ----------       -------        -----------

NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS, FORWARD FOREIGN
  CURRENCY CONTRACTS AND FOREIGN
  CURRENCY:
      Net realized gain (loss) from
         security transactions                    (57)             1,044            (12)               4
      Net realized loss on forward
         foreign currency contracts and
         foreign currency transactions             --             (1,224)            --               --
      Net unrealized appreciation on
         forward foreign currency
         contracts and translations of
         assets and liabilities in
         foreign currency                          --                344             --               --
      Net unrealized appreciation on
         investments                               70                503             64               40
                                             --------          ----------       -------        -----------

      Net realized and unrealized gain
         on investments                            13                667             52               44
                                             --------          ----------       -------        -----------

      Net increase in net assets
         resulting from operations            $    82           $  2,439         $  167          $   128
                                             --------          ----------       -------        -----------
                                             --------          ----------       -------        -----------

COMPUTATION OF NET ASSET VALUE AND
  OFFERING PRICE--JUNE 30, 1995:

      SERIES A:
           (1) Net asset value, offer and
               redemption price               $  9.83           $   9.62         $10.16          $ 10.12
                                             --------          ----------       -------        -----------
                                             --------          ----------       -------        -----------

      SERIES B:
           (1) Net asset value, redemption
               price                             9.83               9.61          10.16            10.12
           (2) Maximum sales charge 4.50%        0.46               0.45           0.48             0.48
                                             --------          ----------       -------        -----------
            Offering Price                    $ 10.29           $  10.06         $10.64          $ 10.60
                                             --------          ----------       -------        -----------
                                             --------          ----------       -------        -----------

                                                                      --------
                                                                         FS-39

  For the periods ended June 30,
--------------------------------------------------------------------------------
  STATEMENT OF CHANGES IN NET ASSETS (000)

                                          --------------------
                                               GOVERNMENT
                                              INCOME FUND
                                          --------------------
                                            1995       1994
                                          ---------  ---------
OPERATIONS:
  Net investment income                   $     732  $     486
  Net realized gain (loss) from security
    transactions                               (213)       (34)
  Net realized loss on forward foreign
    currency contracts and foreign
    currency translations                        --     --
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                                   --     --
  Net unrealized appreciation
    (depreciation) on investments               611       (655)
                                          ---------  ---------
  Net increase (decrease) in net assets
    resulting from operations                 1,130       (203)
                                          ---------  ---------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                   (648)      (439)
    Series B                                    (86)       (47)
  Net realized gains:
    Series A                                     (1)       (38)
    Series B                                     --         (5)
  Dividends in excess of net realized gains:
    Series A                                     --     --
    Series B                                     --     --
                                          ---------  ---------
        Total dividends distributed            (735)      (529)
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued               3,952      4,302
    Shares issued in lieu of cash
     distributions                              268        135
    Cost of shares repurchased               (2,353)    (1,039)
                                          ---------  ---------
    Increase (decrease) in net assets
     from Series A transactions               1,867      3,398
                                          ---------  ---------
  Series B:
    Proceeds from shares issued                 170      1,556
    Shares issued in lieu of cash
     distributions                               72         38
    Cost of shares repurchased                 (450)      (159)
                                          ---------  ---------
    Increase (decrease) in net assets
     from Series B transactions                (208)     1,435
                                          ---------  ---------
Increase (decrease) in net assets
  derived from capital share
  transactions                                1,659      4,833
                                          ---------  ---------
        Net increase (decrease) in net
        assets                                2,054      4,101
                                          ---------  ---------
NET ASSETS:
  Beginning of period                        10,625      6,524
                                          ---------  ---------
  End of period                           $  12,679  $  10,625
                                          ---------  ---------
                                          ---------  ---------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                   1,116        641
                                          ---------  ---------
  Series A:
    Shares issued                               415        425
    Shares issued in lieu of cash
     distributions                               28         13
    Shares repurchased                         (248)      (105)
                                          ---------  ---------

        Total Series A transactions             195        333
                                          ---------  ---------
  Series B:
    Shares issued                                18        154
    Shares issued in lieu of cash
     distributions                                8          4
    Shares repurchased                          (47)       (16)
                                          ---------  ---------
        Total Series B transactions             (22)       142
                                          ---------  ---------
Increase (decrease) derived from capital
  share transaction                             173        475
                                          ---------  ---------
Capital shares outstanding at end of
  period                                      1,289      1,116
                                          ---------  ---------
                                          ---------  ---------

        (1) Global Bond Fund commenced operations December 15, 1993.
        (2) Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds commenced operations May 16, 1994.

        See accompanying notes to financial statements.

----
FS-40

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

                                             --------------------               --------------------          -------------
                                                                                    INTERMEDIATE
                                                 INTERMEDIATE                        MUNICIPAL                   GLOBAL
                                                  BOND FUND                          BOND FUND                BOND FUND(1)
                                             --------------------               --------------------          -------------
                                            1995             1994              1995             1994              1995
                                        -------------    -------------     -------------    -------------     -------------
OPERATIONS:
  Net investment income                    $ 3,311          $ 2,468           $    69          $   102           $ 1,772
  Net realized gain (loss) from security
    transactions                              (738)            (824)              (57)          (2,247)            1,044
  Net realized loss on forward foreign
    currency contracts and foreign
    currency translations                   --               --                --               --                (1,224)
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                              --               --                --               --                   344
  Net unrealized appreciation
    (depreciation) on investments            1,857           (1,870)               70             (106)              503
                                        -------------    -------------         ------           ------        -------------

  Net increase (decrease) in net assets
    resulting from operations                4,430             (226)               82              (23)            2,439
                                        -------------    -------------         ------           ------        -------------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                (2,981)          (2,115)              (27)             (68)             (845)
    Series B                                  (331)            (347)              (42)             (34)               (5)
  Net realized gains:
    Series A                                    (9)            (172)           --               --                --
    Series B                                    (2)             (32)           --               --                --
  Dividends in excess of net realized gains:
    Series A                                --                 (301)           --               --                --
    Series B                                --                  (55)           --               --                --
                                        -------------    -------------         ------           ------        -------------
        Total dividends distributed         (3,323)          (3,022)              (69)            (102)             (850)

CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued             17,116           22,755            --                  439               327
    Shares issued in lieu of cash
     distributions                           2,752            2,358                10               15               564
    Cost of shares repurchased             (14,254)         (18,757)             (732)          (1,317)             (529)
                                        -------------    -------------         ------           ------        -------------
    Increase (decrease) in net assets
     from Series A transactions              5,614            6,356              (722)            (863)              362
                                        -------------    -------------         ------           ------        -------------
  Series B:
    Proceeds from shares issued                 62            4,089                76            1,474                76
    Shares issued in lieu of cash
     distributions                             325              386                33               23                 4
    Cost of shares repurchased              (7,763)            (283)             (407)            (285)              (87)
                                        -------------    -------------         ------           ------        -------------
    Increase (decrease) in net assets
     from Series B transactions             (7,376)           4,192              (298)           1,212                (7)
                                        -------------    -------------         ------           ------        -------------
Increase (decrease) in net assets
  derived from capital share
  transactions                              (1,762)          10,548            (1,020)             349               355
                                        -------------    -------------         ------           ------        -------------
        Net increase (decrease) in net
        assets                                (655)           7,300            (1,007)             224             1,944
                                        -------------    -------------         ------           ------        -------------
NET ASSETS:
  Beginning of period                       57,744           50,444             2,399            2,175            25,124
                                        -------------    -------------         ------           ------        -------------
  End of period                            $57,089          $57,744           $ 1,392          $ 2,399           $27,068
                                        -------------    -------------         ------           ------        -------------
                                        -------------    -------------         ------           ------        -------------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                  5,995            4,954               248              215             2,774
                                        -------------    -------------         ------           ------        -------------
  Series A:

    Shares issued                            1,777            2,262                --               43                36
    Shares issued in lieu of cash
     distributions                             286              235                 1                2                62
    Shares repurchased                      (1,484)          (1,863)              (76)            (131)              (58)
                                        -------------    -------------         ------           ------        -------------
        Total Series A transactions            579              634               (75)             (86)               40
                                        -------------    -------------         ------           ------        -------------
  Series B:
    Shares issued                                6              403                 8              146                 8
    Shares issued in lieu of cash
     distributions                              34               39                 3                2                 1
    Shares repurchased                        (813)             (35)              (42)             (29)               (9)
                                        -------------    -------------         ------           ------        -------------
        Total Series B transactions           (773)             407               (31)             119            --
                                        -------------    -------------         ------           ------        -------------
Increase (decrease) derived from capital
  share transaction                           (194)           1,041              (106)              33                40
                                        -------------    -------------         ------           ------        -------------
Capital shares outstanding at end of
  period                                     5,801            5,995               142              248             2,814
                                        -------------    -------------         ------           ------        -------------
                                        -------------    -------------         ------           ------        -------------



                                                                     PENNSYLVANIA                        NEW JERSEY
                                            GLOBAL                    MUNICIPAL                           MUNICIPAL
                                          BOND FUND(1)                BOND FUND(2)                        BOND FUND(2)
                                         --------------     ------------------------------     ------------------------------
                                               1994              1995            1994              1995            1994
                                         --------------     -------------    -------------     -------------    -------------

OPERATIONS:
  Net investment income                      $   703           $   115           $   4            $    84          $     8
  Net realized gain (loss) from security
    transactions                              (2,247)              (12)         --                      4
  Net realized loss on forward foreign
    currency contracts and foreign
    currency translations                       (828)           --              --                 --               --
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                                  (438)           --              --                 --               --
  Net unrealized appreciation
    (depreciation) on investments                352                64              (4)                40              (10)
                                          -------------         ------           -----             ------           ------
  Net increase (decrease) in net assets
    resulting from operations                 (2,458)              167          --                    128               (2)
                                          -------------         ------           -----             ------           ------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                    (110)             (105)             (3)               (84)              (8)
    Series B                                      (1)              (10)             (1)            --               --
  Net realized gains:
    Series A                                  --                --              --                 --               --
    Series B                                  --                --              --                 --               --
  Dividends in excess of net realized gains:
    Series A                                  --                --              --                 --               --
    Series B                                  --                --              --                 --               --
                                          -------------         ------           -----             ------           ------
        Total dividends distributed             (111)             (115)             (4)               (84)              (8)

CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued               27,751             1,718             440                520            1,445
    Shares issued in lieu of cash
     distributions                            --                    73               1                 54                2
    Cost of shares repurchased                  (241)           --                  (4)              (499)              (6)
                                          -------------         ------           -----             ------           ------
    Increase (decrease) in net assets
     from Series A transactions               27,510             1,791             437                 75            1,441
                                          -------------         ------           -----             ------           ------
  Series B:
    Proceeds from shares issued                  206               154             189                 21                3
    Shares issued in lieu of cash
     distributions                            --                     9          --                 --               --
    Cost of shares repurchased                   (23)              (14)            (25)            --               --
                                          -------------         ------           -----             ------           ------
    Increase (decrease) in net assets
     from Series B transactions                  183               149             164                 21                3
                                          -------------         ------           -----             ------           ------
Increase (decrease) in net assets
  derived from capital share
  transactions                                27,693             1,940             601                 96            1,444
                                          -------------         ------           -----             ------           ------
        Net increase (decrease) in net
        assets                                25,124             1,992             597                140            1,434
                                          -------------         ------           -----             ------           ------
NET ASSETS:
  Beginning of period                         --                   597          --                  1,434           --
                                          -------------         ------           -----             ------           ------
  End of period                              $25,124           $ 2,589           $ 597            $ 1,574          $ 1,434
                                          -------------         ------           -----             ------           ------
                                          -------------         ------           -----             ------           ------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                   --                    60          --                    144           --
                                          -------------         ------           -----             ------           ------
  Series A:
    Shares issued                              2,781               173              44                 54              145
    Shares issued in lieu of cash
     distributions                            --                     7          --                      5           --
    Shares repurchased                           (25)           --              --                    (50)              (1)
                                          -------------         ------           -----             ------           ------
        Total Series A transactions            2,756               180              44                  9              144
                                          -------------         ------           -----             ------           ------
  Series B:
    Shares issued                                 21                15              19                  2           --
    Shares issued in lieu of cash
     distributions                            --                     1          --                 --               --
    Shares repurchased                            (3)               (1)             (3)            --               --
                                          -------------         ------           -----             ------           ------
        Total Series B transactions               18                15              16                  2           --
                                          -------------         ------           -----             ------           ------
Increase (decrease) derived from capital
  share transaction                            2,774               195              60                 11              144
                                          -------------         ------           -----             ------           ------
Capital shares outstanding at end of
  period                                       2,774               255              60                155              144
                                          -------------         ------           -----             ------           ------
                                          -------------         ------           -----             ------           ------

                                                                      --------
                                                                          FS-41

  For the periods ended June 30,
--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS                               COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------
For a Share Outstanding Throughout the Period

                                          Realized and
                    Net                    Unrealized
                   Asset                     Gains       Dividends    Distributions       Net                     Net
                   Value        Net       or (Losses)     from Net        from        Asset Value               Assets
                 Beginning   Investment        on        Investment      Capital          End       Total         End
                 of Period     Income      Securities      Income         Gains        of Period    Return     of Period
                 ---------   ----------   ------------   ----------   -------------   -----------   ------     ---------
------------------------
GOVERNMENT INCOME
------------------------
 SERIES A
 1995             $  9.52      $ 0.62        $ 0.31        $(0.62)       $    --        $  9.83      10.26%     $ 11,305
 1994               10.18        0.50         (0.62)        (0.50)         (0.04)          9.52     (1.34)         9,089
 1993(1)            10.00        0.13          0.18         (0.13)            --          10.18       3.12+        6,323
 SERIES B
 1995             $  9.51      $ 0.61        $ 0.33        $(0.61)       $    --        $  9.84      10.23%     $  1,374
 1994               10.17        0.47         (0.62)        (0.47)         (0.04)          9.51     (1.57)         1,536
 1993*              10.00        0.07          0.17         (0.07)            --          10.17       1.71+          201

----------------------
INTERMEDIATE BOND
----------------------
 SERIES A
 1995             $  9.63      $ 0.53        $ 0.21        $(0.53)       $    --        $  9.84       8.22%     $ 55,128
 1994               10.18        0.43         (0.53)        (0.43)         (0.02)          9.63     (0.32)        48,379
 1993               10.01        0.47          0.31         (0.47)         (0.14)         10.18       7.90        44,692
 1992(2)            10.00        0.23          0.01         (0.23)            --          10.01       2.49+       22,623
 SERIES B
 1995             $  9.63      $ 0.54        $ 0.20        $(0.53)       $    --        $  9.84       7.95%     $  1,961
 1994               10.18        0.41         (0.53)        (0.41)         (0.02)          9.63     (0.56)         9,365
 1993*              10.01        0.20          0.17         (0.20)            --          10.18       3.95+        5,752

------------------------------------
INTERMEDIATE MUNICIPAL BOND
------------------------------------
 SERIES A
 1995             $  9.68      $ 0.38        $ 0.15        $(0.38)            --        $  9.83       5.58%     $    365
 1994               10.09        0.39         (0.41)        (0.39)            --           9.68     (0.27)         1,088
 1993(3)            10.00        0.04          0.09         (0.04)            --          10.09       1.33+        2,009
 SERIES B
 1995             $  9.67      $ 0.35        $ 0.16        $(0.35)            --        $  9.83       5.42%     $  1,027
 1994               10.08        0.37         (0.41)        (0.37)            --           9.67     (0.52)         1,311
 1993*              10.00        0.03          0.08         (0.03)            --          10.08       1.19+          166

---------------
GLOBAL BOND
---------------
 SERIES A
 1995             $  9.06      $ 0.62        $ 0.24        $(0.30)            --        $  9.62       9.70%     $ 26,898
 1994(4)            10.00        0.25         (1.15)        (0.04)            --           9.06     (9.00)+       24,957
 SERIES B
 1995             $  9.04      $ 0.61        $ 0.24        $(0.28)            --        $  9.61       9.57%     $    170
 1994(4)            10.00        0.19         (1.11)        (0.04)            --           9.04     (9.22)+          167

------------------------------------
PENNSYLVANIA MUNICIPAL BOND
------------------------------------
 SERIES A
 1995             $  9.95      $ 0.51        $ 0.21        $(0.51)            --        $ 10.16       7.50%     $  2,272
 1994(5)            10.00        0.06         (0.05)        (0.06)            --           9.95       0.14+          434
 SERIES B
 1995             $  9.95      $ 0.49        $ 0.21        $(0.49)            --        $ 10.16       7.25%     $    317
 1994(5)            10.00        0.06         (0.05)        (0.06)            --           9.95       0.09+          163

----------------------------------
NEW JERSEY MUNICIPAL BOND
----------------------------------
 SERIES A
 1995             $  9.94      $ 0.52        $ 0.18        $(0.52)            --        $ 10.12       7.25%     $  1,550
 1994(5)            10.00        0.06         (0.06)        (0.06)            --           9.94       0.01+        1,432
 SERIES B
 1995             $  9.95      $ 0.49        $ 0.17        $(0.49)            --        $ 10.12       6.84%     $     24
 1994(5)            10.00        0.06         (0.05)        (0.06)            --           9.95       0.08+            2

                                             Ratio       Ratio of
                               Ratio      of Expenses   Net Income
                  Ratio        of Net     to Average    to Average
               of Expenses     Income     Net Assets    Net Assets   Portfolio
               to Average    to Average   (Excluding    (Excluding   Turnover
               Net Assets    Net Assets    Waivers)      Waivers)      Rate
               -----------   ----------   -----------   ----------   --------
-----------------
GOVERNMENT INCOME
-----------------
 SERIES A
 1995              0.59%        6.53%         0.98%        6.14%        368%
 1994              0.50         4.93          1.00         4.43         157
 1993(1)           0.44         5.41          1.10         4.75          93
 SERIES B
 1995              0.85%        6.25%         1.24%        5.86%        368%
 1994              0.75         4.68          1.25         4.18         157
 1993*             0.63         5.35          1.29         4.69          93
-----------------
INTERMEDIATE BOND
-----------------
 SERIES A
 1995              0.60%        5.76%         0.84%        5.52%        405%
 1994              0.58         4.30          0.86         4.02         299
 1993              0.42         4.62          0.86         4.18         188
 1992(2)           0.11         5.73          0.84         5.00          51
 SERIES B
 1995              0.85%        5.27%         1.09%        5.03%        405%
 1994              0.83         4.05          1.11         3.77         299
 1993*             0.75         3.78          1.19         3.34         188
---------------------------
INTERMEDIATE MUNICIPAL BOND
---------------------------
 SERIES A
 1995              0.82%        3.91%         1.26%        3.47%          9%
 1994              0.63         3.91          1.17         3.37          43
 1993(3)           0.58         2.74          1.45         1.87          10
 SERIES B
 1995              1.08%        3.65%         1.52%        3.21%          9%
 1994              0.88         3.66          1.42         3.12          43
 1993*             0.81         2.51          1.68         1.64          10
-------------
GLOBAL BOND
-------------
 SERIES A
 1995              0.64%        6.84%         1.03%        6.45%        133%
 1994(4)           0.73         5.04          1.12         4.65         161
 SERIES B
 1995              0.89%        6.59%         1.28%        6.20%        133%
 1994(4)           0.98         4.79          1.37         4.40         161
---------------------------
PENNSYLVANIA MUNICIPAL BOND
---------------------------
 SERIES A
 1995              0.39%        5.26%         1.14%        4.51%         18%
 1994(5)           0.42         5.09          1.17         4.34           3
 SERIES B
 1995              0.64%        4.95%         1.39%        4.20%         18%
 1994(5)           0.67         4.84          1.42         4.09           3
-------------------------
NEW JERSEY MUNICIPAL BOND
-------------------------
 SERIES A
 1995              0.42%        5.21%         1.17%        4.46%         32%
 1994(5)           0.43         5.07          1.35         4.15          13
 SERIES B
 1995              0.68%        4.97%         1.44%        4.21%         32%
 1994(5)           0.68         4.82          1.60         3.90          13

                   Series B has been offered since January 4, 1993. Government
             Income and Intermediate-Term Municipal Funds have + offered Series
             B since May 3, 1993. Ratios for these periods have been annualized.
             * Government Income commenced operations on April 1, 1993. Ratios for this period have been annualized.
                   Intermediate Bond commenced operations on February 3, 1992. Ratios for this period have been annualized.
            (1)    Intermediate Municipal Bond commenced operations on May 3, 1993. Ratios for this period have been annualized.
            (2)    Global Bond commenced operations on December 15, 1993. Ratios for this period have been annualized.
            (3)    Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds commenced operation on May 16, 1994. Ratios for
            (4)    this period have been annualized.
                   See accompanying notes to financial statements.

----
FS-42

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  CASH RESERVE

                                    [GRAPH]

                       % of Total Portfolio Investments

                        Corporate Securities 80%
                        Time Deposits 9%
                        U.S. Government Securities 8%
                        Cash Equivalents 3%

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
COMMERCIAL PAPER -- 78.3%
  A.I. Credit
      5.930%, 07/19/95               $ 5,000      $   4,985
      5.930%, 08/02/95                10,000          9,947
  American Express Credit
      6.010%, 07/17/95                10,000          9,973
  Ameritech Capital
      6.000%, 07/24/95                10,500         10,460
      5.630%, 03/05/96                16,000         15,379
  Arco Coal Australia
      6.080%, 07/10/95                 5,000          4,992
      5.780%, 09/19/95                 6,191          6,111
  Asset Securitization
      5.930%, 07/05/95                10,000          9,993
      5.900%, 07/21/95                10,000          9,967
  AT&T
      5.970%, 07/13/95                10,000          9,980
      5.970%, 07/26/95                10,000          9,959
      5.880%, 08/11/95                 5,000          4,967
  Barclay's Bank, Canada
      5.940%, 07/19/95                 5,000          4,985
  Caisse Des Depots En Consignations
      6.000%, 07/18/95                10,000          9,972
      5.890%, 08/21/95                10,000          9,917
  Canadian Imperial Bank of Commerce
      5.840%, 09/29/95                10,000          9,854

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
  Corporate Asset Funding
      5.800%, 09/13/95               $10,000      $   9,881
  Dupont (E.I. De Nemours)
      6.000%, 07/07/95                10,000          9,990
  Ford Motor Credit
      6.000%, 07/11/95                10,000          9,983
  General Electric Capital
      5.910%, 08/07/95                10,000          9,939
  General Electric Credit
      5.770%, 09/21/95                 5,000          4,934
  Goldman Sachs
      5.700%, 09/01/95                 5,000          4,951
  Hewlett-Packard
      5.990%, 07/18/95                10,000          9,972
      5.870%, 09/28/95                10,000          9,855
  J.C. Penney Funding
      5.940%, 07/14/95                 5,000          4,989
  Metropolitan Life Funding
      5.900%, 08/07/95                10,000          9,939
  Minnesota Mining & Manufacturing
      5.600%, 09/08/95                 7,300          7,222
  Motorola
      5.880%, 07/27/95                 6,400          6,373
  New Center Asset Trust
      6.300%, 07/03/95                20,000         19,994
  Province of Alberta
      5.900%, 07/10/95                10,000          9,985
  Province of British Columbia
      6.040%, 08/04/95                12,900         12,826
      5.860%, 09/15/95                10,000          9,876
  Province of Quebec
      5.900%, 08/08/95                10,000          9,938
      5.890%, 08/29/95                 5,000          4,952
      5.880%, 08/30/95                10,000          9,902
  Shell Oil
      5.750%, 09/15/95                10,000          9,879
  Siemens
      6.430%, 07/25/95                10,000          9,957
  Southwest Bell Capital
      6.035%, 07/12/95                15,000         14,972
  Swedish Export Credit
      6.080%, 07/06/95                10,000          9,992
      5.870%, 08/08/95                10,000          9,938
  Teco Finance
      5.930%, 07/13/95                 3,500          3,493
      5.930%, 07/14/95                 3,500          3,493
  Toyota Motor Credit
      5.880%, 07/28/95                10,000          9,956
  Unilever Capital
      6.090%, 10/11/95                15,000         14,741
  US West Capital Funding
      5.990%, 07/07/95                10,000          9,990
                                                 -----------
TOTAL COMMERCIAL PAPER
    (Cost $413,353,037)                             413,353
                                                 -----------

  See accompanying notes to financial statements                      --------
                                                                         FS-43

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  CASH RESERVE (continued)

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS -- 8.1%
  FNMA
    5.700%, 09/22/95                 $13,500      $  13,323
    5.420%, 12/04/95                  10,000          9,765
    5.520%, 12/05/95                  10,000          9,759
    5.610%, 02/16/96 (A)              10,000         10,000
                                                 -----------

TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
  (Cost $42,846,988)                                 42,847
                                                 -----------

CORPORATE OBLIGATION -- 1.9%
  American Express Centurion Bank
    6.000%, 06/07/96 (A)              10,000         10,000
                                                 -----------
TOTAL CORPORATE OBLIGATION
  (Cost $10,000,000)                                 10,000
                                                 -----------

TIME DEPOSITS -- 9.5%
  Banque Paribas
    6.250%, 07/03/95                  25,000         25,000
  Sumitomo Bank
    6.375%, 07/03/95                  25,000         25,000
                                                 -----------

TOTAL TIME DEPOSITS
  (Cost $50,000,000)                                 50,000
                                                 -----------

MASTER NOTES -- 0.8%
  Associates Corporation of North
    America
    5.867%, (A)                        4,328          4,328
  Student Loan Marketing
    Association
    5.660%, (A)                           39             39
                                                 -----------

TOTAL MASTER NOTES
  (Cost $4,366,969)                                   4,367
                                                 -----------

REPURCHASE AGREEMENT -- 1.9%
  First National Bank of Chicago 6.18%, dated 06/30/95, matures 07/03/95, repurchase price $10,005,150 (collateralized by
    U.S. Treasury Bill, par value
    $10,345,000, 7.00%, matures
    09/28/95: market value
    $10,218,791)                      10,000         10,000
                                                 -----------
TOTAL REPURCHASE AGREEMENT
  (Cost $10,000,000)                                 10,000
                                                 -----------

------------------------------------------------------------
Description                                      Value (000)
------------------------------------------------------------
TOTAL INVESTMENTS -- 100.5%
  (Cost $530,566,994)                             $ 530,567
                                                 -----------

TOTAL OTHER ASSETS AND LIABILITIES, NET --
  (0.5%)                                             (2,643)
                                                 -----------

NET ASSETS:
  Portfolio Shares -- Series A ($0.001 par value -- 1 billion authorized) based on 510,344,357
    outstanding shares                              510,344
  Portfolio Shares -- Series B ($0.001 par value -- 1 billion authorized) based on 17,583,902
    outstanding shares                               17,584
  Accumulated Net Realized Loss on
    Investments                                          (4)
                                                 -----------

TOTAL NET ASSETS -- 100.0%                        $ 527,924
                                                 -----------
                                                 -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE
    SERIES A                                          $1.00
                                                 -----------
                                                 -----------
    SERIES B                                          $1.00
                                                 -----------
                                                 -----------

           (A) Variable Rate Securities--The rate reflected on the Statement of Net Assets is the rate in effect on June 30, 1995.
           FNMA -- Federal National Mortgage Association
           See accompanying notes to financial statements.


----
FS-44

--------------------------------------------------------------------------------
                           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  TREASURY RESERVE
-----------------------------------------------------------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 40.5%
  U.S. Treasury Bills
    5.840%, 07/13/95                $  10,000     $   9,981
    5.800%, 07/27/95                   10,000         9,958
    5.800%, 07/27/95                   10,000         9,958
    6.105%, 08/10/95                   10,000         9,932
    5.840%, 08/17/95                   10,000         9,924
    5.350%, 08/24/95                    5,000         4,960
    5.350%, 08/24/95                    5,000         4,960
    5.790%, 08/31/95                   10,000         9,902
    5.520%, 09/07/95                    5,000         4,948
    5.480%, 09/14/95                    5,000         4,943
    5.485%, 09/21/95                    5,000         4,938
    5.550%, 10/05/95                    5,000         4,926
    5.630%, 10/05/95                    6,000         5,910
    5.750%, 10/12/95                   10,000         9,835
    5.460%, 10/19/95                    5,000         4,917
    5.410%, 10/26/95                    5,000         4,912
    5.340%, 11/02/95                    5,000         4,908
    5.635%, 11/02/95                    6,000         5,884
    5.660%, 11/09/95                    5,000         4,897
    5.715%, 11/16/95                    5,000         4,890
    6.620%, 11/16/95                    3,000         2,924
    5.365%, 11/24/95                    5,000         4,891
    5.405%, 12/07/95                    5,000         4,881
    5.415%, 12/21/95                    5,000         4,870
    5.475%, 04/04/96                    5,000         4,789
    5.475%, 05/02/96                    5,000         4,767
U.S. TREASURY NOTES
    4.250%, 11/30/95                   20,000        19,863
    5.500%, 04/30/96                    5,000         4,978
U.S. TREASURY STRIPS
    5.651%, 11/15/95                   10,000         9,794
    6.195%, 05/15/96                    6,000         5,691
                                                 -----------
TOTAL U.S. TREASURY OBLIGATIONS
    (Cost $202,930,759)                             202,931
                                                 -----------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
REPURCHASE AGREEMENTS -- 60.0%
  First National Bank of Chicago 6.10%, dated 06/30/95, matures 07/03/95, repurchase price $10,005,083 (collateralized by various U.S. Treasury Notes, total par value $10,230,000, 4.75% - 6.00%, 12/31/97 - 09/30/98: total market value
    $10,238,927)                    $  10,000     $  10,000
  First National Bank of Chicago 6.18%, dated 06/30/95, matures 07/03/95, repurchase price $2,465,269 (collateralized by U.S. Treasury Bill, par value
    $2,545,000, 7.00%, matures 09/28/95: market value
    $2,513,951)                         2,464         2,464
  Goldman Sachs 6.05%, dated
    06/30/95, matures 07/03/95,
    repurchase price $10,005,042
    (collateralized by U.S. Treasury
    Note, par value $10,430,000,
    4.75%, matures 08/31/98: market
    value $10,399,203)                 10,000        10,000
  HSBC Securities 5.90%, dated
    06/30/95, matures 07/03/95,
    repurchase price $18,008,850
    (collateralized by U.S. Treasury
    Note, par value $17,690,000,
    7.375%, matures 11/15/97: market
    value $18,573,063)                 18,000        18,000
  Morgan Stanley 6.02%, dated
    06/30/95, matures 07/03/95,
    repurchase price 18,009,030
    (collateralized by U.S. Treasury
    Note, par value $16,685,000,
    8.00%, matures 08/15/99: market
    value $18,864,633)                 18,000        18,000
  Republic New York City 6.07%,
    dated 06/30/95, matures
    07/03/95, repurchase price
    $112,056,653 (collateralized by
    various U.S. Treasury Notes,
    total par value $110,945,000,
    5.375% - 7.125%, 5/31/98 -
    09/30/99: total market value
    $115,659,109)                     112,000       112,000
  Sanwa Bank 6.15%, dated 06/30/95,
    matures 07/03/95, repurchase
    price $120,006,150
    (collateralized by various U.S.
    Treasury Notes, total par value
    $118,280,000, 4.75% - 8.875%,
    10/31/98 - 02/29/00: total
    market value $123,889,995)        120,000       120,000

  STRIPS -- Separately Traded Registered Interest and Principal Securities See accompanying notes to financial statements
                                                                      --------
                                                                         FS-45

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  TREASURY RESERVE (continued)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  Swiss Bank 6.12%, dated 06/30/95,
    matures 07/03/95, repurchase
    price $10,005,100
    (collateralized by various U.S.
    Treasury Notes, total value
    $9,940,000, 7.875% - 8.50%,
    08/15/95 - 06/30/96: total
    market value $10,354,069)         $10,000      $  10,000
                                                  -----------
TOTAL REPURCHASE AGREEMENTS
  (Cost $300,464,000)                                300,464
                                                  -----------
TOTAL INVESTMENTS -- 100.5%
  (Cost $503,394,759)                                503,395
                                                  -----------
TOTAL OTHER ASSETS AND LIABILITIES,
  NET (0.5%)                                          (2,577)
                                                  -----------
NET ASSETS:
  Portfolio Shares -- Series A ($0.001 par value -- 1 billion authorized) based on 479,203,905
    outstanding shares                               479,204
  Portfolio Shares -- Series B
    ($0.001 par value -- 1 billion
    authorized) based on 21,611,365
    outstanding shares                                21,611
  Accumulated Net Realized Gain on
    Investments                                            3
                                                  -----------
TOTAL NET ASSETS: -- 100.0%                        $ 500,818
                                                  -----------
                                                  -----------
NET ASSET VALUE & REDEMPTION PRICE PER SHARE
    SERIES A                                           $1.00
                                                  -----------
                                                  -----------
    SERIES B                                           $1.00
                                                  -----------
                                                  -----------


----

----------------------------------------------------------
    TAX-FREE RESERVE

                                    [GRAPH]

                       % of Total Portfolio Investments

                        Revenue Bonds 54%
                        Tax-Exempt Commercial Paper 39%
                        General Obligations 6%
                        Pre-Refunded Securities 1%

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
MUNICIPAL BONDS -- 97.3%
  ALABAMA -- 10.9%
    Alabama Housing TECP
      3.600%, 09/22/95(C)             $   500       $   500
    Alabama State Housing
      Finance Authority Revenue Bond
      for Heatherboro Project
      4.250%, 07/07/95(A)(B)(C)           900           900
    Mobile, Alabama Industrial
      Development Authority Revenue
      Bond for Scott Paper Project,
      Ser A
      4.050%, 07/07/95(A)(B)(C)         2,000         2,000
    Montgomery, Alabama TECP
      4.100%, 07/31/95(C)                 380           380
      3.250%, 09/21/95(C)               2,000         2,000
    Winfield, Alabama Industrial
      Development Authority Revenue
      Bond for Union Underwear
      Project
      4.250%, 07/07/95(A)(B)(C)         1,200         1,200
                                                  -----------
                                                      6,980
                                                  -----------
  CALIFORNIA -- 0.6%
    Santa Clara, California
      Electric Revenue Bond,
      Ser A
      4.050%, 07/07/95(A)(B)(C)           400           400
                                                  -----------

          STRIPS--Separate Trading of Registered Interest and Principal
                   of Securities.
           See accompanying notes to financial statements

----
FS-47

--------------------------------------------------------------------------------
                           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  DELAWARE -- 0.2%
    Wilmington, Delaware
      Hospital Revenue Bond
      for Franciscan Health
      Systems Project, Ser B
      4.350%, 07/03/95(A)(B)(C)       $   100       $   100
                                                  -----------

  FLORIDA -- 4.8%
    Dade County, Florida Fixed
      Capital Asset Acquisition
      Revenue Bond 11/01/90
      4.300%, 07/07/95(A)(B)(C)         1,500         1,500
    Sunshine State TECP
      4.250%, 08/15/95(C)               1,600         1,600
                                                  -----------
                                                      3,100
                                                  -----------
  HAWAII -- 1.2%
    Hawaii State GO, Ser CD
      3.850%, 02/01/96                    750           750
                                                  -----------

  ILLINOIS -- 1.1%
    Illinois State Health
      Facilities Authority Revenue
      Bond for Franciscan
      Village Project, Ser A
      4.300%, 07/07/95(A)(B)(C)           700           700
                                                  -----------

  INDIANA -- 8.9%
    Gary, Indiana Environmental
      Improvement Revenue Bond for
      U.S. Steel Project
      3.600%, 07/07/95(A)(B)(C)         1,600         1,600
    Jasper, Indiana TECP
      4.150%, 08/10/95(C)               1,000         1,000
      3.600%, 09/25/95(C)               1,590         1,590
    Sullivan, Indiana TECP
      3.650%, 07/13/95(C)                 455           455
      3.600%, 08/21/95(C)                 500           500
      3.650%, 10/02/95(C)                 600           600
                                                  -----------
                                                      5,745
                                                  -----------

  IOWA -- 3.3%
    Des Moines, Iowa Commercial
      Development Revenue for
      Capitol Center III Project
      4.250%, 07/07/95(A)(B)(C)           400           400
    West Des Moines, Iowa
      Commercial Development
      Revenue Bond for Greyhound
      Lines Project
      4.150%, 07/07/95(A)(B)(C)         1,700         1,700
                                                  -----------
                                                      2,100
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  KANSAS -- 5.8%
    City of Burlington, Kansas TECP
      3.650%, 07/13/95(C)             $ 1,000       $ 1,000
      3.850%, 08/03/95(C)               1,000         1,000
      3.850%, 09/01/95(C)               1,000         1,000
      3.650%, 10/02/95(C)                 400           400
    Kansas City, Kansas
      Industrial Revenue Bond
      for PQ Project
      4.350%, 07/03/95(A)(B)(C)           200           200
    Wichita, Kansas Revenue Bond
      for Wichita Health Systems
      Project, Ser XXV
      4.250%, 07/07/95(A)(B)(C)           100           100
                                                  -----------
                                                      3,700
                                                  -----------
  LOUISIANA -- 3.0%
    East Baton Rouge,
      Louisiana Pollution Control
      Revenue Bond
      4.250%, 07/03/95(A)(B)(C)           450           450
    Jefferson Parish, Louisiana
      Industrial Development Board
      Revenue Bond for
      George J. Ackel, Sr. Project
      4.300%, 07/07/95(A)(B)(C)           800           800
    Parish of Desota, Louisiana
      Pollution Control Revenue
      Bond for Central Louisiana
      Electric Project, Ser A
      3.950%, 07/07/95(A)(B)(C)           700           700
                                                  -----------
                                                      1,950
                                                  -----------
  MICHIGAN -- 2.3%
    Delta County, Michigan
      Environmental Improvement
      Revenue Bond for
      Escanaba Paper Project,
      Ser C
      4.250%, 07/03/95(A)(B)(C)         1,500         1,500
                                                  -----------
  MINNESOTA -- 2.6%
    Golden Valley, Minnesota
      Industrial Development
      Authority Revenue Bond
      for Unicare Homes Project
      4.150%, 07/07/95(A)(B)(C)         1,300         1,300
    Saint Louis Park, Minnesota
      Industrial Development
      Authority Revenue Bond for
      Unicare Homes Project
      4.000%, 07/03/95(A)(B)(C)           400           400
                                                  -----------
                                                      1,700
                                                  -----------

  See accompanying notes to financial statements                      --------
                                                                         FS-48

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  TAX-FREE RESERVE (continued)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  MISSOURI -- 7.7%
    Independence, Missouri TECP
      3.300%, 07/12/95(C)             $ 2,100       $ 2,100
    Missouri State Environmental
      Improvement and Energy
      Resources Authority Revenue
      Bond for Union Electric
      Project, Ser B
      4.000%, 07/03/95(A)(B)(C)           750           750
    Missouri State Environmental
      Improvement Authority
      TECP
      4.250%, 08/09/95(C)                 600           600
      3.850%, 11/21/95(C)               1,500         1,500
                                                  -----------
                                                      4,950
                                                  -----------
  MONTANA -- 3.9%
    Forsyth, Montana Pollution
      Control Revenue Bond
      for Portland General
      Electric Project
      4.050%, 07/07/95(A)(B)(C)           200           200
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser A
      4.050%, 07/07/95(A)(B)(C)           600           600
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser B
      4.050%, 07/07/95(A)(B)(C)           100           100
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser C
      4.050%, 07/07/95(A)(B)(C)         1,000         1,000
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser D
      4.050%, 07/07/95(A)(B)(C)           600           600
                                                  -----------
                                                      2,500
                                                  -----------
  NEVADA -- 0.8%
    Nevada State Housing Division
      Revenue Bond for Multi-Unit
      Park Vista Project, Ser A
      4.200%, 07/07/95(A)(B)(C)           500           500
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  NORTH CAROLINA -- 0.6%
    Wake County, North Carolina
      Pollution Control Finance
      Authority Revenue Bond for
      Carolina Power & Light Project,
      Ser A
      4.000%, 07/07/95(A)(B)(C)       $   400       $   400
                                                  -----------
  OREGON -- 0.9%
    Oregon State GO, Ser 73-G
      4.150%, 07/07/95(A)(B)(C)           500           500
    Umatilla County, Oregon
      Hospital Facilities Authority
      Revenue Bond for Franciscan
      Health Project, Ser B
      4.350%, 07/03/95(A)(B)(C)           100           100
                                                  -----------
                                                        600
                                                  -----------
  PENNSYLVANIA -- 8.1%
    Beaver County Industrial
      Development Authority,
      Pennsylvania, TECP
      4.500%, 10/10/95(C)               2,000         2,000
    Beaver County, Pennsylvania
      Industrial Development
      Authority Revenue Bond for
      Duquesne-Mansfield Project,
      Ser B
      4.150%, 07/07/95(A)(B)(C)           100           100
    Langhorne, Pennsylvania
      Saint Mary's Hospital
      Authority Revenue Bond
      for Franciscan Health
      Systems, Ser B
      4.250%, 07/03/95(A)(B)(C)           550           550
    Lehigh County, Pennsylvania
      Industrial Development
      Authority Revenue Bond
      for Allegheny Electric Project
      4.000%, 07/03/95(A)(B)(C)           300           300
    Washington County, Pennsylvania
      Authority Lease Revenue
      Bond for Higher Education
      Pooled Equipment Lease
      4.250%, 07/07/95(A)(B)(C)         2,255         2,255
                                                  -----------
                                                      5,205
                                                  -----------

-----
FS-49      See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  RHODE ISLAND -- 1.6%
    Rhode Island State Port
      Authority & Economic
      Development Facilities
      Revenue Bond for
      Newport Electric Project
      4.150%, 07/07/95(A)(B)(C)       $ 1,000       $ 1,000
                                                  -----------

  SOUTH CAROLINA -- 2.2%
    Piedmont, South Carolina
      Municipal Power Agency
      Revenue Bond, Prerefunded
      01/01/96 @ 103
      9.700%, 01/01/24                    500           529
    Richland County, South
      Carolina Hospital Facilities
      Revenue Bond for
      Sunhealth-Orangeburg
      Project, Ser C-2
      4.450%, 07/07/95(A)(B)(C)           450           450
    York County, South Carolina
      Pollution Control Revenue
      Bond for Electric Project,
      Ser NRU-84N-2
      4.300%, 07/07/95(A)(B)(C)           450           450
                                                  -----------
                                                      1,429
                                                  -----------

  SOUTH DAKOTA -- 1.2%
    Rapid City, South Dakota
      Industrial Development
      Authority Revenue Bond
      for Corporate Property
      Association Project
      4.050%, 07/07/95(A)(B)(C)           765           765
                                                  -----------

  TENNESSEE -- 0.5%
    Sullivan County, Tennessee
      Industrial Development
      Authority Revenue Bond
      for Mead Project
      4.350%, 07/03/95(A)(B)(C)           300           300
                                                  -----------

  TEXAS -- 9.4%
    Austin, Texas TECP
      3.400%, 09/14/95(C)               1,400         1,400
    Camp County, Texas Industrial
      Development Authority
      Revenue Bond for Texas
      Oil & Gas Project
      4.450%, 07/07/95(A)(B)(C)           500           500
    Dallas/Fort Worth, Texas TECP
      3.700%, 09/08/95(C)               1,900         1,900

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
TEXAS (continued)
    Harris County, Texas
      Industrial Development
      Authority Revenue Bond
      4.250%, 07/03/95(A)(B)(C)       $   400       $   400
      4.250%, 07/03/95(A)(B)(C)           100           100
    Montgomery County, Texas
      Industrial Development
      Revenue Bond for Dallas Tile
      Project, Ser A
      4.300%, 07/07/95(A)(B)(C)           100           100
    Nueces County, Texas
      Health Facilities Development
      Revenue Bond for Driscoll
      Children's Foundation Project
      4.300%, 07/07/95(A)(B)(C)         1,675         1,675
                                                  -----------
                                                      6,075
                                                  -----------

  VERMONT -- 2.2%
    Vermont State Student Loan
      Revenue Bond
      4.000%, 07/03/95(A)(B)(C)         1,400         1,400
                                                  -----------

  WASHINGTON -- 7.8%
    Seattle Light & Power TECP
      3.250%, 09/07/95(C)               1,000         1,000
      4.200%, 09/11/95(C)               2,000         2,000
    Seattle Washington Municipality
      Sewer Revenue Bond
      3.500%, 07/01/95                  2,000         2,000
                                                  -----------
                                                      5,000
                                                  -----------

  WASHINGTON, D.C. -- 1.3%
    District of Columbia
      Revenue Bond for American
      University Issue, Ser A
      4.300%, 07/07/95(A)(B)(C)           805           805
                                                  -----------

  WEST VIRGINIA -- 0.6%
    West Virginia State Hospital
      Finance Authority Revenue
      Bond for Saint Mary's
      Hospital Project
      4.300%, 07/07/95(A)(B)(C)           400           400
                                                  -----------

  See accompanying notes to financial statements                      --------
                                                                        FS-50

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  WISCONSIN -- 1.2%
    Lac Du Flambeau, Wisconsin,
      Lake Superior Chippewa
      Indian's Special Obligation
      Bond for Simpson
      Electric Project
      4.100%, 07/07/95(A)(B)(C)      $     800     $     800
                                                  -----------

  WYOMING -- 2.6%
    Platte County, Wyoming
      Pollution Control Revenue
      Bond, Ser B
      4.350%, 07/03/95(A)(B)(C)          1,300         1,300
    Sublette County, Wyoming
      Pollution Control Revenue
      Bond for Exxon Project
      4.200%, 07/03/95(A)(B)(C)            400           400
                                                  -----------
                                                       1,700
                                                  -----------

TOTAL MUNICIPAL BONDS
    (Cost $62,554,221)                                62,554
                                                  -----------

TOTAL INVESTMENTS -- 97.3%
    (Cost $62,554,221)                                62,554
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- 2.7%                                          1,726
                                                  -----------

NET ASSETS:
Portfolio Shares -- Series A ($0.001 par value -- 250 million authorized) based on 62,803,924 outstanding
  shares                                              62,804
Portfolio Shares -- Series B ($0.001
  par value -- 250 million authorized)
  based on 1,525,087 outstanding
  shares                                               1,525
Accumulated Net Realized Loss on
  Investments                                            (49)
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  64,280
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                           $1.00
                                                  -----------
                                                  -----------
    SERIES B                                           $1.00
                                                  -----------
                                                  -----------

GO    --    General Obligation
TECP  --    Tax Exempt Commercial Paper
(A)         Variable rate securities -- the rate reflected on the Statement of
            Net Assets is the rate in effect on June 30, 1995.
(B)         Put or Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the lesser of the put demand date or maturity date.
(C)         Securities are held in connection with a letter of credit issued by a major commercial bank.

-----
FS-51       See accompanying notes to financial statements.

  For the year ended June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF OPERATIONS (000)                      COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

                                               -------        --------        -------
                                                                               TAX-
                                                CASH          TREASURY         FREE
                                               RESERVE        RESERVE         RESERVE
                                               -------        --------        -------
INVESTMENT INCOME:
  Interest                                    $30,019         $25,449         $2,802
                                               -------        --------        -------
EXPENSES:
  Investment Advisory fees                      2,719           2,362            392
  Less Investment Advisory fees waived         (1,522)         (1,322)          (220)
  Administrative fees                           1,359           1,181            196
  Less Administrative fees waived                (489)           (425)           (71)
  Transfer Agent fees                             176             153             26
  Insurance                                        16              14              3
  Professional fees                                91              79             13
  Registration & Filing fees                       70              56             12
  12b-1 fees                                       38              27              5
  Taxes--other than income                         79              65             11
  Printing                                         66              58             10
  Miscellaneous                                    47              41              7
                                               -------        --------        -------
    Total expenses                              2,650           2,289            384
                                               -------        --------        -------
Net investment income                          27,369          23,160          2,418
Net realized gain (loss) on securities
  transactions                                    (30)              4            (27)
                                               -------        --------        -------
Net increase in net assets resulting
  from operations                              $27,339        $23,164         $2,391
                                               -------        --------        -------
                                               -------        --------        -------

  See accompanying notes to financial statements.                     --------
                                                                         FS-52

  For the period ended June 30,
--------------------------------------------------------------------------------
  STATEMENT OF CHANGES IN NET ASSETS (000)           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

                                                   ---------------------   ---------------------    ------------------
                                                            CASH                  TREASURY               TAX-FREE
                                                          RESERVE                 RESERVE                RESERVE
                                                   ---------------------   ---------------------   ------------------
                                                      1995        1994        1995        1994       1995       1994
                                                   ----------  ----------  ----------  ----------  ---------  ---------
OPERATIONS:
  Net investment income                            $   27,369  $   15,827  $   23,160  $   13,910  $   2,418  $   1,794
  Net realized gain (loss) on securities
    transactions                                          (30)          9           4           2        (27)       (22)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
  Net increase in net assets resulting from
    operations                                         27,339      15,836      23,164      13,912      2,391      1,772
                                                   ----------  ----------  ----------  ----------  ---------  ---------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                          (26,626)    (15,507)    (22,642)    (13,703)    (2,359)    (1,757)
    Series B                                             (743)       (320)       (518)       (207)       (59)       (37)
  Net realized gain:
    Series A                                               --          --          --          --         --         --
    Series B                                               --          --          --          --         --         --
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Total dividends distributed                   (27,369)    (15,827)    (23,160)    (13,910)    (2,418)    (1,794)
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued                     1,153,765   1,182,462   1,884,529   1,580,054    196,955    233,149
    Shares issued in lieu of cash distributions         3,226       1,911       5,268       3,520        228        243
    Cost of shares repurchased                     (1,151,894) (1,139,941) (1,895,568) (1,545,390)  (213,785)  (226,241)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
    Increase (decrease) in net assets from Series
      A transactions                                    5,097      44,432      (5,771)     38,184    (16,602)     7,151
  Series B:
    Proceeds from shares issued                        42,775      45,016      31,754      16,771      3,788      7,641
    Shares issued in lieu of cash distributions           690         289         257         192         55         35
    Cost of shares repurchased                        (37,332)    (49,184)    (17,973)    (17,062)    (5,026)    (6,763)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
    Increase (decrease) in net assets from Series
      B transactions                                    6,133      (3,879)     14,038         (99)    (1,183)       913
                                                   ----------  ----------  ----------  ----------  ---------  ---------
Increase (decrease) in net assets derived from
  capital share transactions                           11,230      40,553       8,267      38,085    (17,785)     8,064
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Net increase (decrease) in net assets          11,200      40,562       8,271      38,087    (17,812)     8,042
                                                   ----------  ----------  ----------  ----------  ---------  ---------
NET ASSETS:
  Beginning of year                                   516,724     476,162     492,547     454,460     82,092     74,050
                                                   ----------  ----------  ----------  ----------  ---------  ---------
  End of year                                      $  527,924  $  516,724  $  500,818  $  492,547  $  64,280  $  82,092
                                                   ----------  ----------  ----------  ----------  ---------  ---------
                                                   ----------  ----------  ----------  ----------  ---------  ---------
CAPITAL SHARE TRANSACTIONS
Capital shares outstanding at beginning of period     516,698     476,145     492,548     454,463     82,113     74,049
  Series A:
    Shares issued                                   1,153,765   1,182,462   1,884,530   1,580,054    196,955    233,149
    Shares issued in lieu of cash distributions         3,226       1,911       5,268       3,520        228        243
    Shares repurchased                             (1,151,894) (1,139,941) (1,895,567) (1,545,390)  (213,785)  (226,241)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Total Series A transactions                     5,097      44,432      (5,771)     38,184    (16,602)     7,151
  Series B:
    Shares issued                                      42,775      45,016      31,754      16,771      3,788      7,641
    Shares issued in lieu of cash distributions           690         289         257         192         55         35
    Shares repurchased                                (37,332)    (49,184)    (17,973)    (17,062)    (5,026)    (6,763)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Total Series B transactions                     6,133      (3,879)     14,038         (99)    (1,183)       913
                                                   ----------  ----------  ----------  ----------  ---------  ---------
Increase (decrease) derived from capital share
  transactions                                         11,230      40,553       8,267      38,085    (17,785)     8,064
                                                   ----------  ----------  ----------  ----------  ---------  ---------
Capital shares outstanding at end of period           527,928     516,698     500,815     492,548     64,328     82,113
                                                   ----------  ----------  ----------  ----------  ---------  ---------
                                                   ----------  ----------  ----------  ----------  ---------  ---------


-----
FS-53       See accompanying notes to financial statements.

  For the period ended June 30,
--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS                               COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

For a Share Outstanding Throughout the Period

                              Net                                                               Net                        Ratio
                             Asset                    Dividends         Net                   Assets         Ratio         of Net
                             Value         Net         from Net     Asset Value                 End       of Expenses      Income
----------------           Beginning    Investment    Investment        End        Total     of Period    to Average     to Average
CASH RESERVE               of Period      Income        Income       of Period     Return      (000)      Net Assets     Net Assets
----------------           ---------    ----------    ----------    -----------    ------    ---------    -----------    ----------
  SERIES A
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         5.15%   $ 510,341        0.48%         5.04%
  1994                        1.00          0.03         (0.03)         1.00         3.00      505,273        0.47          2.95
  1993                        1.00          0.03         (0.03)         1.00         2.99      460,832        0.46          2.97
  1992                        1.00          0.05         (0.05)         1.00         4.83      568,672        0.38          4.68
  1991                        1.00          0.07         (0.07)         1.00         7.28      473,187        0.37          6.94
  1990                        1.00          0.08         (0.08)         1.00         8.65      316,290        0.34          8.28
  1989                        1.00          0.09         (0.09)         1.00         8.87      186,151        0.37          8.62
  1988                        1.00          0.07         (0.07)         1.00         6.70       82,399        0.55          6.54
  1987                        1.00          0.06         (0.06)         1.00         5.85       35,054        0.54          5.60
  1986(1)                     1.00          0.06         (0.06)         1.00         3.36+      56,416        0.59          6.93
  SERIES B
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         4.89%   $  17,583        0.73%         4.86%
  1994                        1.00          0.03         (0.03)         1.00         2.74%+     11,451        0.72          2.70
  1993*                       1.00          0.01         (0.01)         1.00         1.23+      15,330        0.76          2.52

--------------------
TREASURY RESERVE
--------------------
  SERIES A
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         4.98%   $ 479,206        0.48%         4.91%
  1994                        1.00          0.03         (0.03)         1.00         2.91      484,974        0.48          2.87
  1993                        1.00          0.03         (0.03)         1.00         2.96      446,788        0.46          2.89
  1992                        1.00          0.05         (0.05)         1.00         4.73      444,388        0.38          4.58
  1991                        1.00          0.07         (0.07)         1.00         7.11      427,439        0.37          6.80
  1990                        1.00          0.08         (0.08)         1.00         8.38      270,524        0.37          8.03
  1989(2)                     1.00          0.06         (0.06)         1.00         4.66+     220,479        0.20          9.26
  SERIES B
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         4.72%   $  21,612        0.73%         4.81%
  1994                        1.00          0.03         (0.03)         1.00         2.65        7,573        0.73          2.62
  1993*                       1.00          0.01         (0.01)         1.00         1.21+       7,672        0.75          2.46

--------------------
TAX-FREE RESERVE
--------------------
  SERIES A
  1995                       $1.00        $ 0.03        $(0.03)        $1.00         3.12%   $  62,756        0.48%         3.09%
  1994                        1.00          0.02         (0.02)         1.00         2.03       79,384        0.49          2.00
  1993                        1.00          0.02         (0.02)         1.00         2.23       72,255        0.51          2.20
  1992                        1.00          0.03         (0.03)         1.00         3.56       80,147        0.37          3.39
  1991(3)                     1.00          0.01         (0.01)         1.00         1.07+      42,573        0.06          4.20
  SERIES B
  1995                       $1.00        $ 0.03        $(0.03)        $1.00         2.86%   $   1,524        0.73%         2.80%
  1994                        1.00          0.02         (0.02)         1.00         1.78        2,708        0.74          1.75
  1993*                       1.00          0.01         (0.01)         1.00         0.85+       1,795        0.76          1.71

                             Ratio        Ratio of
                          of Expenses    Net Income
                          to Average     to Average
                          Net Assets     Net Assets
----------------          (Excluding     (Excluding
CASH RESERVE               Waivers)       Waivers)
----------------          -----------    ----------
  SERIES A
  1995                        0.85%         4.67%
  1994                        0.85          2.57
  1993                        0.85          2.58
  1992                        0.82          4.24
  1991                        0.82          6.49
  1990                        0.80          7.82
  1989                        0.90          8.05
  1988                        1.14          5.96
  1987                        1.01          5.13
  1986(1)                     1.21          6.31
  SERIES B
  1995                        1.10%         4.49%
  1994                        1.10          2.32
  1993*                       1.15          2.13
--------------------
TREASURY RESERVE
--------------------
  SERIES A
  1995                        0.85%         4.54%
  1994                        0.86          2.49
  1993                        0.85          2.50
  1992                        0.82          4.14
  1991                        0.82          6.35
  1990                        0.84          7.56
  1989(2)                     0.84          8.62
  SERIES B
  1995                        1.10%         4.44%
  1994                        1.11          2.24
  1993*                       1.14          2.07
--------------------
TAX-FREE RESERVE
--------------------
  SERIES A
  1995                        0.85%         2.72%
  1994                        0.87          1.62
  1993                        0.89          1.82
  1992                        0.88          2.88
  1991(3)                     0.81          3.45
  SERIES B
  1995                        1.10%         2.43%
  1994                        1.12          1.37
  1993*                       1.14          1.33

+   Returns are for the period indicated and have not been annualized.
* Series B has been offered since January 4, 1993. Ratios for this period have been annualized.
(1) Cash Reserve commenced operations on August 16, 1985. Ratios for this period have been annualized.
(2) Treasury Reserve commenced operations on November 21, 1988. Ratios for this period have been annualized.
(3) Tax-Free Reserve commenced operations on April 16, 1991. Ratios for this period have been annualized.
    See accompanying notes to financial statements.                     --------
                                                                         FS-54

  June 30, 1995
--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
1.   ORGANIZATION

     The CoreFund Growth Equity Fund, Value Equity Fund, Equity Index Fund, International Growth Fund, Balanced Fund (the Equity Funds), Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund (the Fixed Income Funds), Cash Reserve, Treasury Reserve, and Tax-Free Reserve (the Money Market Funds) are portfolios offered by CoreFunds, Inc. (The Company), an open-end investment company registered under the Investment Company Act of 1940, as amended. The Company is presently authorized to offer 17 separate portfolios (the Portfolios):

EQUITY PORTFOLIOS:                 MONEY MARKET PORTFOLIOS:
Growth Equity Fund                 Cash Reserve
Value Equity Fund                  Treasury Reserve
Equity Index Fund                  Tax-Free Reserve
International Growth Fund          Fiduciary Reserve
Balanced Fund                      Fiduciary Treasury Reserve
                                   Fiduciary Tax-Free Reserve

FIXED INCOME PORTFOLIOS:
Government Income Fund
Intermediate Bond Fund
Intermediate Municipal Bond Fund
Global Bond Fund
Pennsylvania Municipal Bond Fund
New Jersey Municipal Bond Fund

     The financial statements of the Equity Funds are included on pages 25 to 48, the financial statements of the Fixed Income Funds are included on pages 49 to 64 and the financial statements of the Money Market Funds are included on pages 65 to 75. The financial statements of the Fiduciary Reserve, Fiduciary Treasury Reserve and Fiduciary Tax-Free Reserve are not presented herein. The assets of each Portfolio are segregated, and a Shareholder's interest is limited to the Portfolio in which shares are held.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies followed by the Portfolios.

     Security Valuation--Investment securities of the Equity and Fixed Income Funds which are listed on a securities exchange for which market quotations are available are valued by an independent pricing service at the last quoted sales price for such securities on each business day. If there is no such reported sale, these securities and unlisted securities for which market quotations are readily available are valued at the most recent quoted bid price.

     Investment securities of the Money Market Funds are stated at amortized cost which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

     The books and records of the International Growth Fund and Global Bond Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

     (I) market value of investment securities, assets and liabilities at the current rate of exchange; and

     (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

-----
FS-55

--------------------------------------------------------------------------------
                                                                        COREFUND
--------------------------------------------------------------------------------

     The International Growth Fund does not isolate that portion of gains and losses in investments in equity securities which is due to changes in the foreign exchange rates from that which is due to changes in market prices of equity securities.

     The International Growth Fund and Global Bond Fund report certain foreign currency related transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

     Forward Foreign Currency Contracts--The International Growth Fund and Global Bond Fund enter into foreign currency contracts as hedges against either specific transactions or portfolio positions. The aggregate principal amounts of the contracts are not recorded as the funds intend to settle the contracts prior to delivery. All commitments are 'marked-to-market' daily at the applicable foreign exchange rate and any resulting unrealized gains or losses are recorded currently. The funds realize gains or losses at the time forward contracts are extinguished.

     Security Transactions and Investment Income--Security transactions are accounted for on the trade date of the security purchase or sale. Cost used in determining net realized capital gains and losses on the sale of securities are those of the specific securities sold, adjusted for the accretion and amortization of purchase discounts or premiums during the respective holding period which is calculated using the effective interest method. Interest income is recorded on the accrual basis. Dividend income is recorded on ex-date.

     Repurchase Agreements--Securities pledged as collateral for Repurchase Agreements are held by each Portfolio's custodian bank until maturity of the Repurchase Agreements. Provisions of the Agreements and procedures adopted by the Adviser ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters into insolvency proceedings, realization of collateral by the Portfolio may be delayed or limited.

     Expenses--Expenses that are directly related to one of the Portfolios are charged directly to that Portfolio. Other operating expenses of the Company are prorated to the Portfolios on the basis of relative net asset value. Series specific expenses, such as the 12b-1 fees, are borne by that series. Income, other expenses and accumulated realized and unrealized gains and losses of a Portfolio are allocated to the respective series on the basis of the relative net asset value each day.

     Distribution to Shareholders--The Growth Equity, Value Equity, Equity Index, Balanced, and Global Bond Funds declare and pay dividends on a quarterly basis. The International Growth Fund declares and pays dividends on a semi-annual basis. Such dividends are reinvested in additional shares unless otherwise requested. The Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Cash Reserve, Treasury Reserve and Tax-Free Reserve distributions from net investment income are declared on a daily basis and are payable on the first business day of the following month. Any net realized capital gains on sales of securities for a Portfolio are distributed to its shareholders at least annually.

     Federal Income Taxes--It is each Portfolio's intention to continue to qualify as a regulated investment company and distribute all of its taxable income. Accordingly, no provision for Federal income tax was made. For Federal income tax purposes required distributions related to realized gains from security transactions are computed as of October 31st. Dividends distributed exceed net realized gains from the Intermediate Bond Fund for financial reporting purposes primarily due to the timing of distributions for tax purposes.

     Other--All organizational costs incurred with the start-up of the Balanced Fund, Government Income Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund and New Jersey Municipal Bond Fund are being amortized on a straight-line basis over a period of sixty months. If any or all of the shares representing initial capital of each fund are redeemed by any holder thereof prior to the end of the amortization period, the proceeds will be reduced by the unamortized organization cost balance in the same proportion as the number of shares redeemed bears to the initial shares outstanding immediately preceding the redemption.

                                                                      --------

--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------
3.   INVESTMENT ADVISORY AND CUSTODIAL SERVICES

     Pursuant to investment advisory agreements dated June 23, 1987 (Treasury Reserve and Cash Reserve), December 5, 1989 (International Growth and Value Equity), March 25, 1991 (Equity Index, Growth Equity, Balanced, Government Income Bond Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund and Tax-Free Reserve), and May 15, 1994 (Pennsylvania Municipal Bond Fund and New Jersey Municipal Bond Fund), investment advisory services are provided to the Funds by CoreStates Investment Advisers, Inc. (CoreStates Advisers), a wholly-owned subsidiary of CoreStates Bank, N.A. (CoreStates Bank), itself a wholly-owned subsidiary of CoreStates Financial Management Corporation. CoreStates Advisers is entitled to receive an annual fee of 0.75% on the average net assets of the Growth Equity and Value Equity Funds, 0.40% on the average net assets of the Equity Index Fund, 0.80% on the average net assets of the International Growth Fund, 0.70% on the average net assets of the Balanced Fund, 0.60% on the average net assets of the Global Bond Fund and 0.50% on the average net assets of the Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund and each of the Money Market Funds. Such fee is computed daily and paid monthly. During the year ended June 30, 1995, CoreStates Advisers voluntarily waived a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio.

     CoreStates Bank serves as Custodian to the Company. No fees are being paid to CoreStates Bank for such Services. Sub-Advisory services are provided to the CoreStates Advisers for Value Equity Fund by Cashman, Farrell and Associates and for the International Growth Fund by Martin Currie, Inc. (The 'Sub-Advisers') pursuant to a sub-advisory agreements dated December 5, 1989. Sub-Advisory services are provided for the Global Bond Fund by Alpha Global Fixed Income Managers, Inc. pursuant to a sub-advisory agreement dated December 15, 1993. Under the terms of such agreements, the Sub-Advisers are entitled to receive a fee from CoreStates Advisers. Such a fee is computed daily and paid monthly. CoreStates Advisers is responsible for the supervision of, and payment of fees to, the Sub-Adviser in connection with their services.

4.   ADMINISTRATIVE, TRANSFER AGENT AND DISTRIBUTION SERVICES

     Pursuant to an Administration agreement dated October 30, 1992, as amended June 1, 1995, SEI Financial Management Company (SEI) acts as the Portfolio's Administrator. Under the terms of such agreement, SEI is entitled to receive an annual fee of 0.25% on the average net assets of the Portfolios. Such fee is computed daily and paid monthly. SEI voluntarily waives a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio.

     Pursuant to a Transfer Agency agreement dated March 4, 1993, SEI acts as Transfer Agent to the Portfolios. As such, SEI provides transfer agency, dividend disbursing and shareholder servicing for the Portfolios.

     On November 2, 1992, SEI Financial Services Company (SFS), a wholly owned subsidiary of SEI, became the Portfolios' exclusive Distributor pursuant to a distribution agreement dated October 30, 1992.

     The Company has adopted a Distribution Plan (the Plan) for those Portfolios offering Series B shares. The Plan provides for the payment by the Company to the Distributor of up to 0.25% of the daily net assets of each Series B Portfolio to which the Plan is applicable. The Distributor is authorized to use this fee as compensation for its distribution related services and as payment to certain securities broker/dealers and financial institutions which enter into shareholder servicing agreements or broker agreements with the Distributor. The Portfolios paid approximately $468,000 to affiliated brokers for commissions earned on the sales of the Funds.

     Certain officers of the Company are also officers of the Administrator. Such officers are paid no fees by the Portfolio.

     The Portfolios have paid legal fees to a law firm in which the Secretary of the Company is partner.


-----
FS-57

--------------------------------------------------------------------------------
                                                                        COREFUND
--------------------------------------------------------------------------------
5.   INVESTMENT TRANSACTIONS

     During the year ended June 30, 1995, purchases of securities and proceeds from sales of securities, other than temporary investments in short-term securities, were as follows:
--------------------------------------------------------------------------------

                                                  -------------------------------    -------------------------------
                                                             PURCHASES                            SALES
                                                  -------------------------------    -------------------------------
                                                     U.S.                               U.S.
PORTFOLIO INVESTMENT TRANSACTIONS (000)           GOVERNMENT    OTHER      TOTAL     GOVERNMENT    OTHER      TOTAL
                                                  ----------    ------    -------    ----------    ------    -------
Growth Equity Fund                                       --     91,968     91,968           --     70,432     70,432
Value Equity Fund                                        --     36,870     36,870           --     34,961     34,961
Equity Index                                             --     46,813     46,813           --     22,923     22,923
International Growth Fund                                --     71,752     71,752           --     64,683     64,683
Balanced                                              3,428     30,989     34,417        1,313     20,651     21,964
Government Income                                    30,917      9,577     40,494       31,916      6,833     38,749
Intermediate Bond Fund                              163,832     35,731    199,563      159,485     39,691    199,176
Intermediate Municipal Fund                              --        153        153           --      1,149      1,149
Global Bond                                          10,061     21,798     31,859       10,329     24,490     34,819
Pennsylvania Municipal Bond Fund                         --      2,289      2,289           --        369        369
New Jersey Municipal Bond Fund                           --        722        722           --        504        504

--------------------------------------------------------------------------------

     At June 30, 1995, the Growth Equity Fund, Balanced Fund, Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Cash Reserve and Tax-Free Reserve had capital loss carryforwards for federal tax purposes of approximately $1,520,000, $3,000, $240,000, $1,509,000,
$38,000, $1,203,000, $23,000 and $48,000, respectively, resulting from security sales. For tax purposes, the losses in the Funds can be carried forward for a maximum of eight years to offset any net realized capital gains. The carryforward for the Growth Equity Fund expires in 2002. The carryforward for the Balanced Fund, Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Cash Reserve and Tax-Free Reserve Funds expires in 2003. On June 30, 1995, the total cost of securities and the net realized gains or losses on securities sold for Federal income tax purposes was not materially different from amounts reported for financial purposes. The aggregate gross unrealized gain or loss on securities at June 30, 1995 for each portfolio within CoreFunds is as follows:
--------------------------------------------------------------------------------

                                                                         ------------       ------------       -------
                                                                          AGGREGATE          AGGREGATE
                                                                            GROSS              GROSS
AGGREGATE GROSS UNREALIZED GAIN/(LOSS) (000)                             APPRECIATION       DEPRECIATION         NET
                                                                         ------------       ------------       -------
Growth Equity Fund                                                           14,994              (390)          14,604
Value Equity Fund                                                             4,943              (265)           4,678
Equity Index                                                                 22,147            (2,254)          19,893
International Growth Fund                                                    10,263            (5,158)           5,105
Balanced                                                                      5,877              (641)           5,236
Government Income                                                               154              (124)              30
Intermediate Bond Fund                                                          825              (264)             561
Intermediate Municipal Fund                                                       1               (18)             (17)
Global Bond                                                                     986              (131)             855
Pennsylvania Municipal Bond Fund                                                 63                (3)              60
New Jersey Municipal Bond Fund                                                   31                (1)              30

--------------------------------------------------------------------------------

                                                                      --------
                                                                         FS-58

--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------
6.   FORWARD FOREIGN CURRENCY CONTRACTS

     The International Growth Fund and Global Bond Fund enter into forward foreign currency contracts as hedges against portfolio positions. Such contracts, which protect the value of a Fund's investment securities against a decline in the value of currency, do not eliminate fluctuations in the underlying prices of the securities. They simply establish an exchange rate at a future date. Also, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase.


     The following forward foreign currency contracts were outstanding at June 30, 1995:
--------------------------------------------------------------------------------

                                   -----------------   -----------   --------------
                                                                       UNREALIZED
                                     CONTRACTS TO      IN EXCHANGE    APPRECIATION
          MATURITY DATE             DELIVER/RECEIVE        FOR       (DEPRECIATION)
  -----------------------------    -----------------   -----------   --------------
  INTERNATIONAL GROWTH FUND:
  FOREIGN CURRENCY SALES:
  07/21/95                           JY  818,686,161   $10,323,000     $  631,947
                                                       -----------   --------------
                                                       -----------   --------------

  GLOBAL BOND FUND:
  FOREIGN CURRENCY SALES:
  07/13/95-08/22/95                  DM    6,425,143   $4,566,510      $  (88,345)
  07/13/95-08/22/95                  FF   21,182,350    4,328,430         (33,745)
  08/16/95-08/22/95                  DK   13,270,000    2,445,662         (10,970)
  08/16/95-08/22/95                  UK    1,363,000    2,180,429          19,556
  08/22/95                           NG    1,926,000    1,247,409             557
  08/30/95                           AD    1,800,000    1,284,930          10,299
                                                       -----------   --------------
                                                       $16,053,370     $ (102,648)
                                                       -----------   --------------
                                                       -----------   --------------

--------------------------------------------------------------------------------

CURRENCY LEGEND

AD    Australian Dollars
DK    Danish Kroner
DM    German Marks
FF    French Francs
JY    Japanese Yen
NG    Netherlands Guilders
UK    British Pounds Sterling

7.   CONCENTRATION OF CREDIT RISK

     The Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, and Tax-Free Reserve invest in debt instruments of municipal issuers. Although these Funds maintain a diversified portfolio, the issuers' ability to meet their obligations may be affected by economic developments in a specific state or region.

-----
 FS-59

--------------------------------------------------------------------------------
                                                                        COREFUND
--------------------------------------------------------------------------------
     The Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, and Tax-Free Reserve invest in securities which include revenue bonds, tax exempt commercial paper, tax and revenue anticipation notes, and general obligation bonds. At June 30, 1995, the percentage of portfolio investments by each revenue source was as follows:
--------------------------------------------------------------------------------

                                                               ------------    ------------    ----------    --------
                                                               INTERMEDIATE    PENNSYLVANIA    NEW JERSEY
                                                                MUNICIPAL       MUNICIPAL      MUNICIPAL     TAX-FREE
                                                                BOND FUND       BOND FUND      BOND FUND     RESERVE
                                                               ------------    ------------    ----------    --------
REVENUE BONDS
    Education Bonds                                                  19              16              7            7
    Health Care Bonds                                                --               8              7            9
    Transportation Bonds                                             23               8              3            4
    Utility Bonds                                                    11              16             14            7
    Housing Bonds                                                    --              12             --            2
    Pollution Control Bonds                                          --              --             --           11
    Industrial Bonds                                                 --               6             --           13
    Other                                                             4               5             11            2
GENERAL OBLIGATIONS                                                  43              29             58            6
TAX EXEMPT COMMERCIAL PAPER                                          --              --             --           39
                                                                    ---             ---            ---          ---
                                                                    100%            100%           100%         100%

--------------------------------------------------------------------------------
     The rating of long-term debt as a percentage of total value of investments at June 30, 1995 is as follows:
--------------------------------------------------------------------------------

                                 ------------    ------------    ----------    ------    ------------    ------------
                                                                                         PENNSYLVANIA     NEW JERSEY
                                 INTERMEDIATE    INTERMEDIATE    GOVERNMENT    GLOBAL    INTERMEDIATE    INTERMEDIATE
                                     BOND         MUNICIPAL        INCOME       BOND      MUNICIPAL       MUNICIPAL
                                     FUND            FUND           FUND        FUND         FUND            FUND
                                 ------------    ------------    ----------    ------    ------------    ------------
STANDARD & POORS RATINGS:
AAA                                    71              64             97          70           77              39
AA+                                    --              10             --           2           --              15
AA                                     --              15             --           8            4              23
AA-                                     4               7             --          --            9              12
A+                                      5               4             --          --            6              --
A                                       5              --             --          --            4              --
NR                                     15              --              3          20           --              11
                                      ---             ---            ---       ------         ---             ---
                                      100%            100%           100%        100%         100%            100%

--------------------------------------------------------------------------------
     Many municipalities insure their obligations with insurance underwritten by insurance companies which undertake to pay a holder, when due, the interest and principal amount on an obligation if the issuer defaults on its obligation. Although bond insurance reduces the risk of loss due to default by the issuer, there is no assurance that the insurance company will meet its obligations. Also, some of the securities have credit enhancements (letters of credit or guarantees issued by third party domestic or foreign banks or other institutions). At June 30, 1995, 54.7% of the investments held by the Intermediate Municipal Bond Fund were insured, of which FGIC insured 22.1%, Municipal Bond Insurance Association insured 10.6% and American Municipal Bond insured 11.7%. At June 30, 1995, 71.7% of the investments held by the Pennsylvania Municipal Bond Fund were insured, of which FGIC insured 34.0%, American Municipal Bond insured 8.1% and Municipal Bond Insurance Association insured 17.4%. At June 30, 1995, 13.5% of the investments held by the New Jersey Municipal Bond Fund were insured, of

                                                                      --------
                                                                        FS-60

--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS (concluded)                             COREFUND
--------------------------------------------------------------------------------

which FGIC insured 11.3%. At June 30, 1995, 93.9% of the investments held by the Tax-Free Reserve Fund had credit enhancements, of which Swiss Bank held 13.5%, Bank of Nova Scotia insured 6.7%, Morgan Guaranty insured 10.2%, National Rural Utility Cooperative Financial Corp. insured 8.4%, Barclay's Bank insured 6.7%, Sanwa Bank insured 5.8% and National West PLC insured 10.2%.

8.   ACQUISITION OF CAPSTONE CASHMAN FARRELL VALUE FUND

     On November 26, 1993 CoreFund Value Equity acquired all net assets of Capstone Cashman Farrell Value Fund (Capstone) pursuant to a plan of reorganization approved by Capstone shareholders on November 2, 1993. The acquisition was accompanied by a tax-free exchange of 330,695 shares of Capstone for 300,247 shares of Value Equity Fund Series B outstanding on November 29, 1993. Capstone's net assets at the date were combined with those of CoreFund Value Equity. The aggregate net assets of CoreFund Value Equity and Capstone before the acquisition were $18,685,000 and $3,978,000 respectively.

-----
 FS-61